Exhibit 10.1

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “* * *” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

SECOND AMENDED AND RESTATED MANAGEMENT AGREEMENT

SLS LAS VEGAS

By and Between

STOCKBRIDGE/SBE HOLDINGS, LLC

and

SBEHG LAS VEGAS I, LLC

Dated as of June 16, 2014

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS AND EXHIBITS		1

1.1	Definitions.	1
1.2	Exhibits and Schedules.	1

ARTICLE 2 GRANT OF AUTHORITY		2

2.1	Grant of Authority.	2
2.2	Limitations on Grant of Authority.	5
2.3	Other Operations of Operator.	7
2.4	Term.	8

ARTICLE 3 FEES AND EXPENSES		9

3.1	Base Fee.	9
3.2	Incentive Fee.	9
3.3	Centralized Services Charges.	9
3.4	Intentionally Omitted.	9
3.5	Reimbursable Expenses.	9
3.6	Interest.	10
3.7	Payment of Fees and Expenses.	10
3.8	Application of Payments.	10

ARTICLE 4 CENTRALIZED SERVICES AND PROGRAMS		10

4.1	Centralized Services.	10
4.2	Event Sales Commission.	11
4.3	Gift Cards, Discounts and Complimentaries.	12

ARTICLE 5 OPERATION OF THE BUSINESS		13

5.1	Operating Plan.	13
5.2	Maintenance and Repair; Capital Improvements.	16
5.3	Personnel.	17
5.4	Bank Accounts.	19
5.5	Funds for Operation of the Business.	21
5.6	Purchasing.	22
5.7	Use of Affiliates by Operator.	23
5.8	Limitation on Operator’s Obligations.	23
5.9	No Third-Party Operated Areas.	23
5.10	Compliance with Applicable Laws.	23

ARTICLE 6 RENOVATION OF THE BUSINESS		24

6.1	Renovation.	24
6.2	Physical Brand Standards.	24
6.3	Pre-Opening Services.	24

ARTICLE 7 PROPRIETARY RIGHTS		25

7.1	Use of Hotel Name and Brand and F&B Brands.	25
7.2	Trademark Licenses.	25

i

7.3	New or Modified Trademarks.	26
7.4	Acknowledgement of Operator’s Rights.	26
7.5	Infringement.	27
7.6	Guest Data.	28
7.7	Acknowledgment of Owner Proprietary Rights.	28
7.8	Acknowledgment of Operator Proprietary Rights.	29
7.9	Improvement to System.	29

ARTICLE 8 CONFIDENTIALITY		29

8.1	Disclosure by Owner.	29
8.2	Disclosure by Operator.	30
8.3	Public Statements.	30

ARTICLE 9 MARKETING		31

9.1	Marketing.	31
9.2	Content.	32

ARTICLE 10 BOOKS AND RECORDS		32

10.1	Maintenance of Books and Records.	32
10.2	Financial Reports.	32
10.3	Certified Financial Reports.	33

ARTICLE 11 TRANSFER		33

ARTICLE 12 INSURANCE AND INDEMNIFICATION		33

12.1	Insurance.	33
12.2	Waiver of Liability.	34
12.3	Indemnification.	34

ARTICLE 13 MORTGAGES		35

13.1	Mortgages.	35
13.2	Mortgagee’s Right of Access.	36

ARTICLE 14 BUSINESS INTERRUPTION		36

ARTICLE 15 CASUALTY OR CONDEMNATION		36

15.1	Casualty.	36
15.2	Condemnation.	36

ARTICLE 16 DEFAULTS AND TERMINATIONS		37

16.1	Event of Default.	37
16.2	Remedies for Event of Default.	38
16.3	Notice of Termination.	38
16.4	Special Termination Right of Operator.	38
16.5	Special Termination Right of Owner – Performance Test.	38
16.6	Special Termination Right of Owner and Operator – Transfer.	39
16.7	Actions To Be Taken on Termination.	41
16.8	Notice of Termination to Employees.	44

ARTICLE 17 DISPUTES		44

17.1	Prevailing Party’s Expenses.	44
17.2	Jurisdiction and Venue.	45
17.3	WAIVERS.	45
17.4	Survival and Severance.	46

ARTICLE 18 REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS		46

18.1	Operator’s Representations and Warranties.	46
18.2	Owner’s Representations and Warranties.	46
18.3	ACKNOWLEDGEMENTS.	47

ARTICLE 19 GENERAL PROVISIONS		48

19.1	Governing Law.	48
19.2	Construction of this Agreement.	48
19.3	Limitation on Operator’s Liabilities.	50
19.4	Waivers.	51
19.5	Notices.	51
19.6	Owner’s Representative.	52
19.7	Further Assurances.	52
19.8	Relationship of the Parties.	52
19.9	Force Majeure.	52
19.10	Terms of Other Management Agreements.	53
19.11	Execution of Agreement.	53
19.12	Foreign Corrupt Practices Act.	53
19.13	Governmental Approvals; Compliance with Governmental Authorities.	54

ARTICLE 20 ADDITIONAL PROVISIONS		54

20.1	Compliance with Applicable Laws.	54
20.2	Termination of Business Personnel.	54
20.3	Role of Principal.	55
20.4	Guest Claims.	55
20.5	Security and Documentation of Incidents.	55
20.6	Regulatory and Owner Policies and Procedures.	56
20.7	Privileged Licenses.	56
20.8	Conduct.	57
20.9	Operating Controls.	58

EXHIBITS

EXHIBIT A	DEFINITIONS

EXHIBIT B	SLS BRAND NON-MANAGED LICENSE AGREEMENT

EXHIBIT C	F&B BRAND LICENSE

EXHIBIT D	OPERATOR’S PROJECTED GOP AND OPERATOR’S PROJECTED NET OPERATING INCOME

EXHIBIT E	CERTIFICATION OF OPENING DATE

EXHIBIT F	LETTER DATED OCTOBER 15, 2009 FROM THE DEPARTMENT OF BUSINESS LICENSE, CLARK COUNTY

EXHIBIT G	MEMORANDUM DATED FEBRUARY 7, 2006 FROM THE NEVADA STATE GAMING CONTROL BOARD

EXHIBIT H	MEMORANDUM DATED APRIL 9, 2009 FROM THE NEVADA STATE GAMING CONTROL BOARD

EXHIBIT I	NOTICE DATED MARCH 21, 2013 FROM THE NEVADA STATE GAMING CONTROL BOARD

SCHEDULE 1	THIRD PERSON CONCEPT DISTRIBUTIONS

SECOND AMENDED AND RESTATED MANAGEMENT AGREEMENT

SLS LAS VEGAS

This Second Amended and Restated Management Agreement (this “Agreement”) is entered into as of June 16, 2014 (the “Effective Date”), by and between STOCKBRIDGE/SBE HOLDINGS, LLC, a Delaware limited liability company (“Owner”), and SBEHG LAS VEGAS I, LLC, a Nevada limited liability company (“Operator”). Owner and Operator are sometimes referred to collectively in this Agreement as the “Parties” and individually as a “Party.”

RECITALS

A. Owner is the owner of that certain real property located at 2535 Las Vegas Boulevard South, Las Vegas, Nevada 89109 (the “Premises”), on which is located a hotel, food and beverage facilities, retail facilities and a casino.

B. Operator is an Affiliate (as defined below) of SBEEG Holdings, LLC, which is knowledgeable in operating hotels and food and beverage and retail facilities.

C. Owner and Operator entered into that certain Hotel Management Agreement, dated as of August 1, 2007 (the “Original Agreement”), pursuant to which Owner engaged Operator to operate all aspects of the Business (as defined below).

D. Owner and Operator amended and restated the Original Agreement pursuant to that certain Amended and Restated Management Agreement SLS Las Vegas, dated April 1, 2011 (the “First Amended Agreement”).

E. Owner and Operator amended the First Amended Agreement pursuant to that certain First Amendment to Amended and Restated Management Agreement, dated April 21, 2014 (the “First Amendment to First Amended Agreement”).

E. Owner and Operator now desire to amend and restate the First Amended Agreement, as amended by the First Amendment to First Amended Agreement, to modify its terms as more particularly set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the recitals, promises and covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Parties, the Parties agree:

ARTICLE 1

DEFINITIONS AND EXHIBITS

1.1 Definitions. All capitalized terms used herein without definition shall have the meanings assigned to them in Exhibit A.

1.2 Exhibits and Schedules. The exhibits and schedules attached hereto are by this reference incorporated herein.

ARTICLE 2

GRANT OF AUTHORITY

2.1 Grant of Authority.

2.1.1 Engagement of Operator. Subject to the terms of this Agreement, Owner hereby engages Operator, and Operator hereby accepts such engagement, to Operate all aspects of the Business for and on behalf of Owner and as the exclusive operator of the Business during the Operating Term.

2.1.2 General Grant of Authority.

(a) Commencing with the Effective Date and continuing until the Renovation Start Date, subject to the terms of this Agreement, Owner hereby grants to Operator the exclusive right, authority, discretion and duty to, and instructs Operator to, and Operator shall, take all such actions for and on behalf of Owner that Operator reasonably deems necessary or advisable to Operate the Business (i) at a level of service and quality generally considered to be equal to that of the level of service and quality of the Business immediately prior to the Effective Date and (ii) applying reasonable administrative, accounting, cash management, budgeting, operational, sales, advertising, legal, personnel and purchasing policies and practices in accordance with the terms of this Agreement; provided, however, if Owner elects to close the Business at the Premises prior to the Renovation Start Date, Operator shall take all such actions for and behalf of Owner that Operator reasonably deems necessary or advisable in connection with winding up the Business and preparing the same for renovation, except that Operator shall not remove or dispose of any property of the Business without Owner’s approval (in its sole discretion).

(b) Commencing with the Renovation Start Date and continuing until the Renovation End Date, subject to the terms of this Agreement, Owner hereby grants to Operator the exclusive right, authority, discretion and duty to, and instructs Operator to, and Operator shall, take all such actions for and on behalf of Owner that Operator reasonably deems necessary or advisable in connection with the Pre-Opening Services.

(c) Commencing with the Renovation End Date and continuing for the duration of the Operating Term, subject to the terms of this Agreement, Owner hereby grants to Operator the exclusive right, authority, discretion and duty to, and instructs Operator to, and Operator shall, take all such actions for and on behalf of Owner that Operator reasonably deems necessary or advisable to Operate the Business (i) at a level of service and quality generally considered to be first class and, with respect to the Hotel only, in compliance with the SLS Brand License Agreement and substantially equivalent to the Competitive Set, and with respect to the F&B Facilities and the Retail Facilities, substantially equivalent (as a whole and not with respect to isolated events or instances) to the Operator’s other Operator Facilities of the same concept or brand (subject to local law and/or regulations, local conditions or special circumstances (including the physical peculiarities of the Premises) that may warrant a deviation from such standards), and (ii) applying reasonable administrative, accounting, cash management, budgeting, operational, sales, advertising, legal, personnel and purchasing policies and practices in accordance with the terms of this Agreement except to the extent that Operator is prevented or restricted from doing so by reason of: (a) the occurrence of a Force Majeure Event; (b) the fact that Owner fails or is delayed in obtaining and maintaining any and all requisite permits, licenses or entitlements necessary for the operation and management of the Hotel pursuant to the terms of this Agreement (e.g., including the right to operate as a hotel); or (c) any Owner Event of Default (including, but not limited to, Owner’s failure to provide sufficient and timely funding of the Working Capital Reserve and other funding as required under the terms of this Agreement).

2.1.3 Specific Actions Authorized by Owner. Without limiting the generality of Section 2.1.2, and subject only to the limitations set forth in Section 2.2, Section 5.10, and the Operating Plan, Owner’s general grant of authority under Section 2.1.2 shall specifically include the exclusive right, authority, discretion and duty of Operator to take any of the following actions:

(a) establish rates for the usage of all Guest Rooms and other Business facilities, including all: (i) Guest Room rates for individuals and groups at the Hotel; (ii) charges for room service provided by the Hotel and food and beverage sales and service provided by the F&B Facilities or the Retail Facilities; (iii) charges for recreational and other guest amenities at the Business; (iv) policies with respect to discounted and complimentary room, food and beverage and other service at the Business, subject to Section 4.3; (iv) price and rate schedules at the Business; and (v) rents, fees and charges for all leases, concessions or other rights to use or occupy any public space in the Business;

(b) supervise, direct and control the collection of income of any nature from the Operation of the Business and issue receipts with respect to, and use reasonable efforts to collect, all charges, rent and other amounts due from guests, lessees and concessionaires of the Business, and use those funds, as well as funds from other sources as may be available to the Business, in accordance with this Agreement;

(c) use reasonable efforts to collect and account for and remit (either directly or indirectly) to Governmental Authorities all applicable excise, sales, occupancy and use taxes and all other taxes, assessments, duties, levies and charges imposed by any Governmental Authority and collectible by the Business directly from guests or customers (including those based on the sales price of any goods, services or displays, gross receipts or admission, such as Live Entertainment Tax);

(d) after the Renovation, supervise and purchase or lease, or arrange for the purchase or lease of, all FF&E and Supplies that Operator deems necessary or advisable for the Operation of the Business;

(e) negotiate, enter into, administer, and terminate, in the name of Owner, all service contracts and licenses Operator deems necessary or advisable for the Operation of the Business, including contracts and licenses for: (i) health and life safety systems; (ii) maintenance of all electrical, mechanical, plumbing, HVAC, elevator, boiler and all other building systems; (iii) electricity, gas, telecommunications (including television and internet service); (iv) cleaning, laundry and dry cleaning; (v) use of copyrighted materials (including music and videos); (vi) third Person names and/or concepts of the F&B Facilities, including the Third Person Concept Distributions; and (vii) entertainment; provided, however, that (for the sake of clarity) each such contract or license shall remain subject to Owner’s reservations under Section 5.10;

(f) negotiate, enter into and administer, in the name of Owner, contracts for the use of Guest Rooms, banquet and meeting facilities and other Business facilities by individuals and groups;

(g) negotiate and administer, in the name of Owner, leases, licenses and concession agreements or other agreements for the right to use or occupy any public space at the Business, including any store, office or lobby space;

(h) institute in its own name, or in the name of Owner or the Business, as appropriate, all legal actions or proceedings to: (i) collect charges, rent, or other income derived from the Business operations; (ii) oust or dispossess guests, tenants or other Persons in possession therefrom; or (iii) terminate any lease, license or concession agreement involving the Business for the default thereunder by the tenant, licensee or concessionaire;

(i) at the direction and expense of Owner (i.e., out of funds from the Operating Account but not as an Operating Expense), take actions to challenge, protest, appeal and/or litigate to final decision in any appropriate court or forum any Applicable Laws affecting the Business or any alleged non-compliance with, or violation of, any Applicable Law; provided, however, that (i) the non-compliance with, or violation of, Applicable Law during such challenge, protest, appeal or litigation does not result in the closing of the Business or any portion or facility of the Business and does not impose any risk of criminal or civil liability on Operator or Owner, and (ii) Owner complies with, or remedies such violation of, Applicable Law to the extent necessary to prevent any such closure or risk of liability;

(j) appoint counsel, defend and control any and all legal actions or proceedings that relate to (i) legal actions or proceedings involving more than one of the Operator Facilities or (ii) policies, procedures or business practices of Operator or its Affiliates, but excluding legal actions or proceedings pertaining to property related claims not involving the Operation of the Business (such as zoning disputes, structural defects and title disputes); provided, however, that in determining what portion, if any, of the cost of any legal actions or proceedings described in clause (i) or (ii) above is to be allocated to the Business, due consideration shall be given to the potential impact of such legal action or proceeding on the Business as compared with the potential impact on Operator or its Affiliates or on other Operator Facilities;

(k) cooperate in all reasonable respects with Owner and any prospective purchaser, lessee, Mortgagee or other lender in connection with any proposed sale, lease or financing of or relating to the Business; provided, however, that Operator shall not be required to release any Confidential Information to any Person;

(l) take such actions within Operator’s reasonable control as Operator deems necessary or advisable to comply with all Applicable Laws (provided, however, that Operator shall not be a guarantor of the Business’s compliance with such Applicable Laws) and the terms of all insurance policies;

(m) (m) comply with the terms the Franchise Agreement, and cause the franchisor or licensor under the Franchise Agreement to enter into a letter, in form and substance reasonably acceptable to Owner, confirming the rights of Owner under the Franchise Agreement;

(n) at the direction and expense of Owner (i.e., out of funds from the Operating Account but not as an Operating Expense), take actions within Operator’s reasonable control to discharge any lien, encumbrance or charge against the Business or any component of the Business;

(o) take such actions as Operator deems necessary or advisable to perform all duties and obligations required to be performed by Operator under this Agreement;

(p) take such actions as are customary and usual in the Operation of a hotel or food and beverage and retail facilities in accordance with the Operating Standard; and

(q) cooperate in all respects with Owner and/or the operator of the Casino to prepare, maintain and provide, as applicable, any and all reports and information necessary to comply with Applicable Laws (including without limitation Gaming Laws and laws relating to the collection, reporting, and remittance of taxes).

2.2 Limitations on Grant of Authority.

2.2.1 Owner Approval. Notwithstanding the grant of authority given to Operator in Section 2.1, and without limiting any of the other circumstances under which Owner’s approval is specifically required under this Agreement, Owner’s approval, in its sole discretion (which shall not be unreasonably delayed), shall be required for:

(a) the prosecution or defense of any Claim arising out of the Operation of the Business that involves an amount in excess of $* * * (increased on January 1 of each Operating Year by the percentage increase in the Index since January 1 of the prior Operating Year) not covered by insurance or as to which the insurance company denies coverage or “reserves rights” as to coverage, except with respect to Operator’s rights of defense provided for in Section 2.1.2(j);

(b) the execution of any lease for the right to use or occupy any space at the Business;

(c) the execution of any contract for the Operation of the Business having a term in excess of one year unless such contract can be terminated by Owner, or Operator on behalf of Owner, without penalty and upon notice of 120 days or less, other than contracts for third Person names and/or concepts of the F&B Facilities, including the Third Person Concept Distributions, approved under the Operating Plan;

(d) the execution of the Franchise Agreement, as well as any other franchise, license or other agreement for or relating to reservations, technical services or other services for the Hotel, including any amendment, renewal or termination of such an agreement;

(e) the execution of any contract for the Operation of the Business with an Affiliate of Operator;

(f) the execution of any equipment lease or other contract for goods or services for the Operation of the Business that requires aggregate annual payments in excess of $* * * (increased on January 1 of each Operating Year by the percentage increase in the Index since January 1 of the prior Operating Year);

(g) the borrowing of any money or execution of any credit obligation in the name and on behalf of Owner, except in connection with trade payables for goods and services incurred in the ordinary course of business in the Operation of the Business in accordance with this Agreement;

(h) the establishment of any timeshare, interval, ownership, vacation ownership or similar program in connection with the Operation of the Business; and

(i) after the Renovation, any material change to the concept or operation of any nightclub on the Premises.

Owner acknowledges and agrees that any of the foregoing shall be deemed approved if set out in sufficient detail under the Operating Plan.

2.2.2 Operation of Casino or Gambling Facilities. Notwithstanding anything to the contrary in this Agreement, Operator shall not operate, administer or otherwise supervise any casino, legal gaming or gambling operations on the Premises that are subject to any Gaming Laws pursuant to this Agreement; provided, however, that the foregoing shall in no way prevent Operator from employing (and performing functions relating to the employment of) Business Personnel assigned to staff the Casino pursuant to one or more agreements between Operator, Owner, and the operator of the Casino (such agreements, collectively, the “Employee Lease Agreement”). Operator expressly acknowledges that operator of the Casino has been authorized to conduct such gambling operations pursuant to that certain Casino License Agreement, dated as of even date herewith (the “Casino License Agreement”), by and between SB Gaming, LLC (as the operator of the Casino) and Owner, and Operator agrees to cooperate with the operator of the Casino and not to interfere with the operator of the Casino’s conduct of the gambling operations. Owner may replace the Casino License Agreement or the operator of the Casino pursuant to the terms of any such agreement and without consent of Operator. Upon receiving notice of such successor operator of the Casino, Operator agrees to cooperate with such successor operator of the Casino and not to interfere with the successor operator of the Casino’s conduct of the gambling operations.

2.2.3 Affiliate Agreements. In performing its obligations under this Agreement, Operator from time to time may use the services of one or more of its Affiliates (an “Affiliate Agreement”), provided, however, Operator shall fully disclose such affiliation to or interest in such transaction to Owner and Operator shall obtain the prior written approval of Owner for any Affiliate Agreement involving payment of more than Ten Thousand Dollars ($10,000) per year other than Affiliate Agreements relating to Centralized Services entered into pursuant to, and subject to, the terms of Section 4.1 hereof.

2.3 Other Operations of Operator.

2.3.1 Operation of Other Operator Facilities. Owner acknowledges that in certain respects all hotels, food and beverage and retail facilities compete on a national, regional and local basis with other hotels, food and beverage and retail facilities and that conflicts may from time to time arise between the Business and other hotels, food and beverage and retail facilities and other facilities that are owned, operated, franchised or licensed by Operator or its Affiliates. Accordingly, Owner consents to the ownership, operation, franchise or license by Operator or its Affiliates of all hotels, food and beverage and retail facilities and other facilities of any type, whenever existing and wherever located; provided, however, that Operator acknowledges that, for so long as Stockbridge/SBE Holdings, LLC is the “Owner” hereunder, Operator and its Affiliates are subject to the restrictions applicable to SBE Las Vegas Holdings I, LLC and its Affiliates pursuant to Intermediateco’s LLC Agreement with respect to Operating or Controlling a business or other operation within Clark County, Nevada.

2.3.2 Promotional Rights.

(a) Notwithstanding anything to the contrary in this Agreement, Operator shall have the right from time to time, at Operator’s expense, to market and/or promote the current and, subject to Owner’s approval (which shall not be unreasonably withheld, conditioned or delayed), future business of Operator or any of its Affiliates (each, an “Operator Partner”) at the Business (the “Promotional Program”); provided that the Promotional Program is of a type and scope that is consistent with prevailing practices of Operator and its Affiliates as of the Effective Date and the Operating Standard, and that Hyde Bellagio and Double Barrel Roadhouse may not be included in the Promotional Program, except to the extent Hyde Bellagio or Double Barrel Roadhouse is included on a group or general basis, such as (for purposes of illustration but not limitation) on Operator or its Affiliates’ websites or as part of Operator or its Affiliates’ “preferred” programs; provided, however, that in no event shall Operator promote Hyde Bellagio or Double Barrel Roadhouse on the Business’s website. If Operator or an Operator Partner is permitted under the terms of Intermediateco’s LLC Agreement to enter into other businesses in Clark County, Nevada that are not a part of the Business, Owner’s approval of inclusion of such businesses in the Promotional Program shall be at its sole discretion. The current businesses of Operator and the Operator Partners to be included in the Promotional Program as of the Effective Date are as follows: (i) SLS Hotel South Beach; (ii) SLS Hotel at Beverly Hills; (iii) Katsuya (Brentwood, Downtown Los Angeles, Glendale, South Beach, and Hollywood, California); (iv) The Abbey, Food and Bar (West Hollywood, California);

(v) Greystone Manor (Los Angeles, California); (vi) Hyde Lounge (Hollywood, Downtown Los Angeles (at Staples Center), Miami (at American Airlines Arena), and South Beach) (vii) Cleo (Hollywood, California); (viii) The Redbury Hotel (Hollywood, California and Miami Beach, Florida); (ix) The Raleigh Hotel (Miami Beach, Florida); (x) Bazaar (Beverly Hills and South Beach); (xi) Sayer’s Club; (xii) Gladstone’s; (xiii) The Colony; (xiv) Emerson Theatre; (xv) Library; (xvi) Ciel Spa; and (xvii) Create. Operator shall have the right to use space, facilities, utilities, equipment, printed materials or personnel at the Business for the Promotional Program as reasonably required for the Promotional Program. If any Promotional Program requires more than a de minimis use of space, facilities, utilities, equipment, printed materials or personnel, then the Parties shall negotiate in good faith to agree on an arm’s length compensation to Owner for such use (the “Promotional Charges”). For example, Owner acknowledges and agrees that the Promotional Program will include identification of “SBE” and Operator Partners in: (x) signage, menus and other printed materials at the Business; (y) print, broadcast and internet media relating to the Business; and (z) the website of the Business.

(b) In furtherance of Operator’s rights under Section 2.3.2(a), Owner shall not market, promote and/or sell, or enter into any agreement or other arrangement to market, promote and/or sell, any products or services at the Business that, in Operator’s reasonable judgment, would be inconsistent with the Operating Standard; provided however that notwithstanding the foregoing, Owner shall have the right from time to time, at Owner’s expense, to market and/or promote at the Business in a type and scope that is consistent with the Operating Standard (i) the current and future gaming and hotel businesses of Owner or any of its Affiliates and (ii) current and future residential projects of Owner which are consistent with the Operating Standard. If Owner has entered into any agreement or other legally binding arrangement to provide any such prohibited marketing or promotion prior to the time that Operator has provided Owner with notice of the Promotional Program, then Operator shall have the right to require Owner to terminate such agreement or other arrangement at the earliest time at which it can be terminated without cost or penalty. Operator also shall have the right to require such termination at a time that would result in a cost or penalty; provided, however, that if such pre-existing agreement or arrangement is for a term of (i) no longer than one year and was previously approved in writing by Operator, then Operator shall reimburse Owner for any costs or penalties (if any) to the Person providing such products or services as a result of such termination, or (ii) longer than one year and was not previously approved in writing by Operator, then Owner shall be responsible for all costs or penalties required to be paid to the Person providing such products or services as a result of such termination.

(c) Except as otherwise expressly set forth in this Agreement, Owner acknowledges that (i) Owner shall have no right to any revenues or other amounts derived from, or otherwise participate in, the Promotional Program, except for the Promotional Charges if applicable, and (ii) Owner shall not acquire any other right, title or interest in the Promotional Program, the brands and business based thereon, or the goodwill associated therewith.

2.4 Term. This Agreement shall commence as of the Effective Date and shall continue until the tenth (10th) anniversary of the Opening Date or until terminated (a) by mutual written consent of the Parties or (b) in accordance with the terms of this Agreement.

ARTICLE 3

FEES AND EXPENSES

3.1 Base Fee. For the services to be provided by Operator under this Agreement, Owner shall pay to Operator a base fee (the “Base Fee”) monthly in arrears based on 2% of the Total Net Revenues derived from the immediately preceding month. The Base Fee shall be set forth in the Operating Reports required under Section 10.2. Within 30 days of Owner’s receipt of the Operating Reports, Operator shall cause to be prepared and delivered to Owner a reconciliation statement showing the calculation and payment of the Base Fee for such Operating Year to date, and appropriate adjustments shall be made for any overpayment or underpayment of the Base Fee during such Operating Year. The Party owing money as a result of such adjustment shall pay such amount to the other Party within 15 days after such reconciliation statement has been delivered by Operator to Owner.

3.2 Incentive Fee. Operator shall have the ability to earn, annually in arrears, an incentive fee (the “Incentive Fee”) as set forth in this Section 3.2. If the GOP for the * * * ending * * * is greater than or equal to the * * *, then Owner shall pay to Operator an Incentive Fee in an amount equal to * * *% of the * * *. If the GOP for the * * * ending * * * is greater than or equal to the * * *, then Owner shall pay to Operator an Incentive Fee in an amount equal to * * *% of the * * *. If the GOP for any * * * ending after * * * is greater than or equal to the * * * for * * *, then Owner shall pay to Operator an Incentive Fee equal to * * * percent (* * *%) of * * *. * * *. Notwithstanding anything to the contrary in this Agreement, funds required to pay any Incentive Fee shall only be permitted to be withdrawn from the Operating Account and not the Reserve Fund (except in the case of a termination of the Agreement, in which case any accrued but unpaid Incentive Fees may be paid out of any of the Bank Accounts in accordance with Section 16.7.2) and shall not be includable in a Funds Request, and Owner’s failure to pay the Incentive Fee due to a lack of sufficient funds shall not be an Event of Default nor be a reason for the Operator to be relieved from its obligations to operate the Business in compliance with the Operating Standards and in accordance with this Agreement. The Incentive Fee shall be set forth in the Certified Financial Statements for any Operating Year. Operator shall cause to be prepared and delivered to Owner a reconciliation statement showing the calculation and payment of the Incentive Fee for such Operating Year.

3.3 Centralized Services Charges. Owner shall pay any Centralized Services Charges monthly in arrears for all Centralized Services provided to the Business for the immediately preceding month pursuant to Article 4. Operator shall apply such Centralized Services Charges to the applicable Centralized Services. All Centralized Services Charges shall be set forth in the Operating Reports required under Section 10.2.

3.4 Intentionally Omitted.

3.5 Reimbursable Expenses. Owner shall reimburse Operator for all Reimbursable Expenses incurred by Operator. All Reimbursable Expenses shall be set forth in the Operating Reports required under Section 10.2.

3.6 Interest. If any fee or other amount due by (i) Owner to Operator or an Affiliate of Operator, or any designee thereof, or (ii) Operator to Owner or an Affiliate of Owner, or any designee thereof, under this Agreement is not paid within 14 days after such payment is due, then Owner shall pay, in addition to the amount due, interest equal to the lesser of (a) the daily equivalent of * * *% of such overdue amount per year or (b) the highest rate then permitted by Applicable Law, for each day the amount is past due, which shall be compounded monthly, if permitted by Applicable Law.

3.7 Payment of Fees and Expenses. The Base Fee, any Incentive Fee, and any Centralized Services Charges shall be due upon delivery to Owner of the Operating Reports required under Section 10.2. The Reimbursable Expenses and all other amounts payable by Owner under this Agreement shall be due, at Operator’s option, upon delivery to Owner of the Operating Reports required under Section 10.2 or 10 days after notice to Owner. All payments by Owner under this Agreement and all related agreements between the Parties or their respective Affiliates shall be made pursuant to independent covenants, and Owner shall not offset any claim for damages or money due from Operator or any of its Affiliates to Owner. All fees and other amounts due to Operator or its Affiliates under this Agreement shall be paid to Operator in U.S. Dollars, in immediately available funds, at the location(s) specified by Operator from time to time. Operator may pay such fees and other amounts owed to Operator or its Affiliates directly from the Operating Account, and if sufficient funds are not then available in the Operating Account, Operator shall have the right to pay such amounts from the Reserve Fund, in which case Owner shall replenish the Reserve Fund in the amount of such withdrawal by Operator within 30 days of notice to Owner. In addition, Operator may require that any such payments be effected through electronic debit/credit transfer of funds programs specified by Operator from time to time, and Owner agrees to execute such documents (including independent transfer authorizations), pay such fees and costs and do such things as Operator deems necessary to effect such transfers of funds.

3.8 Application of Payments. All payments by Owner, or Operator on behalf of Owner, pursuant to this Agreement and all related agreements shall be applied as designated by Operator.

ARTICLE 4

CENTRALIZED SERVICES AND PROGRAMS

4.1 Centralized Services. Operator may provide, or cause its Affiliates to provide, the Hotel with certain centralized services including, without limitation, * * * (collectively, the “Centralized Services”). Operator’s out-of-pocket costs and expenses actually incurred in rendering such Centralized Services are not included within the Base Fee and Incentive Fee to be paid hereunder and shall be reimbursed to Operator by Owner by payment to Operator of a fee equal to * * * percent (* * *%) of * * * (the “Centralized Services Charges”). Owner acknowledges that the Centralized Services to be provided hereunder, may be provided by Operator, an Affiliate of Operator, or by a third party so long as the same service is not being provided to the Hotel by exclusively dedicated staff at the Hotel in Las Vegas, Nevada. Centralized Services provided by Operator or an Affiliate of Operator shall be of a quality comparable to or better than services that could be obtained from comparable third party hotel operators in arm’s length transactions for similar services. Owner shall pay all Centralized

Services Charges for, and comply with all terms of, all Centralized Services. The Centralized Services and the Centralized Services Charges shall be included in the Operating Plan and in the Operating Reports on a quarterly basis. Centralized Services Charges may include: * * *. For the avoidance of doubt, those items categorized as Centralized Services shall be “Centralized Services” hereunder when provided in connection with the ongoing operation of the Business after the Renovation End Date. The Centralized Services Charges payable for Centralized Services after the Renovation End Date shall be paid by Owner as an Operating Expense of the Business monthly in arrears for all Centralized Services provided to the Business for the immediately preceding month and pursuant to and in accordance with the approved Operating Plan. For purposes of this Section 4.1, “profit” shall mean a markup of the costs incurred in providing such Centralized Services, but shall specifically not include the cost of capital, research, acquisition and development expenses or allocations of corporate overhead that Operator reasonably determines are directly or indirectly related to the provision of such Centralized Services. The intent of Operator’s overhead allocation policy is to charge for such Centralized Services in a fair and reasonable manner designed to allow Operator to recover its costs in developing or delivering such Centralized Services, and not to provide for a profit component. In connection with the foregoing, at any particular time, there may be a reasonable surplus of funds associated with certain Centralized Services due to the normal billing cycles in respect thereof. Owner acknowledges that retention of such funds for use at a later date (including interest earned thereon) shall not constitute profit. In connection with the preparation the Certified Financial Statements delivered by Operator to Owner pursuant to Section 10.3 hereof, Owner shall have the right to direct the independent certified public accounts who are opining on the Certified Financial Statements to audit the Centralized Services and Centralized Services Charges to verify (a) that there is no mark-up, fee or profit included in the Centralized Services Charges and (b) that all Centralized Services are allocated to the Business on a basis that is no less favorable than the allocation of Centralized Services to other hotels operated by Operator. Operator shall provide information reasonably requested by such accountants and shall deliver to Owner a detailed schedule of the Centralized Services, the Centralized Services Charges, and their allocations such as will enable Owner to confirm clauses (a) and (b) of the preceding sentence. In addition Operator shall provide written certification to Owner that the Centralized Services Charges are consistent with, or less than, customary market charges for similar services. The schedule and certification required hereunder shall be delivered to Owner at the same time as the Certified Financial Statements.

4.2 Event Sales Commission. Owner acknowledges that Operator and/or its Affiliates employ a team of in-house event sales representatives and promoters who endeavor to book and supervise large, private events at Operator’s and its Affiliates’ owned and managed venues and who receive a commission for any such events booked which is payable from the revenues of any such event by the venue at which any such event is held. Owner agrees that the Business will reimburse Operator or its Affiliates, as applicable, for any such commissions that Operator or its Affiliates pays to such in-house event sales representatives and promoters as a result of special events booked at the Business (“Event Sales Commissions”) so long as such Event Sales Commissions are both (i) consistent with the commissions paid to such individuals in connection with events booked at Operator’s or its Affiliates’ other owned and/or operated venues and (ii) consistent with commissions charged by unaffiliated entities providing similar services to similar businesses. Furthermore, Operator shall not rely on aforementioned event sales representatives and promoters to source business that should reasonably be booked and supervised by Business Personnel. Operator shall include its good faith estimate of the Event Sales Commissions expected to be incurred in any given Operating Year in each Operating Plan delivered to Owner pursuant to Section 5.1. All Event Sales Commissions shall be set forth in the Operating Reports required under Section 10.2.

4.3 Gift Cards, Discounts and Complimentaries.

4.3.1 Owner acknowledges that Operator and its Affiliates currently sell gift cards at the various locations that Operator and/or its Affiliates operate, and the Business will be included in this gift card program. If a gift card is sold at one location and used at another, the location that supplied the services shall receive the credit for the subject gift card, in an amount equal to the redeemed amount of the gift cards by the subject location. Operator agrees to credit or reimburse the Business for, the full value of the redeemed amount of gift cards pursuant to Operator’s gift card program on a monthly basis and account for the same in the Operating Reports. If Operator fails to credit or reimburse the Business for services supplied under Operator’s gift card program on a monthly basis in arrears and the same is not cured within 10 days after written notice from Owner, Owner shall be entitled (i) to discontinue the Business’s participation in such program upon 60 days’ notice to Operator, and (ii) to offset the redeemed amount of the gift cards against any amounts Owner owes to Operator hereunder.

4.3.2 Subject to reasonable aggregate limits to be set forth in the applicable approved Operating Plan, the Business will grant (A) certain complimentary privileges to Operator or its Affiliates or, if so requested by Owner, to the operator of the Casino with respect to rooms and amenities within the Premises, and (B) (x) with respect to Hotel Guest Rooms, preferred reservation rates as set forth in the approved Operating Plan, and (y) with respect to the F&B Facilities, discounts to specified individuals or individuals in specified relationships with Operator or its Affiliates (“Operator Program Guests”) in a range from * * *% to no more than * * *% off of the amount of the guest check, including discounts for specific individuals designated by Owner (collectively, the “Operator Preferred Program”). Subject to the same reasonable aggregate limits set forth above, if so requested by Owner, Operator shall extend the benefits of the Operator Preferred Program to the operator of the Casino or to specified patrons of the Casino. Operator shall act in good faith and use its reasonable business judgment in implementing the Operator Preferred Program for the benefit of the Business (including, without limitation, setting applicable “black-out” dates at times that the Business otherwise is likely to require its entire room inventory, based on projected periods of high occupancy as identified in the Operating Plan or as otherwise determined by Owner and Operator in connection with approval of the Operating Plan). Owner may, in its reasonable discretion require Operator to reduce the scope of the Operator Preferred Program or otherwise take steps to address any perceived abuses in the operation of the Operator Preferred Program at the Hotel. The amount of all discounts given under the Operator Preferred Program shall be set forth in the Operating Reports required under Section 10.2, and Owner shall be entitled to any further information with respect to the implementation, financial terms, and/or use of the Operator Preferred Program at the Hotel as it may request from time to time. Operator reserves the right to modify or discontinue the Operator Preferred Program at any time in its sole discretion but not the reasonable aggregate limits set forth in the Operating Plan with respect thereto.

ARTICLE 5

OPERATION OF THE BUSINESS

5.1 Operating Plan.

5.1.1 Proposed Operating Plan. The proposed Operating Plan for the first Operating Year after the Renovation End Date shall be prepared by Operator and delivered to Owner for its review and approval at least 60 days prior to the Anticipated Renovation End Date. Thereafter, on or before November 1 of each Operating Year after the Renovation End Date, Operator shall prepare and deliver to Owner, for its review and approval, a proposed Operating Plan for the next Operating Year, prepared in accordance with Operator’s standard planning and budgeting requirements, which shall include monthly and annualized projections of the following items:

(a) estimated results of operations (including estimated Gross Operating Revenues, Promotional Allowances, Operating Expenses and Gross Operating Profit), together with the following supporting data: (i) estimates of total labor costs, including both fixed and variable labor; (ii) estimates of the average daily rate and occupancy; (iii) estimates of the Base Fee, the Incentive Fee, any Centralized Services Charges, any Event Sales Commissions, the Reimbursable Expenses and other amounts payable by Owner to Operator and its Affiliates under this Agreement; (iv) estimates of fees, costs and reimbursements to be paid under the Franchise Agreement; (v) estimates of costs and reimbursements to be paid under any other franchise, license or other agreement for or relating to reservations, technical services or other services for the Hotel; (vi) fixed charges; and (vii) estimates of costs and reimbursements to be paid under the Casino License Agreement and the Employee Lease Agreement;

(b) a description of proposed Capital Improvements to be made during such Operating Year in accordance with Section 5.2.2 and itemized estimated capital expenditures related thereto, including capitalized lease expenses and a contingency line item (the “Capital Budget”);

(c) a statement of cash flow, including a schedule of any anticipated requirements for funding by Owner;

(d) a marketing plan for the activities to be undertaken by Operator pursuant to Article 9, which plan shall include a description of the Business’s target markets, the Business’s relative position in those markets, the proposed room rate structures for each market segment, the current and future sales plan for the Business, the advertising and public relations plan for the Business and the proposed staffing for the sales and marketing activities of the Business; and

(e) other information reasonably requested by Owner.

In connection with the Renovation, no later than the day that is 60 days prior to the Anticipated Renovation End Date, Operator shall prepare and deliver to Owner a “pre-opening” portion of an Operating Plan for the Operating Year prior to the Renovation End Date, which is intended to supplement any applicable existing Operating Plan with Pre-Opening Services applicable during the final stages of the Renovation. Further in connection with the Renovation, on or before the day that is 60 days prior to the Anticipated Renovation End Date, Operator shall prepare and deliver to Owner an Operating Plan for the first Operating Year after the Renovation End Date, which is intended to replace any applicable existing Operating Plan.

5.1.2 Approval of Operating Plan. Owner shall review the proposed Operating Plan and shall provide Operator with any objections thereto, if any, in writing, within * * * days after receipt thereof and shall be deemed to have objected to that portion of any proposed Operating Plan not approved in writing within such time period. In the event Owner expressly objects to any portion of the Operating Plan or fails to respond to Operator’s request for approval of the Operating Plan and the same is deemed to have been rejected, the Parties shall meet within * * * days after such deemed rejection or the date of Operator’s receipt of Owner’s objections and the Parties shall discuss such objections. Operator shall then submit written revisions to the proposed Operating Plan after such discussion. The Parties shall use good faith efforts to reach an agreement on the Operating Plan prior to January 1 of the applicable Operating Year. The proposed Operating Plan, as modified to reflect revisions either agreed to by the Parties or determined by resolution pursuant to Section 5.1.3, shall become the Operating Plan for the applicable Operating Year. Owner shall act reasonably and exercise prudent business judgment in approving or objecting to all or any portion of the Operating Plan, it being understood that Owner may consider Operator’s Projected GOP and Operator’s Projected Net Operating Income in such judgment. In furtherance of the foregoing, Owner shall not have the right to object to the following in any proposed Operating Plan: * * *.

5.1.3 Resolution of Disputes for Operating Plan. If the Parties, despite their good faith efforts, are unable to reach final agreement on the Operating Plan for an Operating Year by January 1 of such Operating Year, those portions of such Operating Plan that are not in dispute shall become effective on January 1 of such Operating Year. Pending the resolution of those portions in the Operation Plan in dispute, the prior year’s Operating Plan shall govern the items in dispute, except that the budgeted expenses provided for such item(s) in the prior year’s Operating Plan (or, if earlier, the last Operating Plan in which the budgeted expenses for such disputed item(s) were approved) shall be increased by the percentage increase in the Index from January 1 of the prior Operating Year (or, if applicable, each additional Operating Year between the prior Operating Year and the Operating Year in which there became effective the last Operating Plan in which the budgeted expenses for such disputed item(s) were approved). Upon the resolution of any such dispute, such resolution shall control as to such item(s).

5.1.4 Operation in Accordance with Operating Plan. Operator shall use commercially reasonable efforts to operate the Business in general accordance with the Operating Plan for the applicable Operating Year. Nevertheless, the Parties acknowledge that preparation of the Operating Plans is inherently inexact and that Operator shall be permitted to vary from any Operating Plan to the extent Operator reasonably determines that such variance is required for compliance with the Operating Standard; provided, however, that (a) Operator shall not incur costs or expenses or make expenditures that would cause the (i) expenditures for any line item to exceed the budgeted amount of such line item by more than the lesser of * * * or (ii) total expenditures for the Operation of the Business to exceed the aggregate amount of expenditures provided in the Operating Plan by more than * * *, in each case without Owner’s prior approval, and (b) Operator shall not exceed the Capital Budget for any Capital Improvements by any amount without Owner’s prior approval. Any approval required from Owner under this Section 5.1.4 shall not be unreasonably withheld, conditioned or delayed.

5.1.5 Exceptions to Operating Plan. Notwithstanding the foregoing in Section 5.1.4, Owner acknowledges and agrees as follows:

(a) the amount of certain expenses provided for in the Operating Plan for any Operating Year will vary based on the occupancy and use of the Business and, accordingly, to the extent that occupancy and use of the Business for any Operating Year exceeds the occupancy and use projected in the Operating Plan for such Operating Year, such Operating Plan shall be deemed to include corresponding increases in such variable expenses;

(b) the amount of certain expenses provided for in the Operating Plan for any Operating Year to the extent not within the ability of Operator to control, including real estate and personal property taxes, utilities, insurance premiums, license and permit fees and certain charges provided for in contracts and leases entered into pursuant to this Agreement, and, accordingly, Operator shall have the right to pay all such uncontrollable expenses without reference to the amounts provided for with respect thereto in the Operating Plan for such Operating Year;

(c) if any expenditures are required on an emergency basis to avoid potential injury to persons or damage to the Business or other property, Operator shall have the right to make such expenditures, whether or not provided for, or within the amounts provided for, in the Operating Plan for the Operating Year in question, as may reasonably be required to avoid or mitigate such injury or damage, and such expenditures shall be treated as Operating Expenses or Capital Expenditures, as otherwise determined in accordance with this Agreement; provided, however, that Operator initially may make such expenditures out of the Reserve Fund, in which case Operator shall notify Owner as promptly as reasonably possible of the making of any such withdrawal from the Reserve Fund, and Owner shall replenish the Reserve Fund in the amount of such withdrawal within 30 days after such notice from Operator to Owner; and

(d) if any expenditures are required to comply with, or cure or prevent any violation of, any Applicable Law (subject to Owner’s right to direct Operator to contest such non-compliance with, or violation of, any Applicable Law pursuant to Section 2.1.3(i)), Operator shall have the right to make such expenditures, whether or not provided for or within the amounts provided for in the Operating Plan for the Operating Year in question, as may be necessary to comply with, or cure or prevent the violation of, such Applicable Law, and such expenditures shall be treated as Operating Expenses or Capital Expenditures, as otherwise determined in accordance with this Agreement; provided, however, that Operator may initially make such expenditure out of the Reserve Fund, in which case Operator shall notify Owner as promptly as reasonably possible of the making of any such withdrawal from the Reserve Fund, and Owner shall replenish the Reserve Fund in the amount of such withdrawal within 30 days after such notice from Operator to Owner.

5.1.6 Modification to Operating Plan. Operator shall have the right from time to time during each Operating Year to propose modifications to the Operating Plan then in effect based on actual operations during the elapsed portion of the applicable Operating Year and Operator’s judgment as to what will transpire during the remainder of such Operating Year. Any such modifications shall be subject to Owner’s approval, which shall not be unreasonably delayed, and shall be deemed denied if a written approval is not received by Operator within 10 days after Operator submits such request to Owner. In the event Operator’s proposed modifications are deemed denied, Operator shall have the right to resubmit an alternative modification to Owner for Owner’s consideration and approval.

5.2 Maintenance and Repair; Capital Improvements.

5.2.1 Required Maintenance and Repair and Capital Improvements. Operator, at Owner’s expense, shall perform or cause to be performed all ordinary maintenance and repair to (a) keep the Business in good working order and condition and in compliance with the Operating Standard and the Physical Brand Standards, subject to the limitations set forth in Sections 5.2.2 and 6.2 below, and (b) comply with, and cure or prevent the violation of, any Applicable Laws, as well as otherwise provided in the applicable Operating Plan or approved by Owner.

5.2.2 Capital Improvements. Operator, at Owner’s expense, shall cause to be performed all Capital Improvements as provided in the applicable Operating Plan or proposed by Operator and approved by Owner, unless Owner notifies Operator that Owner will perform or supervise such work (in which case Owner shall perform or supervise such work and ensure that the performance of such work is undertaken in a manner reasonably calculated to avoid or minimize interference with the Operation of the Business or inconvenience to Business guests or customers); provided, however, in emergency situations or in those instances in which Operator in good faith erroneously determines that an item is a repair or replacement, which Owner, the Hotel accountants or a governmental agency subsequently classifies as a Capital Improvement, Operator shall be deemed to have made such Capital Improvement with the consent of Owner; and provided, further, that, in such emergency situations or such instances, Owner and Operator shall, in good faith and at Owner’s direction, determine how to most effectively reduce the scope of the then-current Capital Budget such that overall spending on Capital Improvements remains within the amount approved as part of the then-current Operating Plan, to the extent reasonably possible while ensuring that the Hotel may at all times be operated in accordance with the Operating Standard and the terms of this Agreement. Emergency situations shall include, without limitation, any set of circumstances, requiring immediate action in Operator’s good faith judgment to prevent, address, remedy or mitigate personal injury, damage to the property of third parties, damage to the Hotel, loss or diminution of any licenses or right to operate the Hotel and related facilities for intended purposes, civil or criminal sanctions, or liability of either Operator or Owner that may arise out of or in connection with any of the foregoing. Notwithstanding anything to the contrary set forth in this Agreement, in the event of any change in the Physical Brand Standards (“Brand Standard Change”), requiring Capital Improvements and/or replacement of FF&E to comply with the then applicable Physical Brand Standards, Owner and Operator shall address the Brand Standard Change at the time of any repair or replacement of the item that is the subject of the Brand Standard Change so long as the costs required to effect such Brand Standard Change are not greater than the cost of ordinary repair or replacement of a like item. For purposes of illustration, if the white sheets are being replaced in the ordinary course of business and the Brand Standard Change calls for pink sheets, Owner shall be required to comply with the pink sheets requirement so long as the same would not cost more than replacement of white sheets that previously met the Physical Brand Standards.

5.2.3 Reserve Fund Contributions. In order to facilitate the funding of Capital Improvements, Operator shall set aside on a monthly basis an amount equal to the Reserve Fund Contribution by transferring funds from the Operating Account to the Reserve Fund. All interest earned in the Reserve Fund shall be added to the Reserve Fund, but shall not be credited against amounts required to be deposited in the Reserve Fund. At the end of each Operating Year, all amounts not expended from the Reserve Fund shall be carried forward to the next Operating Year, but shall not be credited against the amount of the Reserve Fund Contribution owing for any subsequent period. Owner acknowledges that setting aside the required amount of funds in the Reserve Fund does not guaranty that the Reserve Fund will supply sufficient funds to meet Owner’s obligations under this Agreement and that Owner shall remain responsible for providing any additional funds required to perform its obligations under this Section 5.2.

5.2.4 Use of Reserve Fund. Except as otherwise expressly set forth in this Agreement, the Reserve Fund shall be used solely for the purpose of funding Capital Improvements included in the Operating Plan or otherwise proposed by Operator and approved by Owner.

5.2.5 Remediation of Design or Construction Defect. If the design or construction of the Business is defective and the defective condition presents a risk of injury to persons or damage to the Business or other property or results in non-compliance with the Operating Standard or Applicable Law, then Owner shall cause to be performed all work necessary to remedy such design or construction defect in the Business as expeditiously as possible. Owner acknowledges that such work shall be performed at Owner’s expense, that Owner may not use funds in the Operating Account or the Reserve Fund in remedying such defects and that any amounts expended by Owner in effecting the remedy of such defect shall not be deducted in determining Net Operating Revenues or Gross Operating Profit.

5.3 Personnel.

5.3.1 All Business Personnel shall be employees of Operator or an Affiliate of Operator. The hiring and compensation of the Business’s general manager and department heads (collectively, the “Executive Staff”) shall be subject to Owner’s approval and the approval of the operator of the Casino (which approvals shall not be unreasonably withheld, conditioned or delayed), provided, however, that such approval of the operator of the Casino shall apply solely with respect to Executive Staff who are (A) assigned to manage Business Personnel who staff the Casino or (B) Key Personnel. Subject to the limitations of the Operating Plan and this Agreement, Operator or its payroll Affiliate shall have the exclusive right to supervise through the Executive Staff the hiring, promotion, discharge and work of all Business Personnel; provided that one or more Affiliates of Operator (such Affiliate(s), “F&B Employer”) may, at Operator’s election, be the legal employer of those operating and service employees performing services at the F&B Outlets as determined by Operator (collectively, the “F&B Personnel”); provided that to the extent any Business Personnel are Key Personnel, Operator shall require such Key Personnel to cooperate fully with the operator of the Casino and subject themselves to due diligence reviews and background checks pursuant to the Compliance Plan or Gaming Laws as a condition of employment; and provided, further, that if Owner or the operator of the Casino (but in the case of the operator of the Casino, solely with respect to Business Personnel who are (i) are assigned to staff the Casino or (ii) are Key Personnel) reasonably objects to an individual being hired at the Premises, then Operator shall not hire such individual; and provided, further, that, notwithstanding anything to the contrary in this Agreement, in regards to Business Personnel (including, for the sake of clarity, applicable Executive Staff), if Owner or the operator of the Casino (but in the case of the operator of the Casino, solely for any Business Personnel who are assigned to staff the Casino pursuant to the Employee Lease Agreement) deems it likely, as determined in good faith by Owner or the operator of the Casino, as the case may be, that Operator’s employment of one or more individuals may (a) preclude or delay, impede, jeopardize or impair the ability of Owner or operator of the Casino to obtain or retain any gaming or other privileged licenses, (b) result in the imposition of terms and conditions on any such gaming or other privileged licenses, (c) subject Owner or operator of the Casino to any disciplinary proceedings by the Gaming Authority, and/or (d) constitute a violation of the Gaming Laws, then Owner or the operator of the Casino, as the case may be, may exercise any and all supervisory power with respect to such Business Personnel relating to their employment with Operator (which supervisory power may, for the sake of clarity, include absolute authority to hire, fire, and discipline the individual).

5.3.2 Operator or its Affiliate shall recruit, screen, appoint, hire, pay, train, supervise, instruct and direct the Business’s general manager and department heads, and they, or other Business Personnel to whom they may delegate such authority, shall recruit, screen, appoint, hire, pay, train, supervise, instruct and direct all other Business Personnel necessary or advisable for the Operation of the Business and provision of the Pre-Opening Services, and discipline, transfer, relocate, replace, terminate and dismiss any Business Personnel. All terms of employment, personnel policies and practices relating to the Business Personnel shall be established by Operator, including (a) the terms of employment, including recruiting, screening, appointment, hiring, compensation, bonuses, severance, pension plans and other employee benefits, training, supervision, instruction, direction, discipline, transfer, relocation, replacement, termination and dismissal of Business Personnel, and (b) the exercise of any rights or remedies under any Applicable Laws (including the National Labor Relations Act) relating to labor matters in relation to the Business and the Business Personnel, including union organization, recognition and withdrawal of recognition, union elections, contract negotiation on a single-employer or multi-employer basis, grievances, unfair labor practice charges, strikes and lockouts. Operator shall process the payroll and benefits for Business Personnel. All Corporate Personnel and other personnel of the Parties or any of their respective Affiliates who travel to the Business to perform technical assistance or other services for the Business shall be permitted to stay at the Business and, subject to reasonable request, use its Guest Rooms and the F&B Facilities without charge. All Corporate Personnel and other personnel of Operator or any of its Affiliates, as well as personnel of Owner and its Affiliates shall be permitted to stay at the Business for business or non-business purposes and use its Guest Rooms and the F&B Facilities at reduced rates in accordance with policies with respect to such stays in effect from time to time that are applicable to the Operator Facilities.

5.3.3 All Business Personnel, including the Executive Staff, shall be employees of Operator, F&B Employer or their respective Affiliates and shall be supervised by Operator, though compensation for such work will be considered an Operating Expense of the Business (regardless of whether Operator, F&B Employer or an Affiliate thereof is the respective legal employer); provided, however, that if Business Personnel are assigned to staff the Casino pursuant to the Employee Lease Agreement, then, although such Business Personnel shall remain employees of Operator, both their supervision and the accounting treatment of their compensation shall be governed by the Employee Lease Agreement. Operator shall have the authority to make decisions regarding the wages and benefits of Business Personnel consistent with the wages and benefits offered to employees of Operator’s other comparable local managed properties (if any), provided that the cost of such wages and benefits are within the approved Operating Plan. Operator shall not be required to advance its own funds but instead Operator may reimburse itself and/or F&B Employer or other Affiliates from the Operating Account for, the total aggregate compensation (including, without limitation, fringe benefits, payroll taxes, workers compensation, and performance bonuses) paid or payable to overtime exempt and nonexempt Business Personnel. Subject to the foregoing and provided that there are adequate funds available to the Business to cover all Business Personnel related expenses when due, Operator, F&B Employer or their respective payroll Affiliate (as applicable) shall pay all compensation to all Business Personnel. Subject to applicable labor and employment laws and collective bargaining agreements, Operator (or at Operator’s direction, F&B Employer) has the right to employ additional part-time personnel from other properties Operator is managing (or may in the future manage) to provide such services to the Hotel as deemed necessary by Operator, as long as the cost for such work is in accordance with the approved Operating Plan and this Agreement. Owner and its Affiliates may allocate certain expenses of employees and/or consultants to the Premises as they deem necessary, in their reasonable discretion, which expenses shall be an Operating Expense, provided that the cost of such expenses (i) are within the approved Operating Plan and (ii) shall not be counted as an Operating Expense for purposes of calculating Gross Operating Profit.

5.3.4 In consultation with Owner, Operator shall have the authority to negotiate with any labor union lawfully entitled to represent such Business Personnel, with respect to collective bargaining agreements or labor contracts; provided, however, that final approval of such agreements is subject to the advance approval of Owner.

5.3.5 Owner may require Operator to hire certain Business Personnel to provide additional accounting and finance support as Owner reasonably determines is necessary to comply with Applicable Law, including any reporting obligations thereunder, the cost of which shall be an Operating Expense so long as the position(s) is contemplated in the approved Operating Plan or otherwise agreed to by Owner and Operator.

5.4 Bank Accounts.

5.4.1 Administration of Bank Accounts. Operator shall establish and administer the bank accounts listed in this Section 5.4 (the “Bank Accounts”) on Owner’s behalf at a bank or banks selected by Owner. All Bank Accounts shall be established in the name of the Business and shall use the taxpayer identification number of Owner. The Bank Accounts may include:

(a) one or more accounts for the purposes of depositing all funds received in the Operation of the Business and paying all Operating Expenses and all fees and other amounts due to Operator under this Agreement (collectively, the “Operating Account”);

(b) one or more accounts into which amounts sufficient to cover all Business Personnel Costs shall be deposited from time to time by Operator (by transfer of funds from the Operating Account) or Owner (if sufficient funds are not then available in the Operating Account) (collectively, the “Payroll Account”);

(c) a separate interest-bearing account into which the Reserve Fund Contributions shall be deposited from time to time by Operator (by transfer of funds from the Operating Account) or Owner (if sufficient funds are not then available in the Operating Account) in accordance with Section 5.2.3 (the “Reserve Fund”);

(d) a separate interest-bearing account into which funds up to the amount of the Working Capital Reserve Requirement shall be deposited from time to time by Operator (by transfer of funds from the Operating Account) or Owner in accordance with Section 5.5 (the “Working Capital Reserve”); and

(e) such other accounts as Operator deems necessary or desirable.

5.4.2 Authorized Signatories. Subject to the terms of this Agreement, Operator’s and Owner’s designees shall be authorized to draw funds from the Bank Accounts, it being understood that Owner’s designees may only do so upon Owner providing Operator with reasonable prior written notice of any draw by Owner’s designees. Operator shall be entitled to make deposits in all of the Bank Accounts in accordance with this Agreement and Operator’s standard accounting policies and practices. Operator shall establish reasonable controls to ensure accurate reporting of all transactions involving the Bank Accounts and, if Operator deems necessary or advisable, the Bank Accounts shall require positive pay and electronic reconciliation features to reduce possibilities of fraud.

5.4.3 Liability for Loss in Bank Accounts. Owner shall bear all losses suffered in any of the Bank Accounts, or in any investment of funds into any such Bank Account, and Operator shall have no liability or responsibility for such losses, except to the extent due to Operator’s Gross Negligence or Willful Misconduct.

5.4.4 Disbursement of Funds to Owner. Unless the Parties agree otherwise, on or about the 25th day of each calendar month, Operator shall disburse to Owner, as directed by Owner, any funds remaining in the Operating Account at the end of the immediately preceding month after: (a) payment of all Operating Expenses, including the Third Person Concept Distributions; (b) payment of all other amounts payable from the Operating Account in accordance with this Agreement; (c) deposit of the Reserve Fund Contribution due for such month in the Reserve Fund, and any deficiencies in the Reserve Fund; (d) deposit of the Working Capital Contribution due for such month in the Working Capital Reserve, and, starting in the seventh operating month after the Renovation End Date, any deficiencies in the Working Capital Reserve; and (e) retention by Operator of an amount sufficient to cover: (i) all accrued but unpaid amounts of the Base Fee, any Incentive Fee, any Centralized Services Charges, any Event Sales Commissions, and Reimbursable Expenses; (ii) all known and reasonably foreseeable Operating Expenses payable under this Agreement for the ensuing month; (iii) any other amounts necessary to maintain the Operating Standard and comply with, and cure or prevent any violation of, any Applicable Law; (iv) an amount of working capital as reasonably determined to be prudent by Operator to provide reserves for emergency expenditures or Operating Expenses payable less frequently than monthly or to cover anticipated operating shortfalls; and (v) such other amounts as may be agreed to by the Parties from time to time. Any amounts remaining in the Operating Account on the expiration or termination of this Agreement shall be disbursed to Owner; provided, however, that Operator may deduct and retain prior to such disbursement all amounts owed by Owner to Operator and its Affiliates under this Agreement.

5.5 Funds for Operation of the Business.

5.5.1 Initial Working Capital. In furtherance of Owner’s obligations under this Section 5.5, Operator shall provide to Owner at least 90 days prior to the Renovation End Date (and updated as necessary thereafter) an estimate of (a) the amount of initial working capital required for the commencement of Operations at the Business, including without limitation the working capital required to fund initial food and beverage inventories, initial minibar inventories, initial retail inventories and initial house bank balances, and (b) the Business’s working capital requirements for at least the first month of Operation and for such longer period as Operator may reasonably determine based on the Operator’s estimate of the Business’s cash flow and the time of year in which the Renovation End Date occurs ((a) and (b) above, the “Initial Working Capital”). In addition, the Working Capital Reserve shall at all times have on deposit not less than $* * * (the “Working Capital Reserve Requirement”). The Working Capital Reserve shall be funded initially as follows: For the first 12 operating months following the Renovation End Date, Operator shall set aside on a monthly basis an amount equal to the Working Capital Contribution by transferring funds from the Operating Account to the Working Capital Reserve, until such time as funds equal to the Working Capital Reserve Requirement are on deposit in the Working Capital Reserve, at which time Operator shall suspend the transferring of such funds. If, at the end of such 12-month period, the Working Capital Reserve does not have on deposit funds equal to the Working Capital Reserve Requirement, Owner shall, prior to the end of the next succeeding month, deposit in the Working Capital Reserve such funds as are needed to ensure that the Working Capital Reserve holds fund equal to the Working Capital Reserve Requirement. All interest earned on the Working Capital Reserve shall be credited to the Working Capital Reserve. If funds in the Operating Account are not sufficient for the operation and maintenance of the Hotel and compliance with the Operating Standard, Applicable Law and the implementation of the Operating Plan, Operator may apply funds in the Working Capital Reserve thereto. After the initial funding of the Working Capital Reserve hereunder, any deficiencies in the Working Capital Reserve shall be funded by deposit from the Operating Account in accordance with Section 5.4.4 or by a Fund Request pursuant to, and in accordance with, Section 5.5.2.

5.5.2 Additional Funds. In furtherance of Owner’s obligations under this Section 5.5, if Operator reasonably determines at any time during the Operating Term that (a) the available funds in the Operating Account are insufficient to allow for the uninterrupted and efficient Operation of the Business in accordance with this Agreement, (b) the available funds in the Working Capital Reserve are less than the Working Capital Reserve Requirement, or (c) the available funds in the Reserve Fund are insufficient to allow for payment of all Capital Improvements then contemplated in the Operating Plan or otherwise approved by Owner or authorized in this Agreement, Operator shall notify Owner of the existence and amount of the shortfall (a “Funds Request”), and Owner shall (i) in the case of a Funds Request arising under clause (a) of the foregoing, deposit into the Operating Account operating funds sufficient in amount (after taking into account funds in the Operating Account from operation of the Business) to constitute normal working capital for the uninterrupted and efficient operation of the Business for the next 60 days, including the payment of all Operating Expenses, (ii) in the case of a Funds Request arising under clause (b) of the foregoing, deposit in the Working Capital Reserve funds sufficient in amount (after taking into account funds in the Working Capital Reserve) to meet the Working Capital Reserve Requirement, or (iii) in the case of a Funds Request arising under clause (c) of the foregoing, deposit in the Reserve Fund an amount sufficient (after taking into account funds in the Reserve Fund) to allow for payment of all Capital Improvements then contemplated in the Operating Plan or otherwise approved by Owner or authorized in this Agreement. In all cases, Owner shall deposit the required amounts within 20 days after the delivery of the Funds Request.

5.5.3 Failure to Provide Funds. If Owner fails to deposit all or any portion of the Initial Working Capital or the amounts required pursuant to a Funds Request, such failure shall be an Event of Default by Owner without any requirement for further notice to Owner by Operator and Operator shall have no liability under this Agreement for its inability to perform as Operator under this Agreement as a result of such failure. Operator shall be relieved from its obligations to operate the Hotel in compliance with the Operating Standards and in accordance with this Agreement whenever and to the extent Operator is prevented or restricted from doing so by reason of Owner’s failure to provide sufficient funds to operate the Business in accordance with this Agreement (including without limitation by reason of Owner’s failure to comply with the Physical Brand Standards but subject to the limitations set forth in Sections 5.2.2 and 6.2). All costs and expenses of operating the Business shall be payable out of funds from the operation of the Hotel or which are otherwise provided by Owner. In no event shall Operator be obligated to pledge or use its own credit or advance any of its own funds to pay any such costs or expenses for the Hotel.

5.6 Purchasing.

5.6.1 Purchasing Programs. Operator or its Affiliates may, in its discretion, make purchasing programs available to the Operator Facilities (each, a “Purchasing Program”). Subject to the Operating Plan, Operator may elect, in its discretion, but subject to the terms of this Section 5.6, to purchase any FF&E and Supplies for the Operation of the Business from a Purchasing Program maintained by Operator or its Affiliates; provided, however, that the prices and terms of the FF&E and Supplies to be purchased under such Purchasing Program are competitive with the prices and terms of goods and services of equal quality available from other suppliers. Owner acknowledges and agrees that Operator and its Affiliates shall have the right to terminate all or any portion of any such Purchasing Program from time to time upon 60 days’ notice to Owner.

5.6.2 * * *

5.7 Use of Affiliates by Operator. In performing its obligations under this Agreement, Operator from time to time may use the services of one or more of its Affiliates, provided that any contract with an Affiliate of the Operator shall be subject to the consent of Owner in accordance with Section 2.2.1.

5.8 Limitation on Operator’s Obligations.

5.8.1 Availability of Sufficient Funds. Operator’s obligations under this Agreement are subject in all respects to the availability of sufficient funds from the Operation of the Business, or which are otherwise provided by Owner. Except as otherwise expressly provided in this Agreement, all costs and expenses of Operating the Business shall be payable out of funds from the Operation of the Business, or which are otherwise provided by Owner. In no event shall Operator be obligated to pledge or use its own credit or advance any of its own funds to pay any such costs or expenses for the Business. Accordingly, notwithstanding anything to the contrary in this Agreement, Operator shall be relieved from its obligations to operate the Business in compliance with the Operating Standard and in accordance with this Agreement whenever and to the extent that Operator is prevented or restricted from doing so by reason of (a) the occurrence of a Force Majeure Event or (b) Owner’s breach of any term of this Agreement (including Owner’s obligation to provide sufficient funds as required under this Agreement). In the event of Owner’s failure to comply with this Section 5.8 or Section 5.5.1, and Operator elects to exercise its rights and remedies pursuant to Section 16.1 hereunder, the time periods set forth in Section 16.3 shall be reduced at Operator’s option to the number of days Operator reasonably believes the available funds will permit Operator to operate the Hotel in accordance with the Operating Standard.

5.8.2 Pre-Existing Conditions and External Events. If any environmental, construction, personnel, real property-related or other problems arise at the Business during the Operating Term that (a) relate to the Operation or condition of the Business, or activities undertaken on the Premises, prior to the Operating Term or (b) are caused by or arise from sources off of the Premises or existing prior to the Effective Date, Operator’s services under this Agreement shall not extend to management of any remediation, abatement or other correction of such problems, and Owner shall retain full managerial and financial responsibility and liability for and control over the remediation, abatement and correction of such problems, and shall take such actions in a timely manner with as little disturbance or interruption of the use and enjoyment of the Business as practicable.

5.9 No Third-Party Operated Areas. The Parties acknowledge that all areas and aspects of the Business shall be operated by Operator pursuant to this Agreement unless otherwise agreed upon by the Parties. Without limiting the foregoing, Owner shall not lease the parking facilities to any third Person or otherwise limit the Business’s use of the parking facilities resulting in parking insufficient for the Operation of the Business.

5.10 Compliance with Applicable Laws. Notwithstanding anything in this Agreement to the contrary, each of Operator’s rights, authority, and obligations with respect to the operation of the Business shall at all times remain subject to Owner’s reservation of such rights, authority, and obligations as are (or may in the future be) required by Applicable Laws (including without limitation Gaming Laws). Without limiting the generality of the foregoing,

Owner may at any time access, or give any duly credentialed representative of any agency charged with enforcement of any Applicable Laws permission to access, any portion of the Premises.

ARTICLE 6

RENOVATION OF THE BUSINESS

6.1 Renovation. Owner shall be solely responsible for the design and configuration of the Premises, its facilities, building systems, the FF&E, and improvements or alterations thereto or renovations or replacements thereof. Owner shall develop, construct, complete, furnish and equip the Premises in accordance with the terms and conditions of the Development Management Agreement.

6.2 Physical Brand Standards. Operator hereby acknowledges and agrees (i) that an Affiliate of Operator is the Development Manager and, in such capacity, is acting as manager of the Renovation under the Development Management Agreement, and (ii) that a Renovation of the Business in accordance with the terms and conditions of the Development Management Agreement including the Project Program, Project Plan, Project Schedule, and Project Budget (each as defined in the Development Management Agreement) will comply with the Physical Brand Standards. If Operator determines at any time during the term hereof that the Business is no longer in compliance with the Physical Brand Standards, then Operator shall notify Owner thereof. Such notification shall be accompanied by a proposal for further renovating the Premises, its facilities, building systems, and FF&E in order to comply with the Physical Brand Standards. Owner shall determine whether to implement such further renovations in its sole and absolute discretion after consultation with the Operator. If the Hotel or the F&B Facilities are operated under newly developed brands, Operator shall consult with Owner and Development Manager to determine appropriate quality and design standards for such brands.

6.3 Pre-Opening Services. Owner acknowledges and agrees that Operator’s services under this Agreement do not include any services applicable to the Renovation other than customary “pre-opening” services, including, but not limited to, the following: (i) consultation with Owner and Development Manager regarding the selection of final fixtures, furnishings and finishes for the Business to confirm that the same comply with the Physical Brand Standards, (ii) consultation with Owner and Development Manager regarding layout, wiring recommendations and management of vendors, analysis of bids, and on-site inspection of technical systems, including, but not limited to, computer network, telephone system, in-room cable television and internet services, and property management software; provided that such services shall be limited to confirming the functionality of such systems, their integration into operations, and their conformity with the Physical Brand Standards, and (iii) purchasing on Owner’s behalf (either directly or through purchasing agents) any of the following items that have not already been procured, or that are not intended to be procured, by Owner or Development Manager: (A) initial FF&E, (B) non-consumable items used in, or held for storage for use in (or, if the context so dictates, required in connection with), the Operation of the Business, or (C) consumable items used in, or held for storage for use in (or, if the context so dictates, required in connection with), the Operation of the Business, including food and beverages, fuel, soap, shampoo, toiletries and other guest amenities, cleaning materials, printed materials, matches, napkins, stationary, and similar items (collectively, the “Pre-Opening

Services”). All Pre-Opening Services shall be detailed in the Operating Plan(s) applicable to the Renovation and shall be approved by Owner pursuant to Section 5.1.2 hereof. Operator shall use its commercially reasonable efforts to select a general manager no more than 24 months prior to the Anticipated Renovation End Date in order to oversee the Pre-Opening Services and the selection and recruiting of other Business Personnel in accordance with Section 5.3 hereof.

ARTICLE 7

PROPRIETARY RIGHTS

7.1 Use of Hotel Name and Brand and F&B Brands. Owner hereby grants to Operator the exclusive right, authority, discretion and duty, and instructs Operator to take all such actions on behalf, and for the benefit, of Owner to Operate the Business under the Hotel Name. The Parties acknowledge that the brand for the Hotel shall be the SLS Brand. The SLS Brand will be licensed to Owner (the “SLS Brand License”) pursuant to this Agreement and the SLS Brand License Agreement of even date herewith between Owner and an Affiliate of Operator (the “SLS Brand License Agreement”). The Parties acknowledge that the F&B Facilities will be operated under the F&B Brands or such other brands as Owner shall determine. The F&B Brands will be licensed to Owner pursuant to this Agreement and the F&B Brand License.

7.2 Trademark Licenses.

7.2.1 Pursuant to the SLS Brand License Agreement, Affiliate(s) of Operator shall (i) grant Owner a license to operate the Business as an SLS brand hotel called “SLS Las Vegas” (or such other name as agreed upon by Owner and Operator using words of similar import) using the Trademarks associated with the SLS Brand including all derivations of any of the foregoing (the “Hotel Licensed Trademarks”); (ii) grant Owner the right to use any Identifiers associated with the Hotel Licensed Trademarks; and (iii) grant Owner the right to use Operator Proprietary Information in the operation of the Business as Operator deems appropriate or advisable. Operator shall have the exclusive right to determine (A) the form of presentation of any Operator Proprietary Information used in the operation of the Business, including the marketing, sales, advertising and promotion of the Business, any goods or services relating to the Business and any signage for the Business; and (B) reasonable operating standards consistent with the Operating Standard for the use of the Operator Proprietary Information for the Business, subject, in each case, to the approval of Owner, in its sole discretion, where the cost of any of the foregoing would increase from amounts set forth in the approved Operating Plan on account of the form of presentation of the Operator Proprietary Information or the operating standards related thereto. Operator shall Operate the Business in compliance with the SLS Brand License and shall not take any action, or omit to take any action, in connection with the Operation of the Business that would result in a default by Owner under the SLS Brand License. Operator acknowledges and agrees that (x) in the event of a Transfer Owner may transfer its right, title and interest in the SLS Brand License and the Hotel Licensed Trademarks to the successor of the Business as part of the transfer, so long as the successor of the Business is not a Competitor, and the SLS Brand License shall include provisions allowing for such transfers, or (y) in the event Owner or its successor-in-interest exercises its rights pursuant to Section 16.6, Operator shall enter into the agreement attached hereto as Exhibit B (the “SLS Brand Non-Managed License Agreement”) with such successor of the Business as part of the Transfer, pursuant to which such successor shall pay to Licensor (as defined thereunder) a license fee in the amount of * * * and * * * percent (* * *%) of * * *.

7.2.2 Pursuant to a license agreement between Owner and Affiliate(s) of Operator attached hereto as Exhibit C (the “F&B Brand License”), Operator shall grant Owner (i) a license to operate the F&B Facilities under the F&B Brands (or such other names as agreed upon by Owner and Operator using words of similar import to the names set forth in the definition of “F&B Brands”) using the Trademarks associated with the F&B Brands including all derivations of any of the foregoing (the “F&B Licensed Trademarks”); (ii) the right to use any Identifiers associated with the F&B Licensed Trademarks; and (iii) the right to use Operator Proprietary Information in the operation of the F&B Facilities as Operator deems appropriate or advisable. Operator shall have the exclusive right to determine (A) the form of presentation of any Operator Proprietary Information used in the operation of the F&B Facilities, including the marketing, sales, advertising and promotion of the F&B Facilities, any goods or services relating to the F&B Facilities and any signage for the F&B Facilities; and (B) reasonable operating standards consistent with the Operating Standard for the use of the Operator Proprietary Information for the F&B Facilities, subject, in each case, to the approval of Owner, in its sole discretion, where the cost of any of the foregoing would increase from amounts set forth in the approved Operating Plan on account of the form of presentation of the Operator Proprietary Information or the operating standards related thereto. Operator shall Operate the F&B Facilities in compliance with the F&B Brand License and shall not take any action, or omit to take any action, in connection with the Operation of the F&B Facilities that would result in a default by Owner under the F&B Brand License. Operator acknowledges and agrees that in the event of a Transfer of the Business, Owner may transfer its right, title and interest in the F&B Brand License and the F&B Licensed Trademarks to the successor of the Business as part of the Transfer if Operator or its Affiliates continue to operate the F&B Facilities after such Transfer pursuant to a management agreement and the F&B Brand License shall include provisions allowing for such transfer. In the event Operator or its Affiliates continue to operate the F&B Facilities after such Transfer pursuant to a lease, Operator shall grant Owner or its successor-in-interest, as applicable, a limited license to reference the F&B Licensed Trademarks for promotional purposes subject to terms and conditions to be provided by Operator in its reasonable discretion.

7.3 New or Modified Trademarks. Operator may propose one or more new, modified or replacement Licensed Trademarks for use in the operation of the Business provided that the implementation of the same with respect to (i) capital improvements at the Premises shall be subject to the approval of Owner, in its sole discretion, and without material increase in cost to Owner, (ii) replacement of any FF&E bearing the Licensed Trademarks shall be subject to replacement only upon ordinary wear and tear (or as otherwise required by the terms of this Agreement), and (iii) replacement of operating supplies or consumables used in the operation of the Business bearing the Licensed Trademarks shall be subject to replacement only upon the depletion of any such operating supplies or consumables (as such operating supplies or consumables would be replenished in the ordinary course of operation of the Business).

7.4 Acknowledgement of Operator’s Rights. Owner acknowledges the rights of Operator and its Affiliates in and to the Operator Proprietary Information and agrees that (i) Owner has not acquired, and Owner will not represent in any manner that Owner has acquired, in any manner any ownership rights in the Operator Proprietary Information; (ii) Operator may use and grant to others the right to use any Operator Proprietary Information, except as expressly provided otherwise in this Agreement, Intermediateco’s LLC Agreement, or in any other agreement between Operator or its Affiliates and Owner or its Affiliates; (iii) the restrictions and limitations with respect to Owner’s use of the Operator Proprietary Information under this Agreement apply to all forms and formats, including print, video, electronic and other media (including Identifiers), and all other identifications and elements used in commerce; and (iv) all goodwill associated solely with the SLS Brand or the F&B Brands, including the Licensed Trademarks (and not associated with the Business or the Premises more generally), is the property of Operator and its Affiliates and shall inure directly and exclusively to the benefit of Operator and its Affiliates. Owner shall not use any of the Operator Proprietary Information in any manner for any purpose whatsoever without Operator’s prior consent (which may be granted or withheld in its sole discretion), except that Owner may use Operator Proprietary Information and the Licensed Trademarks in connection with the Business as expressly provided for herein and under the SLS Brand License and the F&B Brand License, and Owner may use any Licensed Trademarks in any trade name or assumed name under which Owner conducts the Business or in any prospectus, offering circular, financing document, or marketing materials describing the Business and Owner’s ownership thereof. Owner acknowledges and agrees that neither a default by Operator under this Agreement, nor the expiration or termination of this Agreement, shall confer on Owner or any person claiming by or through Owner, any right or remedy to use any of the Operator Proprietary Information in the Operation of the Business or otherwise, except as otherwise provided herein.

7.5 Infringement. Owner agrees that, during the Operating Term and thereafter, Owner shall not, directly or indirectly, (i) apply for any rights or interests in the Operator Proprietary Information in any jurisdiction, (ii) infringe Operator’s rights in the Operator Proprietary Information in any way, (iii) contest or aid others in contesting the validity, ownership or Operator’s right to use the Operator Proprietary Information, other than in connection with a dispute regarding the terms hereof, of the SLS Brand License, the F&B Brand License, or any other agreement between Operator or its Affiliates and Owner or its Affiliates, or (iv) take any other action in derogation of the Operator Proprietary Information. Owner, promptly upon obtaining knowledge thereof, shall notify Operator of any unauthorized attempt to use any of the Operator Proprietary Information, including any colorable variation of the Licensed Trademarks, or any legal action instituted against Owner with respect to any Operator Proprietary Information. Owner shall assist Operator and its Affiliates in taking such action as Operator reasonably may request to stop such activities, but shall take no action nor incur any expenses on Operator’s behalf without Operator’s prior written approval (nor shall Operator take any action or incur any expense on Owner’s behalf without Owner’s prior written approval). Operator shall have the right to select legal counsel and control all litigation with respect to any action brought against Operator by a third party with respect to the Operator Proprietary Information. In the event Operator undertakes the defense or prosecution of any litigation relating to the Operator Proprietary Information, Owner shall execute such documents reasonably required, and take or not take such other actions as may reasonably be necessary, to carry out such defense or prosecution, all at no cost to Owner. Notwithstanding anything to the contrary in the foregoing, (x) if Owner notifies Operator of any unauthorized attempt to use any of the Operator Proprietary Information in a manner detrimental to the Business and Operator fails to take any action to stop such activities, Owner shall be entitled to take any action to which it is legally entitled to prevent any such unauthorized use and Operator shall assist Owner and its Affiliates in taking such action as Owner may reasonably request to stop such activities at no cost to Operator; and (ii) Operator shall not prosecute or defend any Claim involving Operator Proprietary Information without the approvals required under Section 2.2.1(a) hereof if such Claim arises out of the Operation of the Business. This Section 7.5 shall survive the expiration or termination of this Agreement.

7.6 Guest Data. Operator shall maintain as part of the books and records of the Business any guest profiles, contact information (e.g., addresses, phone numbers, facsimile numbers and email addresses), histories, preferences and other information obtained in the ordinary course of business from guests of the Business during such guests’ patronage of the Business or as a consequence of such guests’ anticipated or actual patronage of the Business (e.g., through a reservation, whether or not the reservation system resides on the Premises, and whether or not the reservation system is owned, operated, licensed, leased or franchised by Operator) (the “Business Guest Data”). Operator shall make all Business Guest Data available to Owner and, if so requested by Owner, Owner’s Affiliates in a useable format to the extent not prohibited by Applicable Law. During the Operating Term, Operator and the operator of the Casino may use the Business Guest Data in any reasonable manner, so long as such use will not: (a) violate the terms of this Agreement, any Applicable Law or any of the privacy policies of Owner or Operator; (b) interfere with, or be detrimental to the Operation of the Business by Operator; or (c) interfere with, or be detrimental to, the financial performance of the Business. Owner shall provide Operator with such information as Operator shall deem necessary in order to seek the necessary consent of each customer of the Business to disclose personal data relating to that customer to Owner, Operator and their Affiliates and to the use of the personal data to promote and market products and services other than in the ordinary course of operating the Business. Upon the expiration or earlier termination of this Agreement, or at other times as may be requested by Owner, Operator shall provide Owner with a copy of all Business Guest Data maintained pursuant to this Section 7.6 (whether or not the same overlaps with any Operator Guest Data). Owner and Operator are each solely responsible for any third-party claims which arise against it or the other Party as the result of their respective ownership, dissemination or other use of the Business Guest Data or the Operator Guest Data. Operator shall be the exclusive owner of any and all Operator Guest Data and Owner and Operator shall jointly own any and all Business Guest Data. Operator acknowledges that in the event of a Transfer of the Business, Owner may transfer its ownership interest in the Business Guest Data to the successor of the Business as a part of such Transfer. In connection with any such Transfer, Owner agrees to use commercially reasonable efforts to obtain an indemnity from the transferee of the Business Guest Data, pursuant to which such transferee shall indemnify Operator from any loss incurred by Operator as a result of such transferee’s use of the Business Guest Data, but only on the condition that Operator agrees to provide a reciprocal indemnity to such transferee, pursuant to which Operator shall indemnify such transferee from any loss incurred by such transferee as a result of Operator’s use of the Business Guest Data.

7.7 Acknowledgment of Owner Proprietary Rights. The Parties acknowledge and agree that Owner has and shall have (a) exclusive ownership rights in and to Pre-Effective Date Intellectual Property of Owner (including the Former Hotel Name) and (b) a joint ownership interest with Operator in and to the Manuals (but expressly excluding Manuals (or the portions thereof) relating to proprietary instructions, requirements, guidance or policy statements that are specific and unique to the F&B Brands or the SLS Brand) and the Post-Effective Date Intellectual Property (a) and (b), collectively, the “Owner Proprietary Rights”). Operator acknowledges and agrees that no default by Owner under this Agreement, or the expiration or termination of this Agreement, shall confer on Operator or any Person claiming by or through Operator any right or remedy to use any of the Owner Proprietary Rights except as otherwise provided herein. Operator acknowledges that in the event of a Transfer of the Business, Owner may transfer its ownership interest in the Owner Proprietary Rights to the successor of the Business as part of such Transfer.

7.8 Acknowledgment of Operator Proprietary Rights. The Parties acknowledge and agree that Operator and its Affiliates have and shall have (a) exclusive ownership rights in and to (i) Pre-Effective Date Intellectual Property of Operator and its Affiliates (ii) the System Improvements and (iii) Operator Guest Data and (b) a joint ownership interest with Owner in and to the Manuals and the Post-Effective Date Intellectual Property ((a) and (b), collectively, the “Operator Proprietary Rights”). Owner acknowledges and agrees that no default by Operator under this Agreement, or the expiration or termination of this Agreement, shall confer on Owner or any Person claiming by or through Owner any right or remedy to use any of the Operator Proprietary Rights except as otherwise provided herein.

7.9 Improvement to System. All intellectual property rights to the System Improvements are hereby irrevocably assigned by Owner to Operator and upon creation shall be and become the exclusive property of Operator, and Owner shall not have any ownership rights in any System Improvements. Operator may incorporate any such System Improvements into its system for Operating other Brand hotels and shall have the exclusive right to all intellectual property rights in and to the System Improvements, and to register and protect such System Improvements in Operator’s own name to the exclusion of Owner, who shall have no rights to use such System Improvements except as specifically granted to Owner under this Agreement. Owner agrees to execute whatever assignment or other documents Operator may request to evidence its ownership or to assist Operator in securing intellectual property rights to the System Improvements.

ARTICLE 8

CONFIDENTIALITY

8.1 Disclosure by Owner. Owner acknowledges that Operator will provide certain Confidential Information to Owner in connection with the Operation of the Business, and that such Confidential Information is proprietary to Operator and its Affiliates, and includes trade secrets. Accordingly, during the term of this Agreement and thereafter: (a) Owner shall not use the Confidential Information in any business or capacity unrelated to the Business or Casino, and Owner acknowledges such use is an unfair method of competition; (b) Owner shall use all commercially reasonable efforts to maintain the confidentiality of, and shall not disclose to any third Person (including the media) any Confidential Information or the terms of this Agreement, except to the operator of the Casino and to their respective shareholders, partners, trustees, beneficiaries, directors, officers, employees, agents, legal counsel, accountants and lenders, but only on a “need to know” basis in connection with the ownership of the Business and/or operation of the Casino, as applicable; (c) Owner shall not make unauthorized copies of any portion of the Confidential Information disclosed in written, electronic or other form; and

(d) Owner shall make every effort to ensure that none of its shareholders, partners, members, trustees, beneficiaries, directors, officers, employees, agents and representatives use, disclose or copy any Confidential Information, disclose any terms of this Agreement or take any other actions that are otherwise prohibited under this Section 8.1. Notwithstanding the foregoing, the restrictions on the use and disclosure of Confidential Information shall not apply (i) to information or techniques which are or become generally known in the lodging industry (other than through Owner’s own disclosure), or (ii) to the extent such disclosure is required under Applicable Laws, including reporting requirements applicable to public companies (including without limitation Stockbridge/SBE Investment Company, LLC, a Delaware limited liability company) or pursuant to applicable Gaming Laws. Owner acknowledges that the disclosure or unauthorized use of information in violation of this Section 8.1 will cause irreparable injury to Operator and/or its Affiliates, for which monetary damages would not provide an adequate remedy. This Section 8.1 shall survive the expiration or termination of this Agreement.

8.2 Disclosure by Operator. During the term of this Agreement and thereafter, (a) Operator shall use all commercially reasonable efforts to maintain the confidentiality of, and not disclose to any third Person (including the media) any (i) terms of this Agreement or (ii) financial information regarding the Operation of the Business, except in each case to its shareholders, trustees, beneficiaries, partners, directors, officers, employees, agents, legal counsel, accountants and lenders on a “need to know” basis in connection with the Operation of the Business, and (b) Operator shall make every effort to ensure that none of its shareholders, partners, members, trustees, beneficiaries, directors, officers, employees, agents and representatives disclose any terms of this Agreement or any financial information regarding the Operation of the Business (except as otherwise permitted hereunder) or take any other actions that are otherwise prohibited under this Section 8.2. Notwithstanding the foregoing, the restrictions on disclosure and use of such information shall not apply (x) to information which is or becomes generally known in the lodging industry (other than through Operator’s own disclosure), or (y) to the extent such disclosure is required under Applicable Laws, including reporting requirements applicable to public companies. Operator acknowledges that the disclosure or unauthorized use of information in violation of this Section 8.2 will cause irreparable injury to Owner and/or its Affiliates, for which monetary damages would not provide an adequate remedy. This Section 8.2 shall survive the expiration or termination of this Agreement.

8.3 Public Statements. The Parties shall cooperate with each other on all press releases and other public statements relating to the Business and neither Party shall issue any press release or other public statement relating to the Business without the prior written approval of the other Party, except for any public statement required under Applicable Law; provided, however, that (a) any disclosure made pursuant to a press release, public statement or other publication or advertisement approved by Owner shall be deemed to constitute Owner’s approval of any future disclosure related thereto and (b) Owner’s approval shall not be required for any press release, public statement or other publication or advertisement issued in connection with Operator’s marketing activities under Article 9. On or promptly after the Effective Date, Owner shall provide Operator with a written description of Owner and the Business approved by Owner for use thereafter by Operator in any press release, public statement or other publication or advertisement by Operator or its Affiliates. Owner may from time to time provide Operator with an update of such description. Operator may from time to time and without Owner’s consent make commercially reasonable modifications to such description. With respect to any public statement required under Applicable Law, the issuing Party and shall provide the other Party with a reasonable opportunity to review and comment upon any such statement prior to its issuance. Owner hereby approves any listing of the Business in print, broadcast and internet media consistent with other listings therein of the Other Operator Facilities.

ARTICLE 9

MARKETING

9.1 Marketing.

9.1.1 Business Marketing Program. In addition to the Business’s participation in any Marketing Program included as part of any Centralized Services, Operator shall develop and implement a marketing program for the Business, which shall provide for the planning, publicity, internal communications, organizing and budgeting activities to be undertaken and may include the following: (a) production, distribution and placement of promotional materials relating to the Business, including materials for the promotion of employee relations; (b) development and implementation of promotional offers or programs that benefit the Business and are undertaken by Operator or by a group of hotels that includes the Business; (c) attendance of Business Personnel at conferences, conventions, meetings, seminars and travel congresses; (d) selection of and guidance to advertising agency and public relations personnel; (e) maximization of the benefits derived from the Franchise Agreement, and any other franchise, license or other arrangements for the use of systems and services of any third party; and (f) preparation and dissemination of news releases for national and international trade and consumer publications. Operator shall consult and cooperate with Owner and, if Owner so requests, the operator of the Casino to ensure that both the Marketing Program included as part of any Centralized Services and Operator’s marketing program for the Business (as described in the preceding sentence) shall not violate Applicable Laws (including without limitation applicable Gaming Laws). Owner shall not publish any advertising materials or otherwise implement any marketing, advertising or promotion program relating to the Business without Operator’s prior written approval. Owner acknowledges and agrees that the Business will operate as part of the “SBE Hotel Group” or “SBE” collection of properties. The SBE affiliation will be identified by Operator and its Affiliates in: (i) signage, menus and other printed materials at the Business; (ii) in print, broadcast and internet media relating to the Business; and (iii) the web sites of the Business and SBE.

9.1.2 Development and Implementation. The development and implementation of the Business’s marketing program shall be effected substantially by Business Personnel, with periodic assistance from Corporate Personnel with marketing and sales expertise. Any such assistance provided by Corporate Personnel shall be at no cost to Owner or the Business for such personnel’s time, but Owner shall pay for the reasonable out-of-pocket expenses (as Reimbursable Expenses) incurred by Operator in connection with such assistance and as provided for in the Operating Plan. The Business’s specific marketing program shall comply with the sales, advertising and public relations policies and guidelines and corporate identity requirements established by Operator, as they may be modified from time to time. Operator shall have the right to engage a Person on behalf of Owner to perform such marketing and public relations activities for the Business pursuant to this Article 9.

9.2 Content. Operator shall have the right to obtain, or at the request of Operator, Owner shall obtain and provide to Operator, updated photographs, descriptive content and other media, such as video and floor plans, of the Business (collectively, “Content”) from time to time, but not less frequently than every two years, in accordance with the Operating Plan and Operator’s specifications for Content. If Owner obtains Content, Owner shall ensure that any such Content includes unlimited usage rights for the benefit of Operator.

ARTICLE 10

BOOKS AND RECORDS

10.1 Maintenance of Books and Records. Operator shall keep books of account and other records relating to or reflecting the results of the Operation of the Business in accordance with GAAP and, to the extent applicable, the Uniform System, consistent with the then existing policies and standards applicable to Operator Facilities. All books of account and other financial records of the Business shall be available to Owner at all reasonable times for examination, audit, inspection and copying.

10.2 Financial Reports. Operator shall cause to be prepared and delivered to Owner reasonably detailed monthly and quarterly operating reports, based on information available to Operator, in conformity with GAAP, that reflect the operational results of the Business for each month and quarter of each Operating Year. Operator shall deliver each operating report to Owner on or before the 20th day of the month following the month (or partial month) or quarter (or partial quarter) to which such operating report relates. The reports shall be in a format reasonably requested by Owner or any Mortgagee (the “Operating Reports”). At a minimum, the Operating Reports shall include: (a) a balance sheet including current period and prior year-end comparisons and differences in reasonable detail; (b) an income and expense statement for such period and for the elapsed portion of the current Operating Year through the end of such period; (c) a statement of net cash flow from operations in reasonable detail for such period and such elapsed portion of the current Operating Year through the end of such period; (d) a statement showing the calculation of the amount of the Base Fee, any Incentive Fee, any Centralized Services Charges, any Event Sales Commissions, the amount of any discounts given under the Operator Preferred Program, the Reimbursable Expenses, any fees, costs or reimbursements paid pursuant to the Franchise Agreement during such period, and any other amounts payable to Operator or its Affiliates; (e) a schedule of Centralized Services provided and the allocation of Centralized Services Charges thereto, including back-up documentation with respect to such Centralized Services Charges; (f) a schedule of capital expenditures for all Capital Improvements; (g) a narrative summary of performance, material events, and proposed changes to marketing or strategy; (h) a reforecasted Operating Plan including actual results plus projected results for the period showing in reasonable detail, items budgeted, actual expenditures to date and the amount of expenditures projected for completion; and (i) copies of any written (including electronic) correspondence and notices, and summaries of any oral communications, between Operator or its Affiliates and the franchisor or licensor under the Franchise Agreement, and any other franchisor, licensor or other party entering into a similar agreement relating to the Hotel or its operations. The Operating Reports also shall set forth variances that have occurred and that are anticipated between the applicable Operating Plan and actual results in a variance report (along with the statements mentioned above) with a written explanation of such variances.

10.3 Certified Financial Reports. Operator shall cause to be prepared and delivered to Owner no later than March 1 of each Operating Year (beginning with March 1 of the second Operating Year, for the first Operating Year), together with an opinion thereon rendered by a firm of independent certified public accountants of recognized standing in the hotel industry as approved by Owner, financial statements for the preceding Operating Year (consisting of a balance sheet, a statement of earnings and retained earnings and a statement of cash flows), which shall fairly present, in conformity with GAAP, the financial position, results of operations and cash flows of the Business for the Operating Year then ended (the “Certified Financial Statements”). Notwithstanding the foregoing, Operator shall not be obligated to prepare such statements if Owner does not supply all information necessary for Operator to cause the Certified Financial Statements to be prepared and delivered, or such information is not otherwise available to Operator. Nevertheless, Owner shall deliver to Operator any similar financial statements that Owner causes to be prepared. The Certified Financial Statements delivered pursuant to this Section 10.3, and all information therein, shall be binding and conclusive on the Parties unless, within 180 days after the delivery of such statements to the Parties, either Party shall deliver written notice to the other Party of its objection thereto, setting forth in reasonable detail the nature of such objection.

ARTICLE 11

TRANSFER

Except for Permitted Transfers or as otherwise expressly provided in this Agreement, neither Party may cause, permit or suffer a Transfer, whether directly or indirectly, or in violation of Gaming Laws, without the prior consent of the other Party, which may be withheld in such Party’s sole and absolute discretion; provided, however, that this provision will not apply to any direct or indirect Transfer of an ownership interest in Owner. Any Transfer by a Party in violation of the terms of this Article 11 shall be void and of no force or effect as between the Parties and shall constitute an Event of Default governed by the terms of Article 16. No Transfer shall relieve the transferor of any of its obligations prior to such Transfer; provided, however, that in the event of a Transfer with respect to the Business, the assignee shall succeed to and assume responsibility for all obligations and liabilities including vacation, sick leave, severance and other benefits based on length of service accrued for Business Personnel as of the effective date of the Transfer of the Business. No Transfer of an interest in this Agreement shall be effective until the assignee has executed an assumption agreement assuming the transferor’s obligations under this Agreement arising after the effective date of such Transfer.

ARTICLE 12

INSURANCE AND INDEMNIFICATION

12.1 Insurance.

12.1.1 Insurance Policies. Owner shall obtain and maintain the insurance policies required under the Insurance Requirements.

12.1.2 Evidence of Insurance. Owner shall provide Operator with insurance certificates evidencing that the insurance policies comply with the Insurance Requirements. The insurance certificates shall be provided to the other Party as soon as practicable prior to (a) the effective date of coverage for a new insurance policy or (b) the date of renewal for an existing insurance policy. In addition, upon a Party’s request, the other Party promptly shall provide to the requesting Party a schedule of insurance obtained by such Party, listing the insurance policy numbers, the names of the insurers, the names of the Persons insured, the amounts of coverage, the expiration dates and the risks covered thereunder.

12.1.3 Payment of Premiums. Operator shall have the right to pay premiums for any insurance required to be maintained under this Section 12.1 using funds from the Operating Account.

12.2 Waiver of Liability.

12.2.1 WAIVER OF LIABILITY. AS LONG AS A PARTY AND ANY AFFILIATES REQUESTED BY SUCH PARTY ARE A NAMED INSURED OR ADDITIONAL INSURED UNDER THE OTHER PARTY’S INSURANCE POLICIES, OR THE POLICIES OTHERWISE PERMIT IF SUCH PARTY OR ITS AFFILIATES ARE NOT SO NAMED, SUCH PARTY HEREBY RELEASES THE OTHER PARTY, AND ITS AFFILIATES, AND ITS AND THEIR TRUSTEES, BENEFICIARIES, DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS, AND THE SUCCESSORS AND ASSIGNS OF EACH OF FOREGOING, FROM ANY AND ALL LIABILITY, DAMAGE, LOSS, COST OR EXPENSE INCURRED BY THE RELEASING PARTY, WHETHER OR NOT DUE TO THE NEGLIGENT OR OTHER ACTS OR OMISSIONS OF THE PERSONS SO RELEASED TO THE EXTENT SUCH LIABILITY, DAMAGE, LOSS, COST OR EXPENSE IS COVERED BY THE INSURANCE POLICIES OF THE RELEASING PARTY.

12.2.2 Reliance on Owner’s Advisors. Owner acknowledges that neither Operator nor any insurance broker that Operator or its Affiliates may retain makes any representation, warranty or guaranty whatsoever regarding: (a) the advisability or sufficiency of the insurance required or obtained under this Agreement; (b) whether the insurance made available under the insurance program maintained by Operator or its Affiliates is sufficient to protect Owner, the Business and its Operations against all liability, damage, loss, cost or expense that might be incurred; or (c) any other insurance that Owner should consider for the protection of Owner, the Business and its Operations, and Owner agrees to rely exclusively on its own insurance advisors with respect to all insurance matters.

12.3 Indemnification.

12.3.1 Indemnification by Owner. Subject to Sections 12.3.3 and 12.3.4, Owner shall defend, indemnify, and hold harmless Operator and its Affiliates, and their respective trustees, beneficiaries, directors, officers, partners, members, managers, employees and agents, and the successors and assigns of each of the foregoing (collectively, the “Operator Indemnified Parties”) for, from and against any and all Claims, except to the extent such Claims are caused by Operator’s Gross Negligence or Willful Misconduct.

12.3.2 Indemnification by Operator. Subject to Sections 12.3.3 and 12.3.4, Operator shall defend, indemnify, and hold harmless Owner and its Affiliates (including, for the sake of clarity, any Affiliate that operates the Casino), and their respective trustees, beneficiaries, directors, officers, partners, members, managers, employees and agents, and the successors and assigns of each of the foregoing (collectively, the “Owner Indemnified Parties”) for, from and against any and all Claims that any Owner Indemnified Parties incur to the extent caused by Operator’s Gross Negligence or Willful Misconduct.

12.3.3 Insurance Coverage. Notwithstanding anything to the contrary in this Section 12.3, the Parties shall look first to the appropriate insurance coverages in effect pursuant to this Agreement prior to seeking indemnification under this Section 12.3 in the event any claim or liability occurs as a result of injury to persons or damage to property, regardless of the cause of such claim or liability; provided, however, that if the insurance company denies coverage or reserves rights as to coverage, then the Indemnified Parties shall have the right to seek indemnification, without first looking to such insurance coverage. In addition, nothing contained in this Section 12.3 shall in any way affect the releases set forth in Section 12.2.1.

12.3.4 Indemnification Procedures. Any Indemnified Party shall be entitled, upon written notice to the Indemnifying Party, to the timely appointment of counsel by the Indemnifying Party for the defense of any Claim, which counsel shall be subject to the approval of the Indemnified Party. If, in the Indemnified Party’s judgment, a conflict of interest exists between the Indemnified Party and the Indemnifying Party at any time during the defense of the Indemnified Party, the Indemnified Party may appoint independent counsel of its choice for the defense of the Indemnified Party as to such Claim. In addition, regardless of whether the Indemnified Party has appointed counsel or selects independent counsel (a) the Indemnified Party shall have the right to participate in the defense of any Claim and approve any proposed settlement of such Claim (unless such settlement involves only a cash payment) and (b) all reasonable costs and expenses (excluding attorneys’ fees and cost except for any independent counsel appointed pursuant to the second sentence) of the Indemnified Party shall be paid by the Indemnifying Party. If the Indemnifying Party fails to timely pay such costs and expenses (including attorneys’ fees and costs), the Indemnified Party shall have the right, but not the obligation, to pay such amounts and be reimbursed by the Indemnifying Party for the same, together with interest thereon in accordance with Section 3.5 until paid in full. The Parties hereby acknowledge that it shall not be a defense to a demand for indemnity that less than all Claims asserted against the Indemnified Party are subject to indemnification.

12.3.5 Survival. This Section 12.3 shall survive the expiration or any termination of this Agreement.

ARTICLE 13

MORTGAGES

13.1 Mortgages. Operator acknowledges that Owner from time to time will obtain equity and/or debt financing for the development, construction, furnishing, equipping and/or Operation of the Business. Owner shall have the right to encumber all of the assets that comprise the Business and assign to any Mortgagee all of Owner’s right, title and interest in this Agreement as collateral security for any loan secured by the Mortgage, and Operator agrees that it shall execute such documents in form and substance reasonably required by any Mortgagee in connection therewith, including any agreement subordinating Operator’s rights hereunder.

13.2 Mortgagee’s Right of Access. Upon reasonable advance notice from a Mortgagee, Operator shall permit such Mortgagee and its agents and representatives to enter any part of the Business at any reasonable time for the purposes of examining or inspecting the Business, or examining or copying the books and records of the Business; provided, however, that (a) any expenses incurred in connection with such activities shall be Operating Expenses of the Business and (b) Owner shall cause such Mortgagee to agree to treat as confidential (including execution and delivery of a confidentiality agreement acceptable to Operator) any information such Mortgagee obtains from examining the books and records of the Business provided by Owner to Operator, including the Operating Plan.

ARTICLE 14

BUSINESS INTERRUPTION

If the Business is interrupted by any event or peril covered by Business Interruption Insurance, the proceeds of any such Business Interruption Insurance shall be deposited in the Operating Account and used by Operator in the same manner as funds generated from the Operation of the Business are used by Operator in accordance with this Agreement, including the payment of Operating Expenses, the Base Fee, any Centralized Services Charges and the Business Personnel Costs and all other Reimbursable Expenses.

ARTICLE 15

CASUALTY OR CONDEMNATION

15.1 Casualty. If the Business or any significant portion thereof is damaged or destroyed by a Casualty, Owner may (a) undertake a Restoration that will restore the Business to the then-current standards of the Business prior to such Casualty or (b) decide to cease using the building as a hotel and terminate this Agreement by written notice to Operator within 30 days after such Casualty. If Owner does not provide such termination notice to Operator within such time period, this Agreement shall remain in full force and effect and Owner shall be obligated to perform the Restoration.

15.2 Condemnation. If a Condemnation shall occur as to (a) the entire Business or Premises or (b) a portion of the Business that makes it imprudent, unsuitable or commercially impractical to Operate the remaining portion of the Business in accordance with the Operating Standard, then either Party may terminate this Agreement upon 90 days written notice to the other Party, without incurring any further liability or obligation to each other, except for those liabilities and obligations which expressly or by their nature survive the termination of this Agreement. If the Condemnation affects only a part of the Business that does not make it imprudent, unsuitable or commercially impractical to Operate the remainder of the Business in accordance with the Operating Standard, this Agreement shall not terminate, and Owner, at its expense and with diligence, shall undertake a Restoration in compliance with the Operating Standard and as approved by Operator prior to such Restoration.

ARTICLE 16

DEFAULTS AND TERMINATIONS

16.1 Event of Default. The following actions or events shall constitute an “Event of Default” under this Agreement:

(a) a failure by either Party to pay any amount of money to the other Party when due and payable under this Agreement that is not cured within 10 days after written notice to the defaulting Party; provided, however, that in accordance with Section 5.5.3, no such notice or cure period is available in the event that Owner fails to timely deposit the Initial Working Capital or the amount required pursuant to a Funds Request;

(b) a failure by either Party to perform any of the other covenants, duties or obligations set forth in this Agreement to be performed by such Party that has, or if left uncured will have, a material adverse effect on the Operation of the Business or the rights and obligations of the other Party and that is not cured within 30 days following written notice of such default from the non-defaulting Party to the defaulting Party; provided, however, that if: (i) the default is not susceptible of cure within a 30 day period; (ii) the default cannot be cured solely by the payment of a sum of money; and (iii) the default would not expose the non-defaulting Party to an imminent and material risk of criminal liability or of material damage to its business reputation, the 30 day cure period shall be extended if the defaulting Party commences to cure the default within such 30 day period and thereafter proceeds with reasonable diligence to complete such cure;

(c) a material breach by a Party of any representation or warranty expressly set forth in this Agreement;

(d) (i) the insolvency of a Party, or a Party’s failure generally to pay its debts as such debts become due; (ii) a general assignment by a Party for the benefit of its creditors, or any similar arrangement with its creditors by a Party; (iii) the entry of a judgment of insolvency against a Party; (iv) the filing by a Party of a petition for relief under applicable bankruptcy, insolvency, or similar debtor relief laws; (v) the filing of a petition for relief under applicable bankruptcy, insolvency or similar debtor relief laws by any Person against a Party which is consented to by such Party; (vi) the appointment (or petition or application for appointment) of a receiver, custodian, trustee, conservator, or liquidator to oversee all or any substantial part of a Party’s assets or the conduct of its business, (vii) any action by a Party for dissolution of its operations; or (viii) any other similar proceedings in any relevant jurisdiction affecting any Party; or

(e) the issuance of a levy or an attachment against all or any portion of the Business resulting from a final judgment against a Party for which all appeal periods have expired and which is not fully covered by insurance; or

(f) If either Party assigns or purports to assign any part of its interest in this Agreement, except in connection with a Permitted Transfer.

OWNER ACKNOWLEDGES AND AGREES THAT IN NO EVENT SHALL OPERATOR BE DEEMED IN DEFAULT OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR APPLICABLE LAW SOLELY BY REASON OF: (I) THE FAILURE OF THE FINANCIAL PERFORMANCE OF THE BUSINESS TO MEET OWNER’S EXPECTATIONS, INCOME PROJECTIONS OR OTHER MATTERS INCLUDED IN THE OPERATING PLAN; (II) THE ACTS OF BUSINESS PERSONNEL; (III) THE INSTITUTION OF LITIGATION OR THE ENTRY OF JUDGMENTS AGAINST OWNER OR THE BUSINESS WITH RESPECT TO BUSINESS OPERATIONS; OR (IV) ANY OTHER ACTS OR OMISSIONS NOT OTHERWISE CONSTITUTING A DEFAULT OF OPERATOR’S OBLIGATIONS UNDER THIS AGREEMENT.

16.2 Remedies for Event of Default. Subject to the terms of this Agreement, if any Event of Default shall have occurred, the non-defaulting Party shall have the right to terminate this Agreement in addition to exercising against the defaulting Party any rights and remedies available to the non-defaulting Party under this Agreement or (subject to the provisions of this Agreement) at law or in equity. The Parties acknowledge that if the alleged defaulting Party disputes the non-defaulting Party’s right to terminate this Agreement, such dispute shall be resolved in accordance with Article 17.

16.3 Notice of Termination. If termination of this Agreement is an available remedy, such remedy shall be exercised by the non-defaulting Party only by irrevocable and unconditional written notice to the defaulting Party, in which case this Agreement shall terminate on either (a) the date specified in this Agreement or (b) if not specified in this Agreement, the date specified by the non-defaulting Party in the termination notice, which date shall in no event be sooner than 5 days nor later than 30 days, after the delivery of such notice.

16.4 Special Termination Right of Operator. In addition to any termination right that Operator may have under any other provision of this Agreement, Operator shall have the right to terminate this Agreement on at least 30 days written notice to Owner if:

(a) any material Approval required for Operator’s performance of its obligations under this Agreement, or after issuance is suspended for a period in excess of 60 days, revoked or otherwise terminated, but only if such non-issuance, suspension, revocation or termination is due to circumstances beyond Operator’s reasonable control; or

(b) the Commencement of Construction fails to occur on or before December 31, 2013, as extended day-for-day in the event of any Force Majeure Event; or

(c) Owner sells the Business to a Competitor.

16.5 Special Termination Right of Owner – Performance Test.

16.5.1 Performance Test. In addition to any termination right that Owner may have under any other provision of this Agreement, Owner shall have the right to terminate this Agreement, without payment of any termination fee, but subject to Operator’s Cure Right and the other conditions for termination in this Section 16.5, if, * * * (collectively, the “Performance Test”). If the Performance Test is not achieved, then Owner may exercise its right to terminate this Agreement only by irrevocable written notice of termination to Operator given within * * * days after receipt by Owner of the applicable Certified Financial Statements specifying a termination date not less than * * * days nor more than * * * days after the giving of such notice. Notwithstanding the foregoing to the contrary, Owner’s right of termination under this Section 16.5.1 shall not be exercisable if * * * is not achieved as a result of (i) a Force Majeure Event, or (ii) a failure of Owner to provide funds as required by the terms of this Agreement. The Performance Test shall be equitably adjusted in order to account for the impact of the following: (aa) the Hotel temporarily closes and such temporary closure materially and adversely affects the economic performance of the Hotel, or (bb) Owner fails or is delayed in obtaining and maintaining any and all requisites, permits, licenses or entitlements necessary for the operation and management of the Hotel pursuant to the terms of this Agreement. Notwithstanding anything to the contrary in this Agreement, Operator’s Projected GOP shall be equitably adjusted downward by the Parties (and, as a result thereof, Owner’s right of termination under this Section 16.5.1 may not be exercisable) if, as reported by the Las Vegas Convention and Visitors Authority, Clark County Gaming Revenue (y) declines during any applicable Full Operating Year or (z) cumulatively declines during any number of consecutive Full Operating Years, in either case by more than * * *% (the “Decline Event”) from the Base Year. Thereafter and until Clark County Gaming Revenue shall have recovered to a level that is greater than * * *% of the level in the Base Year, Operator’s Projected GOP shall continue to be equitably adjusted downward by the Parties. For purposes of the foregoing, the Base Year shall mean the Full Operating Year preceding the Full Operating Year in which the Decline Event occurred or the first Full Operating Year included in the calculation of the Decline Event pursuant to clause (z). Owner expressly acknowledges that Operator’s failure to achieve the Performance Test itself shall not in itself constitute an Event of Default or otherwise result in any liability to Operator or any of its Affiliates.

16.5.2 Cure Right. Notwithstanding anything to the contrary in Section 16.5.1, if Owner has the right to terminate this Agreement under Section 16.5.1 and sends a written notice of termination in accordance with Section 16.5.1, Operator shall have the right (the “Cure Right”), but not the obligation, to pay to Owner, within * * * days after receipt by Operator of such termination notice, an amount equal to, * * *. The Base Fee and the Incentive Fee for any applicable Operating Year also shall be equitably adjusted upward to reflect the additional GOP being paid to Owner. In the event Operator elects to make such payment, Owner’s notice of termination shall be deemed withdrawn and Owner shall not have the right to send another notice of termination unless the conditions of this Section 16.5.2 are met thereafter, in which case the Cure Right may be exercised again. Operator shall not be entitled to exercise the foregoing Cure Right more than twice.

16.5.3 * * *

16.5.4 Licensed Trademarks. * * *

16.6 Special Termination Right of Owner and Operator – Transfer.

16.6.1 Transfer. In addition to any termination right that Owner or Operator may have under any other provision of this Agreement, either Owner or Operator shall have the right to terminate this Agreement, subject to the conditions for termination in this Section 16.6, by written notice effective upon any Transfer of the Business or any Transfer of Ownership Interests resulting from the exercise of the Buy/Sell provision contained in Intermediateco’s LLC Agreement. Termination under this Section 16.6 shall be without the payment of any Termination Fee except as provided in Section 16.7.9.

16.6.2 * * *

16.6.3 Market Conditions. Owner shall determine the Market Conditions by using its good faith judgment. Owner shall provide written notice of its good faith opinion of Market Conditions within 15 days (but in no event later than 20 days) after either Owner or Operator, as applicable, notifies the other of its election to terminate this Agreement pursuant to Section 16.5 or this Section 16.6. Operator shall have 30 days (“Operator’s Review Period”) after receipt of Owner’s notice of the Market Conditions within which to accept such Market Conditions in writing. In the event Operator fails to accept the Market Conditions proposed by Owner, Owner and Operator shall attempt to agree upon such Market Conditions, using their best good faith efforts. If Owner and Operator fail to reach agreement within 15 days following Operator’s Review Period (“Outside Agreement Date”), then each Party shall place in a separate sealed envelope its final proposal as to Market Conditions and such determination shall be submitted to arbitration in accordance with the last paragraph of this Section 16.6.3. Failure of Operator to accept in writing Owner’s good faith opinion of Market Conditions within Operator’s Review Period shall conclusively be deemed to constitute Operator’s disapproval of the Market Conditions as determined by Owner.

In the event that Owner fails to timely generate the initial written notice of Owner’s opinion of the Market Conditions which triggers the negotiation period of this Section 16.6.3, then Operator may commence such negotiations by providing the initial notice, in which event Owner shall have 15 days (“Owner’s Review Period”) after receipt of Operator’s notice of the Market Conditions within which to accept such Market Conditions. In the event Owner fails to accept in writing such Market Conditions proposed by Operator, then such proposal shall be deemed rejected, and Owner and Operator shall attempt in good faith to agree upon such Market Conditions, using their best good faith efforts. If Owner and Operator fail to reach agreement within 15 days following Owner’s Review Period (which shall be, in such event, the “Outside Agreement Date” in lieu of the above definition of such date), then each Party shall place in a separate sealed envelope its final proposal as to Market Conditions and such determination shall be submitted to arbitration in accordance with the following paragraph.

Owner and Operator shall meet with each other within 5 business days of the Outside Agreement Date and exchange the sealed envelopes and then open such envelopes in each other’s presence. If Owner and Operator do not mutually agree upon the Market Conditions within 1 business day of the exchange and opening of envelopes, then, within 10 business days of the exchange and opening of envelopes Owner and Operator shall agree upon and jointly appoint a single arbitrator who shall by profession be a real estate lawyer or broker who shall have been active over the 5 year period ending on the date of such appointment in the leasing of comparable commercial properties on or near the “Las Vegas Strip” in Clark County, Nevada. Neither Owner nor Operator shall consult with such broker or lawyer directly or indirectly as to his or her opinion as to Market Conditions prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Owner’s or Operator’s submitted Market

Conditions for the applicable F&B Facilities is the closer to the actual Market Conditions for the applicable F&B Facilities as determined by the arbitrator, taking into account the requirements of this Section 6.16. Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Owner or Operator may submit to the arbitrator with a copy to the other Party within 5 business days after the appointment of the arbitrator any market data and additional information that such Party deems relevant to the determination of Market Conditions (“Market Conditions Data”) and the other Party may submit a reply in writing within 5 business days after receipt of such Market Conditions Data. The arbitrator shall, within 30 days of his or her appointment, reach a decision as to whether the Parties shall use Owner’s or Operator’s submitted Market Conditions, and shall notify Owner and Operator of such determination. The decision of the arbitrator shall be binding upon Owner and Operator. If Owner and Operator fail to agree upon and appoint an arbitrator, then the appointment of the arbitrator shall be made by the Presiding Judge of the Superior Court of Clark County, Nevada, or, if he or she refuses to act, by any judge having jurisdiction over the Parties. The cost of arbitration shall be paid by Owner and Operator equally.

16.6.4 Licensed Trademarks. Upon a termination in accordance with Section 16.6.1, any successor of the Business other than a Competitor (a “Non-Competitor Transferee”) resulting from the Transfer giving rise to the termination right may continue operating the Business under the SLS Brand. If such Non-Competitor Transferee elects to continue operating the Business under the SLS Brand, it shall enter into the SLS Brand Non-Managed License Agreement with Licensor (as defined in the SLS Brand Non-Managed License Agreement) pursuant to which such Non-Competitor Transferee’s third-party manager shall have the right to use the Hotel Licensed Trademarks in accordance with the terms thereof. Pursuant to the SLS Brand Non-Managed License Agreement, the Non-Competitor Transferee shall pay Licensor a licensing fee equal to * * * and * * * percent (* * *%) of * * *. In addition, in the event of a termination in accordance with Section 16.6.1, Owner or a Non-Competitor Transferee, as applicable, may elect to continue operating the F&B Facilities under the F&B Brands in accordance with Section 16.6.2; provided, however, that if Owner or such Non-Competitor Transferee does not elect to continue operating the Business under the SLS Brand, such person may not elect to continue operating the Bazaar, which is associated exclusively with the SLS Brand. If Owner or such Non-Competitor Transferee so elects to continue operating the F&B Facilities under the F&B Brands, (i) Owner may transfer its right, title, and interest in the F&B Brand License to the Non-Competitor Transferee, and (ii) the F&B Brand License shall remain in full force and effect following the termination of this Agreement unless such license agreement is terminated by Owner or the Non-Competitor Transferee in its sole discretion.

16.7 Actions To Be Taken on Termination. The Parties shall take the following actions upon any expiration or termination of this Agreement:

16.7.1 Payment of Expenses for Termination. Except in connection with an Event of Default by Operator, all reasonable expenses arising as a result of such termination or as a result of the cessation of Business operations by Operator (including expenses arising under this Section 16.7, but specifically excluding Operator’s corporate overhead) shall be for the sole account of Owner and Owner shall reimburse Operator immediately upon receipt of any invoice from Operator for any expenses, including those arising from or in connection with severing the employment of Business Personnel (with severance benefits calculated in accordance with

Operator’s severance policies) incurred by Operator in the course of effecting the expiration or termination of this Agreement or the cessation of Business operations by Operator. Subject to Operator’s receipt of such reimbursement, upon Owner’s reasonable request, Operator shall assist in transferring its responsibility to a new management company for up to 120 days after such termination.

16.7.2 Payment of Amounts Due to Operator. Owner shall pay to Operator the Base Fee, any Incentive Fee, any Centralized Services Charges, the Business Personnel Costs and other Reimbursable Expenses and other amounts due Operator under this Agreement through the effective date of expiration or termination. This obligation is unconditional and shall survive the expiration or termination of this Agreement (including all amounts owed to Operator that are not fully ascertainable as of the expiration or termination date), and Owner shall not have or exercise any rights of setoff, except to the extent of any outstanding and undisputed payments owed to Owner by Operator under this Agreement. In the alternative, Operator shall have the right to pay itself the foregoing fees, charges, expenses and other amounts then due to Operator out of any available funds in the Bank Accounts and any such payment shall satisfy Owner’s obligation with respect to the amount so paid.

16.7.3 Surrender of Premises. Operator shall peacefully vacate and surrender the Business to Owner or its designee on the effective date of such expiration or termination, and the Parties shall execute and deliver any expiration or termination or other necessary agreements either Party shall request for the purpose of evidencing the expiration or termination of this Agreement.

16.7.4 Transition of Employees. Subject to Applicable Law, Operator shall cooperate in the transition of the employment of Business Personnel, if any. Owner shall provide Operator with sufficient advance notice of (i) the identity of the successor employer of the Business Personnel and (ii) whether such successor employer intends to honor all earned and unused vacation or whether it intends to pay it out. Owner or its designee shall use commercially reasonable business efforts to honor and to cause the successor employer to otherwise honor the tenure of Business Personnel for purposes of all benefits, including severance benefits, and shall communicate any substantially different benefits to Business Personnel in any offer of employment.

16.7.5 Assignment and Transfers to Owner. Operator shall assign and transfer to Owner or its designee:

(a) all leases and contracts with respect to the Business (including collective bargaining agreements and pension plans, equipment leases, leases, the Franchise Agreement, if permitted, licenses and concession agreements and maintenance and service contracts) in effect with respect to the Business as of the date of expiration or termination of this Agreement, and Owner or its designee shall assume all liabilities and obligations thereunder, and if requested by Operator, Owner or its designee shall confirm its assumption of such liabilities and obligations in writing;

(b) all of Operator’s right, title and interest in and to all Approvals with respect to the Business, including liquor licenses, if any, held by Operator in connection with the Operation of the Business, but only to the extent such assignment or transfer is permitted under Applicable Law; provided, however, that Owner or its designee shall reimburse Operator for any unreimbursed funds Operator has expended in obtaining any such Approvals;

(c) all books and records of the Business; provided, however, that Owner or its designee shall retain all such books and records and make them available to Operator at the Business at all reasonable times for inspection, audit, examination and photocopying, at Operator’s expense, for at least 5 years after the date of such expiration or termination; and

(d) an electronic copy of the Business Guest Data.

16.7.6 Equipment Leases for Centralized Services. If Operator has leased any computer, telephone or other telecommunications equipment for use at the Business in connection with any Centralized Services under this Agreement, Owner shall have the right, at its option, to request that either (a) Operator transfer such lease to Owner or its designee or (b) Owner, at Owner’s expense, buy out the equipment lease. Any such transfer or buy-out of the equipment lease shall be subject to the consent or approval of the third Person lessor of such equipment. If the equipment lease is not transferable or cannot be bought out, Operator shall remove all such equipment from the Business within 30 days after the effective date of expiration or termination of this Agreement.

16.7.7 Bookings and Reservations. Owner shall honor, and shall cause any successor operator to honor, all business confirmed for the Hotel with reservations (including reservations made in good faith by Operator or Licensor for employee complimentary or discounted Guest Rooms, or pursuant to Operator’s or Licensor’s other promotional programs) dated after the effective date of the expiration or termination in accordance with such bookings as accepted by Operator. Owner will assume responsibility for all advance deposits received by Operator for the Hotel.

16.7.8 Disassociation; Removal of Trademarks. Subject to Sections 16.5.4 and 16.6.4, Owner shall, at Owner’s expense (for which, upon Owner’s request, Operator shall reimburse Owner for one-half of Owner’s reasonable out-of-pocket expenses in connection therewith), immediately take all steps reasonably requested by Operator to disassociate the Business and Owner from Operator, Operator’s Affiliates, Operator Partners, the SLS Brand, the “SBE Hotel Group”, the “SBE” collection of properties and any other SBE affiliation, whether or not in: (a) signage, menus and other printed materials at the Business; (b) in print, broadcast and internet media relating to the Business; or (c) the web sites of the Business. Without limiting the foregoing, Owner shall in any event delete all Trademarks related to any of the foregoing within a reasonable period of time (not to exceed 60 days) after termination. Operator has the right, but not the obligation, to purchase from Owner, for a price equal to Owner’s purchase cost, all unbroken cases of FF&E, Supplies or other materials bearing any Trademarks, whether then located at the Business or ordered for future use at the Business. The provisions of this Section 16.7.8 shall not require disassociation with the SLS Brand, the F&B Brands, or the Licensed Trademarks associated therewith, to the extent that Owner or a successor of the Business has timely exercised its rights under Section 16.5.4 or Section 16.6.4 to continue operation of the Business under the SLS Brand or the F&B Brands.

16.7.9 Termination Fee. If Owner elects to terminate this Agreement in connection with the sale of the Business to a bona fide third-party purchaser unrelated in any way to Owner or its equity partners, contemporaneously with the closing of such sale, Owner shall pay to Operator a fixed termination fee in an amount equal to * * * (the “Termination Fee”). In the event that Owner does not pay the Termination Fee to Operator contemporaneously with the closing of such sale and prior to any vacation of the Business by Operator, Owner shall be deemed to have withdrawn its election to terminate this Agreement and this Agreement shall remain in full force and effect and shall be binding upon such new purchaser after such sale.

16.7.10 Taxes. In the event that any of the sales tax and/or live entertainment tax obligations are not known until after the effective date of any termination of this Agreement, Operator shall, on or before the effective date of such termination, allocate from the funds available in the respective Bank Accounts a reasonable estimate of any sales tax and/or live entertainment tax. Any such costs or expenses referenced in this Section 16.7.10 shall be the responsibility and obligation of Owner.

16.7.11 Survival. This Section 16.7 shall survive the expiration or termination of this Agreement.

16.8 Notice of Termination to Employees. Owner acknowledges that Operator or its Affiliates may have an obligation under Applicable Law (including the WARN Act) to give advance notice to Business Personnel of any termination of employment, and that failure to comply with such notification obligation might give rise to certain liabilities under Applicable Law. Accordingly, notwithstanding anything to the contrary in this Agreement, the effective date of termination shall be extended to permit Operator to comply with all time periods under Applicable Law (including the WARN Act) if any, unless Owner agrees in writing to defend, indemnify and hold harmless Operator and its Affiliates in accordance with Section 12.3.1 from and against all Claims (including lost compensation, fines, penalties and attorneys’ fees and expenses) incurred by Operator or its Affiliates, arising thereunder as a result of such termination.

ARTICLE 17

DISPUTES

17.1 Prevailing Party’s Expenses. The prevailing Party in any arbitration, litigation or other legal action or proceeding arising out of or related to this Agreement shall be entitled to recover from the losing Party all reasonable fees, costs and expenses incurred by the prevailing Party in connection with such arbitration, litigation or other legal action or proceeding (including any appeals and actions to enforce any arbitration awards and court judgments), including reasonable fees, expenses and disbursements for attorneys, experts and other third Persons engaged in connection therewith. If a Party prevails on some, but not all, of its claims, such Party shall be entitled to recover an equitable amount of such fees, expenses and disbursements, as determined by the applicable arbitrator(s) or court. All amounts recovered by the prevailing Party under this Section 17.1 shall be separate from, and in addition to, any other amount included in any arbitration award or judgment rendered in favor of such Party.

17.2 Jurisdiction and Venue. Owner irrevocably submits to the jurisdiction of the courts of the State of Nevada in any litigation or other legal action or proceeding, arising out of or relating to this Agreement or any other dispute between the Parties, and Owner irrevocably agrees that all claims in respect of any such litigation, action or proceeding must be brought and/or defended in the courts of the State of Nevada, except with respect to matters that are under the exclusive jurisdiction of the Federal Courts of the United States, which shall be brought and/or defended in the Federal District Court sitting in Las Vegas, Nevada. Owner agrees that service of process for purposes of any such litigation, action or proceeding need not be personally served or served within the State of Nevada, but may be served with the same effect as if Owner were served within the State of Nevada, by certified mail or any other means permitted by Applicable Law addressed to Owner at the address set forth herein. Nothing in this Section 17.2 shall affect Operator’s rights to pursue any litigation or other legal action or proceeding in any other appropriate jurisdiction, including any litigation, action or proceeding brought by Operator to enforce any judgment against Owner entered by a State or Federal Court.

17.3 WAIVERS.

17.3.1 JURISDICTION AND VENUE. OWNER AND OPERATOR WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL DEFENSES BASED ON LACK OF JURISDICTION OR INCONVENIENT VENUE OR FORUM FOR ANY LITIGATION OR OTHER LEGAL ACTION OR PROCEEDING PURSUED BY OPERATOR OR OWNER IN THE JURISDICTION AND VENUE SPECIFIED IN SECTION 17.2.

17.3.2 TRIAL BY JURY. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY OF ALL CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT.

17.3.3 CONSEQUENTIAL DAMAGES. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT OR UNDER APPLICABLE LAW, IN ANY ARBITRATION, LAW SUIT, LEGAL ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING FROM OR RELATING TO THIS AGREEMENT OR THE BUSINESS, THE PARTIES UNCONDITIONALLY AND IRREVOCABLY WAIVE AND DISCLAIM TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW ALL RIGHTS TO ANY CONSEQUENTIAL DAMAGES (OTHER THAN OPERATOR’S STATUTORY RIGHTS AND REMEDIES RELATING TO TRADEMARKS, COPYRIGHTS, TRADE SECRETS AND OTHER INTELLECTUAL PROPERTY) GREATER THAN (I) THE TOTAL AMOUNT OF THE BASE FEE PAID TO OPERATOR HEREUNDER PRIOR TO THE EVENT GIVING RISE TO LIABILITY WITH RESPECT TO OPERATOR’S LIABILITY HEREUNDER OR (II) THE REASONABLY ANTICIPATED TOTAL AMOUNT OF THE BASE FEE TO BE PAID TO OPERATOR HEREUNDER IN THE 5 FULL OPERATING YEARS FOLLOWING THE EVENT GIVING RISE TO LIABILITY HEREUNDER (ASSUMING THAT THIS AGREEMENT WOULD CONTINUE FOR SUCH PERIOD) WITH RESPECT TO OWNER’S LIABILITY HEREUNDER.

17.3.4 PUNITIVE DAMAGES. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT OR UNDER APPLICABLE LAW, IN ANY ARBITRATION, LAW SUIT, LEGAL ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING FROM OR RELATING TO THIS AGREEMENT OR THE BUSINESS, THE PARTIES UNCONDITIONALLY AND IRREVOCABLY WAIVE AND DISCLAIM TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW ALL RIGHTS TO ANY PUNITIVE, EXEMPLARY, STATUTORY OR TREBLE DAMAGES (OTHER THAN OPERATOR’S STATUTORY RIGHTS AND REMEDIES RELATING TO TRADEMARKS, COPYRIGHTS, TRADE SECRETS AND OTHER INTELLECTUAL PROPERTY), AND ACKNOWLEDGE AND AGREE THAT THE RIGHTS AND REMEDIES IN THIS AGREEMENT, AND ALL OTHER RIGHTS AND REMEDIES AT LAW AND IN EQUITY, WILL BE ADEQUATE IN ALL CIRCUMSTANCES FOR ANY CLAIMS THE PARTIES MIGHT HAVE WITH RESPECT THERETO.

17.4 Survival and Severance. The provisions of this Article 17 are severable from the other provisions of this Agreement and shall survive and not be merged into any termination or expiration of this Agreement or any judgment or award entered in connection with any dispute, regardless of whether such dispute arises before or after termination or expiration of this Agreement, and regardless of whether the related proceedings occur before or after termination or expiration of this Agreement. If any part of this Article 17 is held to be unenforceable, it shall be severed and shall not affect any other part of this Article 17.

ARTICLE 18

REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS

18.1 Operator’s Representations and Warranties. Operator represents and warrants to Owner as of the Effective Date that:

18.1.1 Organization and Authority. Operator is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Nevada, is duly qualified to do business in the state in which the Business is located (to the extent required by Applicable Law), and has full power, authority, and legal right to execute, perform, and timely observe all of the provisions of this Agreement to be performed or observed by Operator. Operator’s execution, delivery, and performance of this Agreement have been duly authorized by all necessary action on the part of Operator.

18.1.2 Enforceability. This Agreement constitutes a valid and binding obligation of Operator and does not constitute a breach of or default under the organizational and governing documents of Operator or any Applicable Law to which Operator is subject or by which it or any substantial portion of its assets is bound or affected.

18.2 Owner’s Representations and Warranties. Owner represents and warrants to Operator as of the Effective Date that:

18.2.1 Organization and Authority. Owner is duly organized, validly existing, and in good standing under the laws of the State of Delaware, is duly qualified to do business in the state in which the Business is located, and has full power, authority, and legal right to execute, perform, and timely observe all of the provisions of this Agreement to be performed or observed by Owner. Owner’s execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Owner.

18.2.2 Enforceability. This Agreement constitutes a valid and binding obligation of Owner and does not and will not constitute a breach of or default under any of the organizational or governing documents of Owner or the terms, conditions, or provisions of any Applicable Law to which Owner is subject or by which it or any substantial portion of its assets (including the Business) is bound or affected.

18.2.3 Compliance with Certain Federal Laws. Operator will comply, and will cause the Business to comply, and Owner shall cause the operator of the Casino to comply, in all material respects with the U.S. Bank Secrecy Act, as amended, the U.S. Money Laundering Control Act of 1986, as amended, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, all similar foreign laws and regulations, and the rules and regulations administered to date by the U.S. Treasury Department’s Office of Foreign Assets Control, to the extent such laws, rules and regulations are applicable.

18.3 ACKNOWLEDGEMENTS. OWNER AND OPERATOR EACH ACKNOWLEDGE AND CONFIRM TO THE OTHER THAT:

18.3.1 NO ADDITIONAL REPRESENTATIONS OR WARRANTIES. NEITHER PARTY HAS MADE ANY PROMISES, REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND WHATSOEVER TO THE OTHER PARTY, EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, AND NO PERSON IS AUTHORIZED TO MAKE ANY PROMISES, REPRESENTATIONS, WARRANTIES OR GUARANTIES ON BEHALF OF EITHER PARTY, EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT.

18.3.2 NO RELIANCE. NEITHER PARTY HAS RELIED UPON ANY STATEMENTS OR PROJECTIONS OF REVENUE, SALES, EXPENSES, INCOME, RATES, AVERAGE DAILY RATE, OCCUPANCY, REVENUE PER AVAILABLE ROOM, RESERVATION SYSTEM CONTRIBUTION, PROFITABILITY, VALUE OF THE BUSINESS OR SIMILAR INFORMATION PROVIDED BY THE OTHER PARTY BUT HAS INDEPENDENTLY CONFIRMED THE ACCURACY AND RELIABILITY OF ANY SUCH INFORMATION AND IS SATISFIED WITH THE RESULTS OF SUCH INDEPENDENT CONFIRMATION.

18.3.3 LIMITATION ON FIDUCIARY DUTIES. TO THE EXTENT ANY FIDUCIARY DUTIES THAT MAY EXIST AS A RESULT OF THE RELATIONSHIP OF THE PARTIES IN CONNECTION WITH THIS AGREEMENT ARE INCONSISTENT WITH, OR WOULD HAVE THE EFFECT OF EXPANDING, MODIFYING, LIMITING OR RESTRICTING ANY OF THE EXPRESS TERMS OF THIS AGREEMENT: (A) THE EXPRESS TERMS OF THIS AGREEMENT SHALL CONTROL; (B) THIS AGREEMENT SHALL BE INTERPRETED IN ACCORDANCE WITH GENERAL PRINCIPLES OF CONTRACT INTERPRETATION WITHOUT REGARD TO THE COMMON LAW

PRINCIPLES OF AGENCY; AND (C) ANY LIABILITY OF THE PARTIES SHALL BE BASED SOLELY ON PRINCIPLES OF CONTRACT LAW AND THE EXPRESS TERMS OF THIS AGREEMENT. THE PARTIES FURTHER ACKNOWLEDGE AND AGREE THAT FOR THE PURPOSES OF DETERMINING THE NATURE AND SCOPE OF OPERATOR’S FIDUCIARY DUTIES UNDER THIS AGREEMENT, THE TERMS OF THIS AGREEMENT, AND THE DUTIES AND OBLIGATIONS SET FORTH HEREIN, ARE INTENDED TO SATISFY ALL FIDUCIARY DUTIES THAT MAY EXIST AS A RESULT OF THE RELATIONSHIP BETWEEN THE PARTIES IN CONNECTION WITH THIS AGREEMENT, INCLUDING ALL DUTIES OF LOYALTY, GOOD FAITH, FAIR DEALING AND FULL DISCLOSURE, AND ANY OTHER DUTY DEEMED TO EXIST UNDER THE COMMON LAW PRINCIPLES OF AGENCY OR OTHERWISE (OTHER THAN THE DUTY OF GOOD FAITH AND FAIR DEALING IMPLIED UNDER GENERAL CONTRACT PRINCIPLES, INDEPENDENT OF THE COMMON LAW PRINCIPLES OF AGENCY). ACCORDINGLY, NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE AND DISCLAIM ANY POWER OR RIGHT SUCH PARTY MAY HAVE TO CLAIM ANY PUNITIVE, EXEMPLARY, STATUTORY OR TREBLE DAMAGES OR CONSEQUENTIAL OR INCIDENTAL DAMAGES FOR ANY BREACH OF FIDUCIARY DUTIES IN CONNECTION WITH THIS AGREEMENT.

18.3.4 IRREVOCABILITY OF CONTRACT. IN ORDER TO REALIZE THE FULL BENEFITS CONTEMPLATED BY THE PARTIES, THE PARTIES INTEND THAT THIS AGREEMENT SHALL BE NON-TERMINABLE, EXCEPT FOR AN EVENT OF DEFAULT AND THE SPECIFIC TERMINATION RIGHTS IN FAVOR OF A PARTY SET FORTH IN THIS AGREEMENT. ACCORDINGLY, NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE AND DISCLAIM ALL RIGHTS TO TERMINATE THIS AGREEMENT AT LAW OR IN EQUITY, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT.

ARTICLE 19

GENERAL PROVISIONS

19.1 Governing Law. This Agreement shall be construed under the laws of the State of Nevada without regard to any conflict of law principles.

19.2 Construction of this Agreement. The Parties intend that the following principles (and no others not consistent with them) be applied in construing and interpreting this Agreement:

19.2.1 Claims Limited to Contract. Neither Party shall assert against the other Party any contractual claim arising out of this Agreement, unless the claim is based upon the express terms of this Agreement and does not seek to vary, and is not in conflict with, those express terms.

19.2.2 Presumption Against a Party. The terms and provisions of this Agreement shall not be construed against or in favor of a Party hereto merely because such Party is the Operator hereunder or such Party or its counsel is the drafter of this Agreement.

19.2.3 Severability. If any term or provision of this Agreement is held invalid, illegal or unenforceable by a court of competent jurisdiction or any arbitrator(s) for any reason, the remainder of this Agreement shall in no way be affected and shall remain valid and enforceable for all purposes, each Party hereby declaring that it (a) would have executed this Agreement without inclusion of such term or provision and (b) execute and deliver to the other Party any additional documents that may be reasonably requested by a Party to fully effectuate this Section 19.2.3.

19.2.4 Certain Words and Phrases. All words in this Agreement shall be deemed to include any number or gender as the context or sense of this Agreement requires. The words “will,” “shall,” and “must” in this Agreement indicate a mandatory obligation. The use of the words “include,” “includes,” and “including” followed by one or more examples is intended to be illustrative and is not a limitation on the scope of the description or term for which the examples are provided. All dollar amounts set forth in this Agreement are stated in U.S. dollars, unless otherwise specified. The words “day” and “days” refer to calendar days unless otherwise stated. The words “month” and “months” refer to calendar months unless otherwise stated. The words “hereof”, “hereto” and “herein” refer to this Agreement, and are not limited to the article, section, paragraph or clause in which such words are used.

19.2.5 Headings. The table of contents, headings and captions contained herein are for the purposes of convenience and reference only and are not to be construed as a part of this Agreement. All references to any article, section, exhibits or schedules in this Agreement are to articles, sections, exhibits or schedules of this Agreement, unless otherwise noted.

19.2.6 Approvals. Unless expressly stated otherwise in this Agreement, whenever a matter is submitted to a Party for approval or consent in accordance with the terms of this Agreement, that Party has a duty to act reasonably and timely in rendering a decision on the matter.

19.2.7 Entire Agreement. This Agreement (including the attached exhibits and schedules) constitutes the entire agreement between the Parties with respect to the subject matter contemplated herein and supersedes all prior agreements and understandings, written or oral. No undertaking, promise, duty, obligation, covenant, term, condition, representation, warranty, certification or guaranty shall be deemed to have been given or be implied from anything said or written in negotiations between the Parties prior to the execution of this Agreement, except as expressly set forth in this Agreement. Neither Party shall have any remedy in respect of any untrue statement made by the other Party on which that Party relied in entering into this Agreement (unless such untrue statement was made fraudulently), except to the extent that such statement is expressly set forth in this Agreement.

19.2.8 Third-Party Beneficiary. No third Person (other than a Mortgagee) shall be a beneficiary of Owner’s rights or benefits under this Agreement.

19.2.9 Remedies Cumulative. Except as otherwise expressly provided in this Agreement, the remedies provided in this Agreement are cumulative and not exclusive of the remedies provided by Applicable Law, and a Party’s exercise of any one or more remedies for any default shall not preclude the Party from exercising any other remedies at any other time for the same default.

19.2.10 Amendments. Neither this Agreement nor any of its terms or provisions may be amended, modified, changed, waived or discharged, except by an instrument in writing signed by the Party against whom the enforcement of the amendment, modification, change, waiver or discharge is sought.

19.2.11 Survival. The expiration or termination of this Agreement does not terminate or affect Owner’s or Operator’s covenants and obligations that either expressly or by their nature survive the expiration or termination of this Agreement.

19.3 Limitation on Operator’s Liabilities.

19.3.1 Projections in Operating Plan. Owner acknowledges that (a) all budgets and financial projections prepared by Operator or its Affiliates prior to the Effective Date or under this Agreement, including the annual Operating Plan, are intended to assist in Operating the Business, but are not to be relied on by Owner or any third Person as to the accuracy of the information or the results predicted therein and (b) Operator does not guarantee the accuracy of the information nor the results of in such budgets and projections. Accordingly, Owner agrees that: (i) neither Operator nor its Affiliates shall have any liability whatsoever to Owner or any third Person for any divergence between such budgets and projections and actual operating results achieved; (ii) the failure of the Business to achieve any Operating Plan for any Operating Year shall not constitute a default by Operator or give Owner the right to terminate this Agreement, except as expressly provided in the Performance Test; and (iii) if Owner provides any such budgets or projections to a third Person, Owner shall advise such third Person in writing of the substance of the disclaimer of liability set forth in this Section 19.3.1.

19.3.2 Technical Advice. Owner acknowledges that any review, advice, assistance, recommendation or direction provided by Operator with respect to the design, construction, equipping, furnishing, decoration, alteration, improvement, renovation or refurbishing of the Business (including the Renovation): (a) is intended solely to assist Owner in the development, construction, maintenance, repair and upgrading of the Business and Owner’s compliance with its obligations under this Agreement and (b) does not constitute any representation, warranty or guaranty of any kind whatsoever that: (i) there are no errors in the plans and specification; (ii) there are no defects in the design of construction of the Business or installation of any building systems or FF&E therein; or (iii) the plans, specifications, construction and installation work will comply with all Applicable Laws (including the American with Disabilities Act or similar laws or regulations governing public accommodations for Individuals with disabilities).

19.3.3 Approvals and Recommendations. Owner acknowledges that in granting any consents, approvals or authorizations under this Agreement, and in providing any advice, assistance, recommendation or direction under this Agreement, neither Operator nor its Affiliates guarantee success or a satisfactory result from the subject of such consent, approval, authorization, advice, assistance, recommendation or direction.

19.3.4 Limitation on Owner’s Liabilities. Notwithstanding anything to the contrary in this Agreement, the liability of Owner under this Agreement and any recourse by Operator against Owner in connection with this Agreement shall be limited solely and exclusively to the interest of Owner in and to the Business, the other business on the Premises owned by Owner and the Premises, and none of Owner’s Affiliates or its or its Affiliates respective trustees, beneficiaries, directors, officers, partners, members, managers, employees or agents shall have any liability therefor.

19.4 Waivers. No failure or delay by a Party to insist upon the strict performance of any term of this Agreement, or to exercise any right or remedy consequent on a breach thereof, shall constitute a waiver of any breach or any subsequent breach of such term. No waiver of any default shall affect or alter this Agreement, but each and every term of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach.

19.5 Notices. All written notices required or permitted to be given under this Agreement shall be in writing and shall be delivered by: (a) personal delivery; (b) overnight DHL, FedEx, UPS or other similar courier service; (c) United States Postal Service as Express Mail or certified mail, postage prepaid, return receipt requested, addressed to the Parties at the addresses specified below, or at such other address as the Party to whom the notice is sent has designated in accordance with this Section 19.5, and shall be deemed to have been received by the Party to whom such notice or other communication is sent upon (i) delivery to the address of the recipient Party, provided that such delivery is made prior to 5:00 p.m. (local time for the recipient Party) on a business day, otherwise the following business day or (ii) the attempted delivery of such Notice if such recipient Party refuses delivery, or such recipient Party is no longer at such address number, and failed to provide the sending Party with its current address pursuant to this Section 19.5; or (d) electronic facsimile transmission to the other Party, at its fax number as set forth below, provided such delivery is followed by an original of the notice delivered to the other party by air courier delivery service, and provided the facsimile copy sent by the sender provides an automatic notation confirming the delivery thereof.

Operator notice address:	c/o SBEEG Holdings, LLC
8000 Beverly Blvd.
Los Angeles, CA 90048
Attn: General Counsel
Facsimile No. (323) 655.8001

With a copy to:	Paul Hastings LLP
515 South Flower Street
Los Angeles, CA 90071
Attn: Rick S. Kirkbride, Esq.
Facsimile No. (213) 996.3261

Owner notice address:	Stockbridge Real Estate Partners II, LLC
4 Embarcadero Center, Suite 3300
San Francisco, CA 94111
Attn: Controller
Facsimile No. (415) 658.3433

With a copy to:	Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, CA 90071-3197
Attn: Farshad Morè
Facsimile No. (213) 229.6947

19.6 Owner’s Representative. Owner shall designate an Individual to act as representative for Owner and the Equity Owners (“Owner’s Representative”), and Operator shall have the right to rely on all actions by, and communications with, Owner’s Representative as binding on Owner and the Equity Owners. Owner shall provide to Operator the name, address, telephone and fax numbers, email address and other relevant contact information for the Owner’s Representative as of the Effective Date and within 10 days of any change thereto.

19.7 Further Assurances. The Parties shall do and cause to be done all such acts, matters and things and shall execute and deliver all such documents and instruments as shall be required to enable the Parties to perform their respective obligations under, and to give effect to the transactions contemplated by, this Agreement.

19.8 Relationship of the Parties. The Parties acknowledge and agree that: (a) the relationship between them shall be that of principal (in the case of Owner) and agent (in the case of Operator); (b) they are not joint venturers, partners or joint owners with respect to the Business; and (c) nothing in this Agreement shall be construed as creating a partnership, joint venture or similar relationship between the Parties.). The Parties further acknowledge and agree that in Operating the Business, including entering into leases and contracts, accepting reservations, and conducting financial transactions for the Business (i) Operator assumes no independent contractual liability and (ii) Operator shall have no obligation to extend its own credit with respect to any obligation incurred in Operating the Business or performing its obligation under this Agreement.

19.9 Force Majeure. In the event of a Force Majeure Event, the obligations of the Parties and the time period for the performance of such obligations (other than an obligation to pay any amount hereunder) shall be extended for each day that such Party is prevented, hindered or delayed in such performance during the period of such Force Majeure Event, except as expressly provided otherwise in this Agreement. Upon the occurrence of a Force Majeure Event, the affected Party shall give prompt written notice of such Force Majeure Event to the other Party. If Operator is unable to perform its obligations under this Agreement due to a Force Majeure Event, or Operator deems it necessary to close and cease the Operation of all or any portion of the Business due to a Force Majeure Event in order to protect the Business or the health, safety or welfare of the its guests or Business Personnel, then Operator may close or cease Operation of all or a portion of the Business for such time and in such manner as Operator reasonably deems necessary as a result of such Force Majeure Event, and reopen or recommence the Operation of the Business when Operator again is able to perform its obligations under this Agreement, and determines that there is no unreasonable risk to the Business or health, safety or welfare or its guests or Business Personnel.

19.10 Terms of Other Management Agreements. Operator makes no representation or warranty that any past or future forms of its management agreement do or will contain terms substantially similar to those contained in this Agreement. In addition, Owner acknowledges and agrees that Operator may, due to local business conditions or otherwise, waive or modify any comparable terms of other management agreements heretofore or hereafter entered into by Operator or its Affiliates.

19.11 Execution of Agreement. This Agreement may be executed in counterparts, each of which when executed and delivered shall be deemed an original, and such counterparts together shall constitute one and the same instrument.

19.12 Foreign Corrupt Practices Act.

19.12.1 Each of Owner and Operator and its respective officers, directors, employees, or agents shall use only legitimate business and ethical practices in commercial operations and in promoting its position or a position of the other Party before any Governmental Authority on issues and matters that directly or indirectly relate to this Agreement. No officer, director, employee or agent of Owner or Operator, as the case may be, shall pay, offer, promise, or authorise the payment, directly or indirectly, of monies or anything of value to any official or employee of any Governmental Authority (including an official or employee of any public international organization) or any political party or candidate for political office, for the purpose of: (A) (i) influencing any act or decision of such official in his official capacity, (ii) causing such official to act or fail to act in violation of his lawful duty, or (iii) securing any improper advantage; or (B) causing the official to influence any act or decision of any Governmental Authority, in order to assist Owner or Operator, as the case may be, in obtaining or retaining business, or directing business to any person, where such act, decision, business or advantage is in any way or manner whatsoever related to the project contemplated by this Agreement (any such act being a “Prohibited Payment”). A Prohibited Payment does not include:

(a) modest facilitating payments to low-level employees of a Governmental Authority for the purpose of expediting a service or routine administrative action ordinarily performed by such employees, provided the recipient of such service or action is entitled to receive such service or action; or

(b) the payment of reasonable and bona fide expenditures, such as travel and lodging expenses, which are directly related to the promotion, demonstration or explanation of products or services, or the execution or performance of a contract with a foreign government or agency thereof; provided such payments are permissible under Applicable Law and customer guidelines.

19.12.2 Each of Owner and Operator covenants that it will not seek to avoid its obligations under this Section 19.12 by hiring one or more third parties with whom such party may interact to perform actions that otherwise would be prohibited under this provision had they been performed directly by Owner or Operator, as the case may be.

19.12.3 If any employee of Owner or Operator, as the case may be, violates or causes Operator or Owner, as the case may be, to violate the provisions of the FCPA, regardless of U.S. jurisdiction over the activity, or if any such employee has become the subject of a government investigation or prosecution under the FCPA, the OECD Convention on Combating Corruption in International Business Transactions, or any local anti-corruption law for any other transaction, then upon request of Operator, Owner or Operator, as the case may be, shall immediately terminate the employment of such employee.

19.12.4 Each of Owner and Operator represents and warrants to the other Party that no government official or any candidate for political office has any direct or indirect ownership or investment interest in the revenues or profit of Owner or Operator, as the case may be, or the Business or Casino.

19.13 Governmental Approvals; Compliance with Governmental Authorities.

19.13.1 This Agreement and all other agreements contemplated herein shall be executed subject to all required approvals and authorizations, if any, by all applicable Governmental Authorities.

19.13.2 If any Governmental Authority requires, as a condition of its approval or authorization, the modification of any terms or provisions of this Agreement, the Parties shall use their commercially reasonable efforts to comply with such request; provided, however, that if such requested modification would have a material and adverse effect with respect to any Party’s rights or obligations under this Agreement, then such Party shall have the right to terminate this Agreement by giving notice to the other Party within 30 days after receipt of such request for modification, with no liability whatsoever to either Party for such termination.

19.13.3 If any Governmental Authority requires Operator to perform any action or activity, or cease to perform any action or activity, then, subject to any applicable right of Operator to lawfully challenge, appeal, delay, or otherwise dispute or seek modification of such requirement, Operator shall promptly comply with the Governmental Authority’s requirement.

ARTICLE 20

ADDITIONAL PROVISIONS

20.1 Compliance with Applicable Laws. Operator shall operate the Business and otherwise perform its obligations hereunder in compliance with Applicable Laws. Owner shall perform its obligations hereunder in compliance with Applicable Laws. Operator shall, in consultation with Owner and the operator of the Casino, promulgate such reasonable rules and regulations relating to the operation of the Business as Operator, Owner and the operator of the Casino may deem appropriate and for the best interests of the Premises. Such rules and regulations (i) shall not expressly conflict with Owner’s or Operator’s rights under this Agreement, (ii) shall conform with Applicable Laws, and (iii) shall be provided to Owner and the operator of the Casino prior to their implementation. Operator, Owner or the operator of the Casino may propose amendments to the rules and regulations from time to time, subject to the standards set forth above, which amendments shall become effective if approved by the Parties and the operator of the Casino.

20.2 Termination of Business Personnel. Operator shall terminate any Business Personnel at the reasonable request of either Owner or the operator of the Casino, unless such termination violates any applicable collective bargaining agreement or Applicable Law or would, in Operator’s good faith belief, constitute wrongful termination under any Applicable Law. Notwithstanding the above, Operator shall terminate any Business Personnel (i) whose dismissal is required by any Governmental Authority, (ii) who has committed any terminable offense under the internal rules and regulations of Owner or the operator of the Casino, (iii) who has committed any terminable offense under the rules and regulations promulgated by Operator with regard to operation of the Business, or (iv) whose continued employment is deemed likely to, as determined in good faith by the Owner or operator of the Casino, (a) preclude or delay, impede, jeopardize or impair the ability of Owner or the operator of the Casino to obtain or retain any gaming or other privileged licenses, (b) result in the imposition terms and conditions on any such gaming or other privileged licenses, (c) subject Owner or the operator of the Casino to any disciplinary proceedings by the Gaming Authority, or (d) constitute a violation of the Gaming Laws.

20.3 Role of Principal. Owner expects and Operator agrees that all preparatory work for the Business will receive direct input from Operator and that commencing on the Effective Date of this Agreement, Operator’s Senior Vice President of Development will make himself available at such reasonable times after reasonable notice and locations as Owner shall reasonably request to consult with Owner relating to the concept, design and remodel of the Business.

20.4 Guest Claims. Operator acknowledges that the Owner operates a first-class resort/hotel/casino facility and that the maintenance of Owner’s reputation and the goodwill of all of Owner’s guests and invitees are absolutely essential to Owner and that any impairment thereof whatsoever will cause great damage to Owner. Operator therefore covenants and agrees that Operator will courteously and promptly (within a reasonable period after notification from Owner) respond to any guest related claim (e.g., bodily injury, personal property damage, missing property, and/or guest illness), whether formal or informal, related to the Business and/or Operator’s acts, omissions or negligence (or the acts, omissions or negligence of Operator’s agents, subcontractors, or employees) in connection with Operator’s operation of the Business. In addition, Operator agrees to diligently and courteously handle and process such claims in accordance with the highest standards of honesty, integrity, quality and courtesy so as to maintain and enhance the reputation and goodwill of Owner and its resort/hotel/casino facility. Without limiting the foregoing, Operator shall send a copy of any and all correspondence or documents in connection with such claims to Owner and shall periodically give Owner a written update of the status of all such claims. All such correspondence, documents and updates shall be sent to SLS Las Vegas, Attn: Legal Department, 2535 S. Las Vegas Boulevard, Las Vegas, Nevada 89109. If Operator fails after notice from Owner to satisfy the requirements of this Article and it becomes necessary for Owner to handle one or more of such guest claims, then Operator will reimburse Owner for any and all reasonable costs and expenses Owner incurs in connection with such claims, including, but not limited to, any labor costs. Owner will be diligent in providing any and all information to Operator in relation to such claims.

20.5 Security and Documentation of Incidents. Subject to the Employee Lease Agreement, the following provisions shall govern the provision of security services and documentation of incidents in connection with the Business:

20.5.1 Operator’s security department and security officers shall be responsible for providing security services in the Business.

20.5.2 Operator shall at all times during the term of the Agreement fully Document each Incident (both as defined herein) occurring in, or in connection with, the Business. For purposes of this Agreement, “Incident” means any injury, illness, accident, altercation, sexual misconduct, fight, trespass, arrest, similar event involving illegal or illicit conduct, or any other matter that should be documented, or suspicion or suppression of, or alleged by, any person in, or in connection with, the Business; and “Document” means to complete and retain, promptly following an Incident, thorough and accurate security incident reports, medical evaluations, witness statements (both of Operator’s employee’s and Operator’s patrons) and recordings in whatever format, including, but not limited to, video tapes, CD-ROMs and DVDs, if applicable, of the Incident (collectively, the “Documentation”). In the event of an Incident, Operator shall, to the extent any persons involved with or witnessing such Incident cooperate, fully Document the Incident. Operator shall (a) within a reasonable period of each Incident, notify Owner in writing of such Incident and (b) upon request from Owner, forthwith deliver to Owner a full and complete copy of all Documentation for an Incident. In addition, Operator shall as soon as reasonably possible notify Owner and, if so requested by Owner, the operator of the Casino, in the event that (x) a physical altercation has taken place in, or in connection with, the Business, (y) Operator has called for the police, fire department and/or emergency medical technicians/paramedics to respond to an incident in the Business, or (z) Operator is preparing to eject someone from the Business (regardless of the reason). In the event of an ejection pursuant to clause (z) above, Operator shall notify Owner of such ejection as soon as reasonably possible, which the Owner acknowledges might be after any such ejection has occurred.

20.6 Regulatory and Owner Policies and Procedures. Operator acknowledges receiving the following (attached hereto as Exhibits F, G, H, and I, respectively): (a) Letter dated October 15, 2009 from the Department of Business License, Clark County addressed to nightclub owners, etc.; (b) Memorandum dated February 7, 2006 from the Nevada State Gaming Control Board addressed to all non-restricted Licensees and Interested Persons on the subject of “Nightclub Activities and Entertainment Selection”; (c) Memorandum dated April 9, 2009 from the Nevada State Gaming Control Board to all non-restricted Licensees and Interested Parties on the subject of “Nightclubs, Ultra Lounges, European Pools and Similar Venues”; and (d) Notice dated March 21, 2013 from the Nevada State Gaming Control Board to all non-restricted Licensees and Interested Parties on the subject of “Nightclubs, Day Clubs, Party Pools, Ultra Lounges, and Similar Venues.” Operator shall at all times operate the Business to ensure compliance with (i) the contents of (a), (b), (c), and (d) above, as such may be amended or modified in the future and (ii) any directions, guidance, input or the like received from a Gaming Authority.

20.7 Privileged Licenses.

20.7.1 Each of the Parties (in such capacity, the “Acknowledging Party”) acknowledges that the other Party and its Affiliates (in such capacity, collectively, the “Licensed Party”) are businesses that are or may be subject to and exist because of privileged licenses issued by Governmental Authorities. If requested to do so by the Licensed Party, then the

Acknowledging Party, and its agents, employees, subcontractors, and representatives, shall obtain any license, qualification, clearance or the like that shall be requested or required of any of them by the Licensed Party or any Governmental Authority having jurisdiction over either Party. If the Acknowledging Party, or any of its agents, employees, subcontractors, or representatives, fails to satisfy such requirement; or if the Licensed Party is directed to cease business with the Acknowledging Party, or its agents, employees, subcontractors, or representatives, by any Governmental Authority; or if the Licensed Party shall in good faith determine, in its sole and exclusive judgment, that the Acknowledging Party, or any of its agents, employees, subcontractors, or representatives, (a) is or might be engaged in, or is about to be engaged in, any activity or activities, or (b) was or is involved in any relationship, either of which could or does jeopardize the Licensed Party’s business or other licenses, or those of any Affiliate of the Licensed Party; or if any such license is threatened to be, or is, denied, curtailed, suspended or revoked; then, in any of the above cases, this Agreement may be immediately terminated by the Licensed Party without further liability between the Parties other than payment of any accrued but unpaid fees; provided, however, that in the event such activity or relationship involves an individual with whom the Acknowledging Party is associated and the Acknowledging Party terminates such activity or association to the satisfaction of the Governmental Authority, then the Licensed Party shall not terminate this Agreement.

20.7.2 Further, Operator

(a) acknowledges its understanding that it is illegal for (i) a denied gaming license applicant, (ii) an “excluded person” (as defined in Nevada Gaming Regulation 28.020(2)), (iii) a person found unsuitable by the Nevada State Gaming Control Board or Nevada Gaming Commission, (iv) a revoked gaming licensee, or (v) a business organization under the control of any person described in clauses (i) through (iv) to enter or attempt to enter into a contract with Owner, its parent company, subsidiaries or any affiliate, without the prior approval of the Nevada Gaming Commission;

(b) affirms that Operator and each of its Affiliates is not such a person and is not under the control of such a person; and

(c) agrees that this Agreement is subject to immediate termination by Owner, without further liability to Operator, if Operator or any of its Affiliates is or becomes such a person or is under the control of such a person.

20.8 Conduct. Operator and Owner acknowledge that Operator and Owner, their respective parent company(ies), subsidiaries and affiliates, have reputations for offering high quality entertainment and/or services to the public and that they and their parent company(ies), subsidiaries and Affiliates are subject to regulation and licensing and desire to maintain their reputation and receive positive publicity. Owner and Operator each therefore agrees that throughout the term of this Agreement, their respective directors, officers and managers will not conduct themselves in a manner which is contrary to the best interests of, nor in any manner that materially and adversely affects or is materially detrimental to, the other party hereto, their respective parent company(ies), subsidiaries or Affiliates, and will not directly or indirectly make any oral, written or recorded private or public statement or comment that is materially disparaging, critical, defamatory or otherwise not in the best interests of the other party or their respective parent company(ies), subsidiaries or Affiliates.

20.9 Operating Controls. In connection with Owner’s and the operator of the Casino’s privileged licenses with the State of Nevada and Clark County, Nevada, Owner and the operator of the Casino are committed to ensure that its actions do not act as a detriment to the development of gaming industry or reflect discredit upon Owner, the operator of the Casino, the State of Nevada or the gaming industry in general. Accordingly, and notwithstanding anything contained in this Agreement to the contrary and in addition to all other obligations of Operator in this Agreement, Owner specifically requires of Operator as follows:

(a) Operator shall draft, institute and enforce an operational policy which shall ensure Operator conducts its business in a manner appropriate for a first-class operation and consistent with the regulatory compliance programs of Owner and the operator of the Casino to include, without limitation, implementation of a “zero tolerance” policy and utilize best efforts to address and prevent: (i) overconsumption of alcoholic beverages; (ii) underage patronage of the Business or purchase or consumption of alcoholic beverages; (iii) possession, use or sale of illegal substances; (iv) prostitution; (v) assaults by Operator employees, guests or invitees at the Premises, and (vi) improper cash handling or reporting activities by Operator employees. Operator shall submit such operational policy to Owner for Owner’s (and the operator of the Casino’s review) and Owner’s approval within 120 days from the execution of this Agreement.

(b) Operator shall keep accurate books and records with respect to compliance with all federal, state, county and city laws, ordinances and regulations relative to, and otherwise implement those controls appropriate for, the operations of Operator’s businesses and the employment of Operator’s employees including, without limitation, payroll records, tip reporting, pooling and distribution records, register bank reconciliations, compliance records (including but not limited to alcohol awareness cards, health cards, OSHA training, certifications, etc.), and violations of its operational policy.

(c) Operator shall coordinate all aspects of its operations with Owner and the operator of the Casino management and staff to ensure compliance with Owner’s and/or the operator of the Casino’s regulatory compliance programs to include, without limitation, coordination of Operator’s security program with the operator of the Casino’s security program (including the utilization, of Las Vegas Metropolitan Police) for implementing appropriate handling of guests and invitees within the Premises.

(d) In furtherance of the foregoing, Owner specifically reserves the following rights (but not the obligation), at all times and without notice, to:

(i) enter upon the Premises to inspect Operator’s operations (and with respect to such operational inspections, such inspections may be either announced or unannounced at the election of Operator), books, records and any other documentation of any kind or nature whatsoever or interview any Operator employee, guest or invitee deemed necessary by Owner in Owner’s discretion to ensure compliance with this Section or any other operational obligations of Operator under this Agreement or to ensure compliance with all federal, state, county and city laws, ordinances and regulations relative to operations of Operator’s businesses and the employment of Operator’s employees;

(ii) at Owner’s cost, to post Owner’s or the operator of the Casino’s employees or other designees (which may, at Owner’s option, include Owner requiring Operator to post Las Vegas Metropolitan Police Officers) within the Premises in such amounts and in such locations as Owner or the operator of the Casino shall reasonably determine to ensure compliance with this Section or any other operational obligations of Operator under this Agreement or to otherwise ensure compliance with all federal, state, county and city laws, ordinances and regulations relative to the operations of Operator’s businesses and the employment of Operator’s employees, provided that any costs associated with actions taken pursuant to this Section shall only be deemed an Operating Expense if Owner or the operator of the Casino reasonably believes that Operator has violated the requirements of this Article 20; and

(iii) at Owner’s cost, and in addition to the training otherwise set forth in this Agreement, require Operator to attend and complete (including Operator’s employees, agents and servants) Owner or the operator of the Casino directed training programs concerning the obligations of this Section, provided that any costs associated with actions taken pursuant to this Section shall only be deemed an Operating Expense if Owner or the operator of the Casino reasonably believes that Operator has violated the requirements of this Article 20.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

OWNER:

STOCKBRIDGE/SBE HOLDINGS, LLC a Delaware limited liability company

By:	Stockbridge/SBE Voteco Company, LLC
Its:	Manager

By	/s/ Terrence Fancher
Name:	Terrence Fancher
Title:	President

OPERATOR:

SBEHG LAS VEGAS I, LLC a Nevada limited liability company

By:	SBEHG LVI Voteco Company, LLC
Its:	Manager

By	/s/ Sam Nazarian
Name:	Sam Nazarian
Title:	Manager

EXHIBIT A

DEFINITIONS

Acknowledging Party – as defined in Section 20.7.1.

Affiliate – any Person that, directly or indirectly, controls, is controlled by, or is under common control with, the referenced Party or other Person. For purposes hereof, the term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of any Person, or the power to veto major policy decisions of any Person, whether through the ownership of voting securities, by agreement, or otherwise.

Affiliate Agreement – as defined in Section 2.2.3.

Agreement – as defined in the introductory paragraph.

Anticipated Renovation End Date – the date Operator, in its reasonable business judgment, anticipates to be the Renovation End Date.

Anti-Terrorism Laws – all present and future Applicable Laws addressing or in any way relating to acts of war, terrorist acts, financing of terrorist activities, drug trafficking, money laundering or similar activities that threaten the security of the United States of America, including: (a) The United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act; (b) The Trading with the Enemies Act; (c) all rules and regulations issued by the U.S. State Department or U.S. Treasury Department’s Office of Foreign Assets Control; and (d) Executive Orders 13224 issued by the President of the United States, and similar executive orders.

Applicable Law – all (a) statutes, laws, rules, regulations, ordinances, codes or other legal requirements of any federal, state or local governmental authority, board of fire underwriters and similar quasi-Governmental Authority, including any legal requirements under any Approvals, and (b) judgments, injunctions, orders or other similar requirements of any court, administrative agency or other legal adjudicatory authority, in effect at the time in question and in each case to the extent the Business or Person in question is subject to the same. Without limiting the generality of the foregoing, references to Applicable Law shall include any of the matters described in clause (a) or (b) above relating to employees, zoning, building, health, safety, environmental matters, accessibility of public facilities, and liquor and other privileged licenses.

Approvals – all licenses, permits, approvals, certificates and other authorizations granted or issued by any Governmental Authority for the matter or item in question.

Assignment – any assignment, conveyance, delegation, pledge or other transfer, in whole or in part, of this Agreement or any rights, remedies, duties or obligations under this Agreement, whether voluntary, involuntary, by operation or law or otherwise (including as a result of any divorce, bankruptcy, insolvency or dissolution proceedings, by declaration of or transfer in trust, or under a will or the laws of intestate succession).

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Bank Accounts – as defined in Section 5.4.1.

Base Fee – as defined in Section 3.1.

Brand Standard Change – as defined in Section 5.2.2.

Business – the Hotel, the F&B Facilities and the Retail Facilities.

Business Guest Data – as defined in Section 7.6.

Business Interruption Insurance – insurance coverage against “Business Interruption and Extra Expense” (as that phrase is used within the United States insurance industry for application to transient lodging facilities), which complies with the Insurance Requirements.

Business Personnel – all Individuals performing services at the Premises in the name of the Business or the Casino during the Operating Term who are employed by Operator or an Affiliate of Operator. Business Personnel shall expressly exclude Corporate Personnel.

Business Personnel Costs – all costs and expenses associated with the employment or termination of Business Personnel pursuant to Operating Plan, including recruitment expenses, the costs of moving executive level Business Personnel, their families and their belongings to the area in which the Business is located at the commencement of their employment at the Business, compensation and benefits (including the value of any equity based benefits), employment taxes, training and severance payments, all in accordance with Applicable Laws, Operator’s policies for Operator Facilities and such other policies as may be established pursuant to this Agreement.

Business Transfer – any sale, disposition, conveyance, gift, foreclosure of a mortgage, deed in lieu of foreclosure, appointment of a receiver or other transfer, in whole or in part, of any right, title or interest of Owner in the Business or any portion thereof, including the expiration or termination of an underlying ground lease, in each case whether voluntary, involuntary, by operation or law or otherwise (including as a result of any divorce, bankruptcy, insolvency or dissolution proceedings, by declaration of or transfer in trust, or under a will or the laws of intestate succession).

Capital Budget – as defined in Section 5.1.1(b).

Capital Improvements – all repairs, alterations, improvements, renewals, replacements or additions of or to the structure or exterior façade of the Business, or to the mechanical, electrical, plumbing, HVAC (heating, ventilation and air conditioning), vertical transport and similar components of the Business building that are capitalized under GAAP and depreciated as real property.

Casino – the casino facilities and equipment located at the Premises.

Casino Expenses – all ordinary and necessary expenses incurred in the Operation of the Casino in accordance with any agreement between Owner and the operator of the Casino.

Casino License Agreement – as defined in Section 2.2.2.

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Casualty – any fire, flood or other act of God or casualty that results in damage or destruction to the Business.

Centralized Services – the centralized services as approved in accordance with Section 4.1.

Centralized Services Charges – as defined in Section 4.1.

Certified Financial Statements – as defined in Section 10.3.

Claims – claims, demands, suits, criminal or civil actions or similar proceedings that might be alleged by a third Person (including enforcement proceedings by any Governmental Authority) against any Indemnified Party, and all liabilities, damages, fines, penalties, costs or expenses (including reasonable attorneys’ fees and expenses and other reasonable costs for defense, settlement and appeal) that any Indemnified Party might incur, become responsible for, or pay out for any reason, related to this Agreement, the Franchise Agreement, or the development, construction, ownership or Operation of the Business.

Commencement of Construction – the date upon which a Project Contractor (as defined in the Development Management Agreement) first commences performance of its services and obligations under the construction contract that such Project Contractor has entered into with Owner and/or Development Manager in connection with the construction of the Project (as defined in the Development Management Agreement).

Competitive Set – a competitive set of hotels for the purposes of the Operating Standard pursuant to Section 2.1.2(c), which shall consist of hotels in the Hotel’s immediate market area that are most comparable to the Hotel in quality, price and market (with due consideration given to age, quality, size, amenities, amount of meeting space and business mix) and against which the Hotel’s performance can most accurately be measured, it being understood that the * * *, * * *, * * * and * * * are the Competitive Set as of the Effective Date and that the Competitive Set shall be reviewed and amended periodically as part of the approval of the Operating Plan.

Competitor – The companies operating the following brands: * * *, * * *, * * *, * * *, * * *, * * *, * * *, * * *, * * *, * * *, and * * *.

Compliance Plan – the gaming compliance plan for the Casino.

Condemnation – a taking of all or any portion of the Business by any Governmental Authority by condemnation or power of eminent domain for any purpose whatsoever, and a conveyance by Owner in lieu or under threat of such taking.

Confidential Information – information reasonably designated by Operator, such designations subject to the reasonable approval of Owner, relating to Operator’s business that derives value, actual or potential, from not being generally known to others, including any documents and information reasonably designated by Operator orally or in writing as confidential or by its nature would reasonably be understood to be confidential or proprietary, to which Owner obtains access by virtue of the relationship between the Parties.

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Content – as defined in Section 9.2.

Control – the power, direct or indirect, to direct or cause the direction of the day-to-day management and policies of a business, whether through ownership of voting securities, contract or otherwise.

Controlled Affiliate – (a) in the case of Owner, a wholly-owned subsidiary of Owner, an Affiliate of Stockbridge Real Estate Partners II, LLC, Stockbridge Real Estate Partners III, LLC, or a real estate investment fund sponsored by any Affiliate of Stockbridge Real Estate Partners II, LLC or Stockbridge Real Estate Partners III, LLC, (b) in the case of Operator, a direct wholly owned subsidiary of Operator, and (c) in the case of Sam Nazarian, a Person in which Sam Nazarian shall continue to hold a “controlling interest” as defined in clause (b) of the definition of Permitted Transfer.

Corporate Personnel – any personnel from the corporate or divisional offices of Operator or its Affiliates who perform activities at or on behalf of the Business in connection with the services provided by Operator under this Agreement.

Cure Right – as defined in Section 16.5.2.

Decline Event – as defined in 16.5.1.

Development Management Agreement – that certain Amended and Restated Development Management Agreement, dated as of the Effective Date, between Owner and the Development Manager, as may be amended, modified, supplemented and replaced and in effect from time to time, for the management of the Renovation by the Development Manager.

Development Manager – SBE Las Vegas Redevelopment I, LLC, as manager under the Development Management Agreement.

Document – as defined in Section 20.5.2.

Documentation – as defined in Section 20.5.2.

Employee Lease Agreement – as defined in Section 2.2.2.

Entity – a partnership, a corporation, a limited liability company, a Governmental Authority, a trust, an unincorporated organization or any other legal entity of any kind.

Equity Owners – the Individuals holding all Ownership Interests in Owner or in any Parent Companies, if any.

Event of Default – as defined in Section 16.1.

Event Sales Commissions – as defined in Section 4.2.

Executive Staff – as defined in Section 5.3.1.

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F&B Brands – the physical and design standards, the trademarks, and the copyrights associated with the Bazaar brand, the Foxtail brand, the Cleo brand, the Katsuya brand, the Sayers Club brand and/or any other food and/or beverage brand used by Operator or its Affiliates at locations outside of the Hotel prior to its use at the Hotel.

F&B Brand License – as defined in Section 7.2.2.

F&B Employer – as defined in Section 5.3.

F&B Facilities – the restaurants, lounges, bars, nightclubs and other food and beverage facilities located on the Premises, including all improvements, structures, facilities, FF&E, exterior signage, common areas and other areas specifically related to the Operation of such facilities located on the Premises, but excluding the Hotel, Casino and the Retail Facilities.

F&B Licensed Trademarks – as defined in Section 7.2.2.

F&B Personnel – as defined in Section 5.3.

FCPA – the U.S. Foreign Corrupt Practices Act of 1977, 15 U.S.C. sections 78dd-1 - 3, as amended. The provisions of the FCPA include, but are not limited to, the provisions regarding a “Prohibited Payment” as such term is defined in Section 17.15.

FF&E – furniture, fixtures, equipment, interior and exterior signs, as well as other improvements and personal property used in the Operation of the Business that are not Supplies.

Force Majeure Event – any of the following events or circumstances: (a) Casualty or Condemnation; (b) fire, storm, earthquake, hurricane, tornado, flood or other act of God; (c) war, act of terrorism, insurrection, rebellion, riots or other civil unrest; (d) epidemics, quarantine restrictions or other public health restrictions or advisories; (e) strikes or lockouts or other labor interruptions; (f) disruption to local, national or international transport services; (g) embargoes, lack of materials, water, power or telephone transmissions necessary for the Operation of the Business in accordance with this Agreement; (h) the performance of approved Capital Improvements adversely affecting a material portion of the income generating areas of the Business or any other area material to the Operation of the Business; (i) failure of any applicable Governmental Authority to issue any Approvals, or the suspension, termination or revocation of any material Approvals, required for the Operation of the Business; or (j) any other event that is beyond the reasonable control of a Party.

Former Hotel Name – Sahara Hotel & Casino.

Franchise Agreement – the franchise agreement entered into, or to be entered into, between Operator or its Affiliate and Hilton Worldwide Holdings, Inc. (“Hilton”) pursuant to which Hilton, or a subsidiary or Affiliate, shall provide access to the Hilton reservations system, a presence on Hilton websites, and other products and services as agreed upon by Operator and Hilton and approved by Owner, together with any amendment, renewal or agreement related to such agreement.

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Full Operating Year – any Operating Year commencing on January 1 and ending on December 31.

Funds Request – as defined in Section 5.5.2.

GAAP – those conventions, rules, procedures and practices, consistently applied, affecting all aspects of recording and reporting financial transactions which are generally accepted by major independent accounting firms in the United States at the time in question.

Gaming Laws – any Applicable Law regulating or otherwise pertaining to casinos, legal gaming or gambling.

Governmental Authority – any government or political subdivision, or an agency or instrumentality thereof, including, without limitation, the Nevada State Gaming Control Board, the Nevada Gaming Commission, the Clark County Department of Business License, and the Clark County Liquor and Gaming Licensing Board.

GOP Hurdle – an amount equal to * * *.

Gross Casino Revenues – gross revenues from gaming activities at the Casino as calculated pursuant to Nevada Revised Statutes Sections 463.0161 and 463.3715.

Gross Operating Profit or GOP – with respect to any period of time, the amount by which Total Net Revenues exceeds Total Expenses for such period.

Gross Operating Revenues – with respect to any period of time, all revenue and income of any kind derived directly or indirectly from the Operation of the Business and properly attributable to such period (including rentals or other payments from licensees, lessees, or concessionaires of retail space in the Business, but not gross receipts of such licensees, lessees or concessionaires), determined in accordance with GAAP and the Uniform System, expressly including all gross revenues generated from (a) the operation of all banquet, catering and room service functions at the Business, (b) the operation of any parking facilities at the Business, (c) the rental or use of any retail space or other areas of the Business by any third Persons pursuant to any lease, license, concession or similar agreement, and (d) the value of gift cards redeemed (but not sold) at the Business in accordance with Section 4.3.1, but expressly excluding the following: (i) applicable excise, sales, occupancy and use taxes and similar taxes, assessments, duties, levies or charges imposed by a Governmental Authority and collected directly from guests or customers, or as a part of the sales price of any goods, services, or displays, including gross receipts, admission, cabaret and similar taxes; (ii) receipts from the financing, sale or other disposition of capital assets and other items not in the ordinary course of the Business’s operations and income derived from securities and other property acquired and held for investment; (iii) receipts from awards or sales in connection with any Condemnation, from other transfers in lieu of and under the threat of any Condemnation, and other receipts in connection with any Condemnation, but only to the extent that such amounts are specifically identified as compensation for alterations or physical damage to the Business; (iv) proceeds of any insurance, including the proceeds of any Business Interruption Insurance; (v) rebates, discounts or credits for any goods or services provided by Operator (provided that charge and credit card commissions shall not reduce Gross Operating Revenues, but shall constitute an

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Operating Expense); (vi) receipts from the sale of gift cards at the Business pursuant to Section 4.3.1; and (vii) any rental or use of any retail space or other areas of the Business by any third Persons pursuant to any lease, license, concession or similar agreement for which an Affiliate of Operator receives an asset management fee in accordance with the governing documents of Owner.

Guest Room – each rentable unit in the Hotel consisting of a room or suite of rooms generally used for overnight guest accommodations, entrance to which is controlled by one key. Adjacent rooms with connecting doors that can be locked and rented as separate units shall be deemed to be separate Guest Rooms.

Hotel – the hotel located on the Premises, including all buildings, improvements, structures, facilities, FF&E, exterior signage, common areas, parking, pool and other areas located on the Premises, as well as all easements, appurtenances, entry and exit rights benefiting the Premises, but specifically excluding the F&B Facilities and the Retail Facilities, and the Casino.

Hotel Licensed Trademarks – as defined in Section 7.2.1.

Hotel Name – the name of the Hotel, which shall be “SLS Las Vegas”.

Identifier – any domain name, universal resource locator, link, metatag, keyword, pop-up or pop-under ad or other similar means of identifying.

Incentive Fee – as defined in Section 3.2.

Incident – as defined in Section 20.5.2.

Indemnified Party – any Owner Indemnified Parties or Operator Indemnified Parties who are entitled to receive indemnification pursuant to this Agreement.

Indemnifying Party – any Party obligated to indemnify an Indemnified Party pursuant to this Agreement.

Index – the Consumer Price Index for All Urban Consumers, All Items, for the market area that includes the Business, as published by the Bureau of Labor Statistics of the United States Department of Labor, using the years 1982-84 as a base of 100, or if such index is discontinued, the most comparable index published by any federal governmental agency, as acceptable to Owner and Operator.

Individual – a natural person, whether acting for himself or herself, or in a representative capacity.

Initial Working Capital – as defined in Section 5.5.1.

Insurance Costs – all insurance premiums or other costs paid for any insurance policies (including Business Interruption Insurance) maintained with respect to the Business.

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Insurance Requirements – the minimum coverage, limits, deductibles and other requirements for the Business consistent with insurance market trends, economic conditions and other factors affecting the hotel, food and beverage and retail industries and their respective risks, as they may change from time to time, subject to approval by Owner (which shall not be unreasonably withheld, conditioned or delayed).

Intellectual Property – all rights in any and all of the following throughout the world including: (i) Identifiers; (ii) Trademarks and any registrations thereof; (iii) patents or patent applications; (iv) copyrights; (v) trade secrets; (vi) software; (vii) other copies and tangible embodiments of any of the foregoing in whatever form or medium; and (viii) all rights to sue and recover damages for past, present and future infringement, misappropriation, dilution or other violation of the foregoing.

Intermediateco’s LLC Agreement – that certain Limited Liability Company Agreement of Stockbridge/SBE Intermediate Company, LLC, dated as of May 2, 2012, as amended from time to time.

Key Personnel – those persons designated as “Key Employees” or “Key Executives” under the Compliance Plan or applicable Gaming Laws.

License Revenues – Net Operating Revenues (which, for the avoidance of doubt, do not include any Casino revenues).

Licensed Party – as defined in Section 20.7.1.

Licensed Trademarks – the F&B Licensed Trademarks and the Hotel Licensed Trademarks.

Manuals – all written, digitized, computerized or electronically formatted manuals and other documents and materials prepared and used by Operator for Operating the Business as instructions, requirements, guidance or policy statements with respect to the Business.

Market Conditions – the annual amount per rentable square foot that a comparable landlord of a Comparable Building with comparable vacancy factors would accept in a then-current transaction with a third Person from new, non-expansion (unless the expansion is pursuant to a comparable definition of Market Conditions), non-renewal (unless the renewal is pursuant to a comparable definition of Market Conditions) and non-equity tenants of comparable credit-worthiness for comparable space (size and height). “Comparable Buildings” shall be buildings of comparable size and vintage and construction on or near the “Las Vegas Strip” in Clark County, Nevada. In a determination of the foregoing, appropriate consideration shall be given to the annual rental rates per rentable square foot, the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to usable square feet, the type of escalation clause (e.g., whether increases in additional rent are determined on a net or gross basis, and if gross, whether such increases are determined according to a base year or a base dollar amount expense stop), the extent of tenant’s liability under the lease, parking rights and obligations, signage rights, abatement provisions reflecting free rent and/or no rent during the period of construction or subsequent to the commencement date as to the space in question, brokerage commissions, if any, that would be payable by Owner in similar transactions, length of

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the lease term, size and location of premises being leased, building standard work letter and/or tenant improvement allowances, if any, the condition of the base building and Owner’s responsibility with respect thereto, the value, if any, of the existing tenant improvements (with such value being judged with respect to the utility of such existing tenant improvements to the general tenant and not this particular Operator) and other generally applicable conditions of tenancy, it being understood that the intent is that Operator will obtain the same rent and other economic benefits that Owner would otherwise agree upon in a comparable transaction.

Market Conditions Data – as defined in Section 16.6.3.

Marketing Program – any program by Operator, an Affiliate of Operator or a third Person that provides for publicity, distribution of promotional materials or advertising, using any media including, print, television, radio and internet media.

Mortgage – any real estate, leasehold, chattel mortgage, pledge, security agreement, deed of trust, security deed or similar document or instrument encumbering the Owner’s right, title and interest in the Premises and the Business or any part thereof, together with all promissory notes, loan agreements or other documents relating thereto.

Mortgagee – any holder or beneficiary of a Mortgage.

Net Casino Revenues – Gross Casino Revenues less Promotional Allowances.

Net Operating Revenues – Gross Operating Revenues less Promotional Allowances.

Opening Date – the date upon which the Hotel reopens for business to the general public, with such date to be certified by the Parties in a form substantially similar to Exhibit E.

Operate, Operating or Operation – to manage, operate, use, maintain, market, promote, and provide other management or operations services.

Operating Account – as defined in Section 5.4.1(a).

Operating Expenses – all ordinary and necessary expenses incurred in the Operation of the Business in accordance with this Agreement, including all (a) Business Personnel Costs, any Incentive Fees and all other Reimbursable Expenses, (b) the Third Person Concept Distributions, (c) expenses for maintenance and repair, (d) costs for utilities, (e) administrative expenses, including all costs and expenses relating to the Bank Accounts, the Certified Financial Statements and any annual audit of the Certified Financial Statements, (f) costs and expenses for marketing, advertising and promotion of the Business, (g) expenses for Operating the parking facilities, (h) amounts paid or payable to any licensor, franchisor or party entering into a similar arrangement to provide reservation, marketing, licensing, or other services or products to or on behalf of the Hotel, and (i) amounts payable to Operator as set forth in this Agreement, all as determined in accordance with GAAP and the Uniform System, but expressly excluding the following: (i) the Base Fee; (ii) Taxes; (iii) Insurance Costs treated as fixed charges under the Uniform System; (iv) Reserve Fund Contributions and any expenditures for Capital Improvements; (v) costs for the rental of real or personal property (except, with respect to personal property, rentals incurred directly in connection with revenue generating activities);

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(vi) any depreciation and amortization of capital assets; (vii) costs for the administration of Owner (including any board or shareholder meetings) or Owner’s personnel, including salaries, wages, employee benefits and reimbursements of Owner’s directors, officers, employees or agents, unless such personnel are Business Personnel; and (viii) fees and costs for professional services, including the fees and expenses of attorneys, and appraisers, incurred directly or indirectly in connection with any category of expense that is not itself an Operating Expense.

Operating Plan – unless specified as the proposed operating plan, the Operating Plan as approved in accordance with Section 5.1.

Operating Reports – as defined in Section 10.2.

Operating Standard – with respect to any period of time, the level and service of quality for the Hotel, the F&B Facilities and the Retail Facilities, as applicable, attributable to such period in accordance with Section 2.1.2.

Operating Term – the period from the Effective Date until the expiration or termination of this Agreement in accordance with Section 2.4.

Operating Year – each calendar year during the Operating Term, except that the first Operating Year (if not commenced on January 1) shall be a partial year beginning on the Effective Date, and ending on the following December 31, and if this Agreement is terminated effective on a date other than December 31 in any year, then the last Operating Year shall also be a partial year commencing on January 1 of the year in which such expiration or termination occurs and ending on the effective date of expiration or termination.

Operator – as defined in the introduction to this Agreement.

Operator Facilities – all hotels, food and beverage and retail facilities and other facilities, including the Business, that are owned, operated, franchised or licensed by Operator or one of its Affiliates, whether exclusively or in conjunction with a third Person.

Operator Guest Data – all guest or customer profiles, contact information (e.g., addresses, phone numbers, facsimile numbers and email addresses), histories, preferences and any other guest or customer information in any database of Operator or any Affiliate of Operator, whenever and wherever obtained, and whether obtained or derived by Operator or its Affiliates from (i) guests or customers of any other hotel or lodging property (including any condominium or timeshare or interval ownership properties), restaurant, bar, food and beverage facility, or other business owned, leased, operated, managed, licensed or franchised by Operator or its Affiliates, or any facility associated with any of the foregoing (including restaurants, bars, golf courses and spas) (ii) any other sources and databases, including Operator brand websites, central reservations databases, operational databases and preferred guest programs, but expressly excluding any and all of the foregoing obtained in connection with the Business or the Operation thereof.

Operator Indemnified Parties – as defined in Section 12.3.1.

Operator Partner – as defined in Section 2.3.2(a).

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Operator Preferred Program – as defined in Section 4.3.2.

Operator Proprietary Information – concepts, processes or other elements of operations that are currently implemented at Operator’s or its Affiliates’ other hotels, restaurants, bars, nightclubs, lounges, or other businesses to the extent that the same are not commonly implemented in the hotel, casino, restaurant, bar, nightclub, or lounge industries, including, without limitation, any distinctive business format, management schemes, operational procedures, plans, manuals, directions, specifications, methods, or identification schemes developed and implemented by Operator or its Affiliates in their other hotels, restaurants, bars, nightclubs, lounges, or other businesses, provided, however that the Operator Proprietary Information shall exclude any concepts, process, or other elements of operations developed for use in the Business.

Operator Proprietary Rights – as defined in Section 7.8.

Operator’s Gross Negligence or Willful Misconduct – any gross negligence, knowingly willful misconduct, or fraud committed by Operator or its Affiliates, any Corporate Personnel or the Business’s general manager in the performance of Operator’s duties under this Agreement; provided, however, that (a) the acts or omissions of Business Personnel other than the Business’s general manager shall not be imputed to Operator or its Affiliates or any Corporate Personnel, or otherwise deemed to constitute Operator’s Gross Negligence or Willful Misconduct, unless such acts or omissions resulted from the gross negligence, knowingly willful misconduct or fraudulent acts of the Corporate Personnel or the Business’s general manager in supervising or hiring such Business Personnel and (b) no settlement by either Party in good faith of any Claims (including Claims by Business Personnel) shall be deemed to create any presumption that the acts or omissions giving rise to such Claims constitute Operator’s Gross Negligence or Willful Misconduct.

Operator’s Projected GOP – means the GOP for purposes of the Performance Test as detailed in the pro forma cash flow projections attached as Exhibit D, it being understood that the Operator’s Projected GOP for any Full Operating Years after the last Full Operating Year detailed on such pro forma cash flow projections shall be the Operator’s Projected GOP for the last Full Operating Year detailed on such pro forma cash flow projections increased on January 1 of each Full Operating Year by the percentage increase in the Index since January 1 of the prior Full Operating Year.

Operator’s Projected Net Operating Income – means the Net Operating Income for purposes of the Performance Test as detailed in the pro forma cash flow projections attached as Exhibit D, it being understood that the Operator’s Projected Net Operating Income for any Full Operating Years after the last Full Operating Year detailed on such pro forma cash flow projections shall be the Operator’s Projected GOP for the last Full Operating Year detailed on such pro forma cash flow projections increased on January 1 of each Full Operating Year by the percentage increase in the Index since January 1 of the prior Full Operating Year.

Operator’s Review Period – as defined in Section 16.6.3.

Other Operator Facilities – all Operator Facilities excluding the Business.

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Outside Agreement Date – as defined in Section 16.6.3.

Owner – as defined in the introduction to this Agreement.

Owner Indemnified Parties – as defined in Section 12.3.2.

Owner Proprietary Rights – as defined in Section 7.7.

Owner’s Review Period – as defined in Section 16.6.3.

Owner’s Representative – as defined in Section 19.6.

Ownership Interests – all forms of ownership, whether legal or beneficial, voting or non-voting, including stock, partnership interests, limited liability company membership or ownership interests, joint tenancy interests, proprietorship interests, trust beneficiary interests, proxy interests, power-of-attorney interests, and all options, warrants and instruments convertible into such other interests, and any other right, title or interest not included in this definition that Operator determines to constitute a form of direct or indirect ownership in Owner.

Parent Company – an Entity that holds any form of Ownership Interest in Owner, whether directly or indirectly through an Ownership Interest in one or more other Entities holding an Ownership Interest in Owner.

Party or Parties – as defined in the introduction of this Agreement.

Payroll Account – as defined in Section 5.4.1(b).

Performance Test – a defined in Section 16.5.1.

Permitted Transfer – Each of the following Transfers shall be permitted provided that such Transfers do not result in the violation of any Gaming Laws or in the loss of any Approvals pertaining to the sale or distribution of liquor at the Premises:

(a) Owner, from time to time and in its sole discretion, without the consent of Operator, may Transfer its interest in whole or part, to (i) any Controlled Affiliate, (ii) any investment group consisting primarily of employees of Stockbridge or a Stockbridge Entity, (iii) a Stockbridge Entity, (iv) any investment fund sponsored and controlled by Stockbridge or a Stockbridge Entity, (v) any Person as part of a direct or indirect transfer of ownership or control of Stockbridge or a Stockbridge Entity, (vi) any entity sponsored (on a principal basis) by any Stockbridge Affiliate, or (vii) a Mortgagee; provided in the case of the Transfers described in clauses (i) – (vi) above, such transferee agrees to be bound by all the terms, conditions, and provisions of this Agreement (including the provisions of Article 11).

(b) Operator, from time to time and in its sole discretion, without the consent of Owner, may Transfer its interest in whole, but not in part, to any Controlled Affiliate, provided such transferee agrees to be bound by all the terms, conditions and provisions of this Agreement (including the provisions of Article 11). In addition, (i) Operator, from time to time and in its sole discretion, without the consent of Owner, may permit a Transfer of an ownership interest in

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Operator to a Controlled Affiliate of Sam Nazarian, (ii) Operator, and each of the members and/or beneficiaries of Operator, from time to time and in their sole discretion, without the consent of Owner, may Transfer any or all of such Person’s direct or indirect economic interest in the Agreement, by inter vivos gift or by testamentary transfer to any spouse, parent, sibling, in-law, child or grandchild of such Person, or to a trust for the benefit of such Person or such spouse, parent, sibling, in-law, child or grandchild of such Person and (iii) Operator, and each of the members and/or beneficiaries of Operator, from time to time and in their sole discretion, without the consent of Owner, may Transfer, a direct or indirect non-controlling interest in Operator to any Person who is not engaged in, and as a condition of such Transfer agrees that he will not engage in, the activities that Operator is prohibited from participating in pursuant to Intermediateco’s LLC Agreement; provided, however, that after any such Transfer, a controlling interest in Operator shall continue to be held by Sam Nazarian. For purposes hereof, “controlling interest” means (i) in the case of a general partnership or limited partnership, the direct or indirect ownership of the sole general partner interest and more than 50% of the total value of the general and limited partnership interests taken as a whole, (ii) in the case of a limited liability company, the direct or indirect ownership of the sole managing member interest (or otherwise controlling, together with any of its appointees but excluding any independent managers, the management of such limited liability company) and more than 50% of the total value of the membership interests taken as a whole, and (iii) in the case of a corporation, ownership of more than 50% (by vote or value) of the outstanding stock of such corporation and the right to control the election of a majority of the board of directors.

Person – an Individual and/or Entity, as the case may be.

Physical Brand Standards – quality and design standards consistent with standards maintained by the Operator or its Affiliates for the SLS Brand and the F&B Brands in other locations to the extent the same are currently in use.

Post-Effective Date Intellectual Property – Intellectual Property being developed, created or existing after the Effective Date for first use at the Business, as evidenced by written records, specifically excluding the SLS Brand and related Intellectual Property, and Operator Proprietary Information but specifically including all IT systems created at or on behalf of the Business and all Manuals (but expressly excluding Manuals (or the portions thereof) relating to proprietary instructions, requirements, guidance or policy statements that are specific and unique to the F&B Brands or the SLS Brand).

Pre-Effective Date Intellectual Property of Operator – Intellectual Property being developed, created or existing prior to the Effective Date by Operator, as evidenced by written records, specifically including all Intellectual Property used in connection with the “SLS” name, trademark, and brand, as well as the food and beverage facilities’ names and/or concepts listed in the definition of the term “F&B Brands.”

Pre-Effective Date Intellectual Property of Owner – Intellectual Property being developed, created or existing prior to the Effective Date, as evidenced by written records, it being understood that any Intellectual Property used in connection with the “SLS” name, trademark, and brand, as well as the food and beverage facilities names and/or concepts listed in the definition of the term “F&B Brands” are expressly excluded.

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Premises – as defined in Recital A.

Prohibited Payment – as defined in Section 19.12.1.

Promotional Allowances – the value of complimentary goods and services given to guests as generally defined and accounted for in the casino business and as historically defined and accounted for at the Hotel.

Promotional Charges – as defined in Section 2.3.2(a).

Promotional Program – as defined in Section 2.3.2(a).

Purchasing Program – as defined in Section 5.6.1.

Reimbursable Expenses – the following expenses incurred by Operator or any of its Affiliates in the Operation of the Business in accordance with this Agreement: (a) all Business Personnel Costs; (b) all amounts paid by Operator to third Persons relating to any Centralized Services; (c) the per diem charge as established by Operator from time to time for personnel of Operator or its Affiliates assigned to special projects for the Business; (d) payments made or incurred by Operator or its Affiliates, or its or their employees to third Persons for goods and services (i) in the ordinary course of business in the Operation of the Business, (ii) in accordance with the Operating Plan, (iii) as permitted under this Agreement or (iv) as otherwise approved by Owner; (e) all taxes, assessments, duties, levies or charges (other than Operator’s income taxes) imposed by any Governmental Authority against any reimbursements payable to Operator under this Agreement for expenses incurred for Owner’s account, including the other Reimbursable Expenses listed herein; and (f) reasonable costs incurred by Business Personnel in attending management conferences and seminars organized by the corporate divisions of Operator or its Affiliates, and reasonable allocation of out-of-pocket costs in presenting and/or training the Business Personnel at such conferences and seminars.

Renovation – the process of changing the Hotel from its previous status to a Brand hotel including any necessary renovations to the F&B Facilities and the Retail Facilities.

Renovation End Date – the date on which the Business is first Operated by Operator under the SLS Brand pursuant to this Agreement after completion of the Renovation.

Renovation Start Date – the date on which the Renovation is begun.

Reserve Fund – as defined in Section 5.4.1(c).

Reserve Fund Contribution – * * *% of * * * for each of the first * * * of operation after the Renovation End Date and * * *% of * * * for each month thereafter.

Restoration – the repair, restoration, replacement or rebuilding of the Business, as required under Article 15 after a Casualty or Condemnation, in accordance with the Operating Standard.

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Retail Facilities – the gift shops, newsstands and other similar stores and theatre facilities located on the Premises, including all improvements, structures, facilities, FF&E, exterior signage, common areas and other areas specifically related to the Operation of such facilities located on the Premises, but excluding the Hotel and the F&B Facilities, it being understood that the Retail Facilities are intended to include only those stores incidental to the Operation of the Hotel or the F&B Facilities (as opposed to stores that are commonly established as separate retail facilities).

SLS Brand – SLS Hotel.

SLS Brand License – as defined in Section 7.1.

SLS Brand License Agreement – as defined in Section 7.1.

SLS Brand Non-Managed License Agreement – as defined in Section 7.2.1.

Stockbridge – collectively, Stockbridge Fund II LV Investment LLC, Stockbridge Fund II D LV Investment LLC, Stockbridge Fund II E LV Investment LLC, Stockbridge Fund II Co-Investors LLC, and Stockbridge Fund III LV Investment, LLC, each a Delaware limited liability company.

Stockbridge Entity – each of Stockbridge Fund II LV Investment LLC, Stockbridge Fund II D LV Investment LLC, Stockbridge Fund II E LV Investment LLC, Stockbridge Fund II Co-Investors LLC, and Stockbridge Fund III LV Investment, LLC, each a Delaware limited liability company.

Supplies – all operating supplies and equipment used in the Operation of the Business.

System Improvements – all improvements to the method or system for Operating the Business developed by Operator, Owner or any of their respective Affiliates in connection with the Operation of the Business or this Agreement, as distinguished from technology systems and other physical infrastructure used in connection with the Operation of the Business. For the avoidance of doubt System Improvements shall only refer to management policies and procedures or SLS Brand-related methods or systems but shall specifically exclude technology and infrastructure items unrelated to the SLS Brand. As an example, the System Improvements shall exclude the customer database and tracking technology that Owner and Operator currently intend to develop in connection with the Operation of the Business.

Taxes – all taxes, assessments, duties, levies and charges, including ad valorem taxes on real property, personal property taxes and business and occupation taxes, imposed by any Governmental Authority against Owner in connection with the ownership or Operation of the Business, but expressly excluding income, franchise or similar taxes imposed on Owner.

Termination Fee – as defined in Section 16.7.9.

Third Person Concept Distributions – payments to third Persons in connection with the Operation of the F&B Facilities as described in Schedule 1, as may be updated by Operator from time to time.

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Total Expenses – Casino Expenses combined with Operating Expenses.

Total Gross Revenues – Gross Casino Revenues combined with Gross Operating Revenues.

Total Net Revenues – Net Casino Revenues combined with Net Operating Revenues.

Trademarks – trademarks, trade name, service marks and copyrights, marks, logos, symbols, know-how, slogans and all similar proprietary rights.

Transfer – any Assignment, Business Transfer or Transfer of Ownership Interests.

Transfer of Control – any Transfer of Ownership Interests that results in either (a) a transfer of 50% or more of the Ownership Interests in Owner or any Parent Companies, if any, or (b) the loss of the right to direct or control the management of the day-to-day operations of Owner.

Transfer of Ownership Interests – any: (a) sale, assignment, disposition, conveyance, gift, pledge or other transfer, in whole or in part, of any Ownership Interests in Owner or any Parent Companies, if any; (b) merger, consolidation, reorganization or other restructuring of Owner or any Parent Companies, if any; or (c) issuance of additional Ownership Interests in Owner or any Parent Companies, if any, that would have the effect of diluting voting rights or beneficial ownership of the Ownership Interests in Owner or any Parent companies, if any, in each case whether voluntary, involuntary, by operation or law or otherwise (including as a result of any divorce, bankruptcy, insolvency or dissolution proceedings, by declaration of or transfer in trust, or under a will or the laws of intestate succession).

Uniform System – the Uniform System of Accounts for the Lodging Industry that is published by the Hotel Association of New York City, Inc. and approved by the American Hotel & Motel Association, in effect at the time in question (currently, the 10th Revised Edition, 2006).

Working Capital Contribution – * * *% of * * * for each of the first * * * of operation after the Renovation End Date.

Working Capital Reserve – as defined in Section 5.4.1.

Working Capital Reserve Requirement – as defined in Section 5.5.1.

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EXHIBIT B

SLS BRAND NON-MANAGED LICENSE AGREEMENT

[Attached]

SLS BRAND NON-MANAGED

LICENSE AGREEMENT

(Third-Party Managed)

This SLS BRAND NON-MANAGED LICENSE AGREEMENT (this “Agreement”) is made and entered into by and between SBE Hotel Licensing, LLC, a California limited liability company (“Licensor”), and Stockbridge/SBE Holdings, LLC, a Delaware limited liability company (“Licensee”), and has an effective date, as of                  , 20     (the “Effective Date”). Licensor and Licensee may be referred to herein collectively as the “Parties” and individually as a “Party”.

RECITALS

WHEREAS, Licensor is the owner of all right, title and interest in and to the trademarks and copyrights for the SLS Hotel® brand (the “Brand”) including without limitation the trademarks (a term that is used herein to include without limitation trademarks for goods, service marks for services, and trade names for businesses) and copyrights listed in Exhibit A, as may be supplemented from time-to-time by Licensor upon the written request of Licensor, acting in Licensor’s sole and absolute discretion, upon thirty (30) days’ prior notice to Licensee (collectively, the “SLS Intellectual Property”); and

WHEREAS, Licensee desires to use the SLS Intellectual Property in connection with the operation of a hotel named the “SLS Las Vegas”, located at 2535 Las Vegas Boulevard South, Las Vegas, Nevada 89109 (the “Hotel”);

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.

License

1.1 Grant of License. Upon and subject to the terms and conditions contained herein, effective on the Effective Date, Licensor grants to Licensee a non-exclusive, non-sublicenesable, and non-transferable (except as provided herein) license to use the SLS Intellectual Property for the marketing, operation, and/or management of the Hotel (the “License”). Licensee shall: (a) use the SLS Intellectual Property only in accordance with this Agreement; (b) not assert or acquire any ownership or other rights in the SLS Intellectual Property other than the License expressly granted in this Agreement; (c) not take any action or assist any other person or entity in taking any action to contest Licensor’s proprietary interest in the SLS Intellectual Property; and (d) refrain from knowingly undertaking any acts or omissions that infringe upon or tarnish the SLS Intellectual Property. The effectiveness of this License shall be contingent upon continued performance by Licensee of all its obligations under this Agreement.

1.2 Reserved Rights. Nothing in this Agreement shall be construed as conferring upon Licensee by implication, estoppel or otherwise, any rights or license, including, without limitation, any right or license under intellectual property rights, except for the rights and licenses expressly and unequivocally granted hereunder. For the avoidance of doubt, this

Agreement expressly grants to Licensee, the ability to produce, manufacture, distribute and sell, exclusively at any branded-product retail stores located within the Hotel (collectively, the “Logo Store”), products containing or bearing the Brand or the SLS Intellectual Property. All rights in the SLS Intellectual Property other than those specifically granted in this Agreement are reserved by Licensor for its own use and benefit and/or for the benefit of Licensor. Except as expressly set forth herein, nothing in this Agreement shall restrict, impair, limit or otherwise affect Licensor (or any third party authorized by Licensor) from using or exploiting the SLS Intellectual Property in any manner whatsoever.

1.3 Use of License. To the fullest extent permitted by law, neither Licensor nor its affiliates shall, directly or indirectly, utilize, or allow a third party (other than Licensee) to utilize, the SLS Intellectual Property in connection with any restaurant, hotel, casino or nightclub located in Clark County, Nevada (the “Restricted Territory”), without the prior written approval of Licensee, except as otherwise expressly set forth herein and in the Transaction Agreements. Notwithstanding the foregoing, in no event shall the restrictions of this Section 1.3 prevent or in any way limit the rights of Licensor or its affiliates or any third party from marketing, advertising or otherwise promoting within the Restricted Territory any restaurant, hotel, casino or nightclub which is located outside the Restricted Territory. For example, Licensor shall have the right to market or promote the “SLS at Beverly Hills” at the Bellagio Hotel and Casino or any other location within the Restricted Territory.

1.4 Hotel Name. During the Term (as defined in Section 9.1 below), the Hotel will be named and identified only as the “SLS Las Vegas”, or such other name as approved in writing by Licensor. Licensee will use no other names or trademarks to identify the Hotel without Licensor’s prior written approval, which approval may be granted or withheld in Licensor’s sole and absolute discretion. Licensee will not use the SLS Intellectual Property, or any portion thereof, in or as a part of its corporate, partnership or other business entity or trade name.

1.5 No Rights Granted to Others. No third party shall have the right or claim to use the SLS Intellectual Property as a result of this Agreement.

2.

Fees and Other Payments

2.1 License Fee. Commencing on and accruing from and after the Effective Date, and as consideration for the use of the SLS Intellectual Property within all areas of the Hotel as well as the performance of the duties and responsibilities of Licensor hereunder, Licensee shall pay Licensor a license fee in the amount of * * * and * * * percent (* * *%) of Net Operating Revenues (herein referred to as the “License Fees”). The License Fees due and owing under this Agreement shall be paid by Licensee in arrears within thirty (30) days following the last day of each calendar month (each, a “Payment Period”) during the Term of this Agreement. “Net Operating Revenues” shall mean, (A) with respect to any period of time, all revenue and income of any kind derived directly or indirectly from the operation of the Hotel (including, without limitation, the gross receipts of the Logo Store) and properly attributable to such period (including rentals or other payments from licensees, lessees, or concessionaires of retail space in the Hotel, but not gross receipts of such licensees, lessees or concessionaires), determined in accordance with GAAP and the Uniform System, expressly including all gross revenues generated from (a) the operation of all banquet, catering and room service functions at the Hotel, (b) the operation of any parking facilities at the Hotel, (c) the rental or use of any retail space or other areas of the Hotel by any third Persons pursuant to any lease, license, concession or similar agreement, (d) the value of gift cards redeemed (but not sold) at the Hotel in accordance with Section 4.3.1, and (e) the operation of Bazaar, but expressly excluding the following: (i) applicable excise, sales, occupancy and use taxes and similar taxes, assessments, duties, levies or charges imposed by a Governmental Authority and collected directly from guests or customers, or as a part of the sales price of any goods, services, or displays, including gross receipts, admission, cabaret and similar taxes; (ii) receipts from the financing, sale or other disposition of capital assets and other items not in the ordinary course of the Hotel’s operations and income derived from securities and other property acquired and held for investment; (iii) receipts from awards or sales in connection with any Condemnation, from other transfers in lieu of and under the threat of any Condemnation, and other receipts in connection with any Condemnation, but only to the extent that such amounts are specifically identified as compensation for alterations or physical damage to the Hotel; (iv) proceeds of any insurance, including the proceeds of any business interruption insurance; (v) rebates, discounts or credits for any goods or services provided by Operator (provided that charge and credit card commissions shall not reduce gross operating revenues, but shall constitute an operating expense); (vi) receipts from the sale of gift cards at the Hotel pursuant to Section 4.3.1; (vii) any Casino revenue, rent collected from a tenant of the Casino, or rent payable under the lease of the Casino; and (viii) any rental or use of any retail space or other areas of the Hotel by any third persons pursuant to any lease, license, concession or similar agreement for which an affiliate of Operator receives an asset management fee in accordance with the governing documents of Owner less (B) the value of complimentary goods and services given to guests of the Hotel as generally defined and accounted for in the casino business and as historically defined and accounted for at the Hotel. “Uniform System of Accounts” shall mean the Uniform System of Accounts for the Lodging Industry, most recent edition (currently 10th Edition, September 2006), as published by the Educational Institute of the American Hotel & Motel Association, ISBN #978-0-866-12-282-5.

2.2 Late Charges. If any fee or other amount due by Licensee to Licensor under this Agreement is not paid within thirty (30) days of the date due, Licensee shall pay, in addition to the amount due, interest, compounded monthly, at a rate equal to the lesser of (a) the prevailing lending rate of Licensor’s principal bank for working capital loans to Licensor or (b) the highest rate permitted by applicable law, for each day the amount is past due, if permitted by applicable law.

2.3 No Offset. Other than as expressly permitted under this Agreement, all payments by Licensee under this Agreement and all related agreements between the Parties or their respective affiliates shall be made pursuant to independent covenants, and Licensee shall not set off any claim for damages or money due from Licensor or any of its affiliates to Licensee.

2.4 Place and Means of Payment. All fees and other amounts due to Licensor or its affiliates under this Agreement shall be paid to Licensor in U.S. Dollars, in immediately available funds, at the location(s) specified in writing by Licensor from time to time.

2.5 Application of Payments. All payments by Licensee pursuant to this Agreement, and any related agreements, shall be applied as designated by Licensor, in its sole and absolute discretion. Licensee acknowledges and agrees that (a) Licensee may not designate an order for application of any fees different from that designated by Licensor, and (b) Licensor may accept fees paid pursuant to different instructions without any obligation to follow such instructions, even if such payment is made by its terms conditional on such instructions being followed. This provision may be waived only by written agreement signed by Licensor, which written agreement must be separate from the check or other document constituting payment. No restrictive endorsement on any check or in any communication accompanying or relating to any payment to Licensor or its affiliates shall be binding, and acceptance of such payment shall not constitute an accord and satisfaction.

3.

Records and Statements; Audits

3.1 Monthly Statement of Net Operating Revenues. Within thirty (30) days following the end of each month during the Term of this Agreement, Licensee shall deliver to Licensor an unaudited financial statement, for the month just ended, showing the monthly and year-to-date calculations of Net Operating Revenues.

3.2 Annual Statement of Net Operating Revenues. Within ninety (90) days following the end of each calendar year during the Term of this Agreement, Licensee shall deliver to Licensor a financial statement, certified by a national firm of certified public accountants mutually acceptable to Licensor and Licensee, for the calendar year just ended, showing the year-end calculation of Net Operating Revenues.

3.3 Licensor’s Examination and Audit of Hotel Records. Licensor and Licensor’s designated agent(s) shall, at any time throughout the Term of this Agreement, but upon no less than five (5) business days’ notice to Licensee, at Licensor’s expense (subject to the provisions set forth herein below), have the right to audit and verify both the books and records of Licensee and the operations of the Hotel. Licensor shall also be entitled to conduct spot audits or examinations of the Hotel with three (3) business days prior notice from time to time. If, during the course of any audit conducted by Licensor or its designated agent, Licensee’s Net Operating Revenues are found to be understated by more than * * * and * * * percent (* * *%), then Licensee must reimburse Licensor (out of Licensee’s own funds) for all costs and fees incurred by Licensor in connection with such audit, as well as correct the misstatements and, if applicable, pay any incremental amounts owing to Licensor as shown by such audit. Licensor shall not be responsible for failure to discover any defalcations during any audit or inspection of Licensee’s financial records. Any audit and verification pursuant to this Section 3.3 shall be conducted in such a fashion as to interfere as little as reasonably practicable with Licensee’s normal business operations. Licensee shall cooperate fully in the conduct of any such audits and shall provide Licensor or its designated agent with complete and unfettered access to all records, manuals, systems, procedures and other information reasonably deemed by Licensor or its designated agent to be relevant to the audit (all of which records, manuals, systems, procedures and other relevant information Licensor and/or its designated agent shall be entitled to copy for use in connection with such audit), and shall provide Licensor or its designated agent with the opportunity to interview each management staff of the Hotel, and Licensee’s corporate support staff.

3.4 Non-Disclosure of Proprietary Information. Licensee shall not disclose any non-public information and materials relating to Licensor, the business affairs of Licensor or any hotel, resort, restaurant, spa, night club or other similar operation or facility that Licensor owns, leases, operates or franchises other than the Hotel and the operations and facilities therein, including without limitation: (a) proprietary software relating specifically and uniquely to the Brand or another Licensor-owned brand; (b) guest lists and guest history files; (c) operational manuals relating specifically and uniquely to the proprietary instructions, requirements, guidance or policy statements of the Brand alone; (d) material relating to the operation and design standards; and (e) all trade secrets and copyrightable or patentable subject matter developed, acquired or licensed by Licensor in the operation of any hotel, resort, restaurant, spa, night club or other similar operation or similar facility Licensee, leased, operated or franchised by Licensor or any of its affiliates (“Licensor Proprietary Information”) other than as required by any current or future lender or as expressly permitted under any other agreements between Licensee and Licensor and/or affiliates of Licensor or in connection with the sale of the Hotel or the appointment of a new Hotel Manager. Licensee, at all times during the Term of this Agreement and thereafter, shall protect the confidentiality of the Licensor Proprietary Information and shall not communicate or make the Licensor Proprietary Information available to, or use it for the benefit of, any unauthorized persons or entities. If Licensee or any of its affiliates receives a request to disclose any Licensor Proprietary Information by subpoena, oral question, interrogatory, request for information or documents, civil investigative demand, order, or similar process from the U.S. Securities and Exchange Commission, the New York or California Attorney General, the Nevada Gaming Commission or any other applicable regulatory agency or governmental authority or from Licensee’s direct or indirect investors, owners or partners, Licensee shall: (i) promptly notify Licensor; (ii) consult with Licensor on the advisability of taking steps to resist or narrow such request; and (iii) if disclosure is required or deemed advisable, cooperate with Licensor in any attempt Licensor may make to obtain an order or other assurance that confidential treatment will be accorded to the matters disclosed. Except as may be permitted by other agreements between Licensee and Licensor and/or affiliates of Licensor or required by legal counsel, upon the termination or expiration of this Agreement for any reason whatsoever, Licensee shall promptly, to the extent reasonably practicable return to Licensor all Licensor Proprietary Information in tangible form that Licensee received from or on behalf of Licensor or Licensor and shall not retain any copies or extracts therefrom. This Section 3.4 shall survive the termination of this Agreement.

4.

License Standards; Use of Intellectual Property

4.1 Standards. Licensee acknowledges and agrees that use of the SLS Intellectual Property by Licensee can have a substantial adverse affect on the reputation of, and goodwill associated with the Brand and SLS Intellectual Property. Licensee acknowledges that strict compliance with the License Standards (as defined below) is necessary to protect and enhance the value of the Brand and SLS Intellectual Property and the associated goodwill. Therefore, unless permitted otherwise, Licensee agrees that use of the Brand and SLS Intellectual Property under this Agreement shall at all times be: (a) of a quality and design standards consistent with standards maintained by the Licensor or its affiliates for the Brand in other locations to the extent the same are currently in use; (b) in strict accordance with the terms of this Agreement; and (c)

with respect to the operation of the Hotel, at a level of service which is at least generally consistent with those standards evidenced, represented and exemplified by the operation of the Hotel (as a whole and not with respect to isolated events or instances) immediately prior to the Effective Date (collectively, the “License Standards”).

4.2 Ongoing Quality Control and Inspections. For quality control evaluation and monitoring purposes, at Licensor’s request, Licensee shall provide to Licensor, at no cost to the Licensor, representative samples of collateral materials and other items using, displaying, embodying, advertising, promoting, commercializing, or otherwise exploiting the Brand or SLS Intellectual Property, and permit Licensor to inspect at mutually convenient dates and time, any premises on which the Brand or SLS Intellectual Property is being used (the “Branded Premises”). Licensor may take photographs and video of the interior and exterior of the Branded Premises and may use such photographs and video for such purposes as advertising, promotional, training, marketing, and public relations, without any compensation to Licensee.

4.3 Changes to the SLS Intellectual Property. From time to time and at Licensor’s sole and absolute discretion and cost, Licensor may modify all or any part of the SLS Intellectual Property, so long as such modifications are consistent with those required by Licensor for the Brand as a whole. Licensee further acknowledges that Licensor requires the flexibility to modify all or any part of the SLS Intellectual Property to respond to market trends, customer demands, economic conditions, technological advances, and other factors affecting the Hotel and Hotel Good and Services under the Brand, as they may change from time to time. Licensor may designate one or more new, modified or replacement SLS Intellectual Property, without Licensee’s consent. Notwithstanding the foregoing, in the event of any change to the SLS Intellectual Property that requires repairs, alterations, improvements, renewals, replacements or additions of or to the structure or exterior façade of the Hotel, or to the mechanical, electrical, plumbing, HVAC, vertical transport and similar components of the Business building that are capitalized under GAAP and depreciated as real property and/or replacement of furniture, fixtures, equipment, interior and exterior signs, as well as other improvements and personal property to comply with such change (a “Physical Standard Change”), Licensee shall address the Physical Standard Change at the time of any repair or replacement of the item that is the subject of the Physical Standard Change so long as the costs required to effect such Physical Standard Change are not greater than the cost of ordinary repair or replacement of a like item. For purposes of illustration, if the white sheets are being replaced in the ordinary course of business and the Physical Standard Change calls for pink sheets, Owner shall be required to comply with the pink sheets requirement so long as the same would not cost more than replacement of white sheets that complied with this Agreement prior to the modification in question.

4.4 Licensor’s Promotional Access. Licensor or its representatives, during normal business hours and upon the prior approval of Licensee, which approval is not to be unreasonably withheld, conditioned or delayed, may enter any premises on which the Brand or SLS Intellectual Property is being used (the “Branded Premises”) accompanied by a representative of Licensee and may take photographs and videotapes of the exterior and interior of such Branded Premises. Licensor may use such photographs and videotapes for such purposes as advertising, promotional, training, marketing and public relations, without any compensation to Licensee.

4.5 Licensor’s Inspection Rights. In order to ensure compliance with the License Standards, Licensee shall (a) upon twenty-four (24) hours’ advance notice from Licensor, permit Licensor (and/or its designee) to enter the Hotel, including, without limitation, unoccupied guest rooms and/or residences, lobby, restaurant, recreational, spa, back of the house and other facilities, at any reasonable time during normal business hours, to conduct inspections; (b) cooperate with such inspections by rendering such assistance as Licensor (and/or its designee) may reasonably request; and (c) upon notice from Licensor, promptly take such steps as may be necessary to correct any deficiencies (including, without limitation, any departures from the License Standards) noted during any such inspection; provided, however, that any deficiencies and/or variances from the License Standards that were permitted to exist prior to the Effective Date with respect to operations under the SLS Brand (“Existing Variances”), such Existing Variances shall continue to be permitted, and shall not be required to be corrected, under this Agreement. For avoidance of doubt, Existing Variances shall expressly exclude any then existing deficiencies and/or variances which (i) were existing prior to the Effective Date and remain uncured after being notified by Licensor; or (ii) were caused by the then owner’s and/or manager’s failure to comply with the applicable capital budget.

4.6 Refreshment of SLS Intellectual Property. Licensee agrees that on a periodic basis during the Term of this Agreement, Licensor and Licensee shall meet for the purpose of reviewing the creative elements embodied in the Hotel as well as the physical design of the Hotel premises, with the view to evaluating ideas and concepts to refresh the Hotel. Any new ideas or concepts to be implemented in the Hotel (involving the use and/or change of any SLS Intellectual Property) shall require the prior written approval of Licensor and shall be subject to the provisions of Sections 4.2 and 4.3 of this Agreement.

4.7 Alteration, Renovation and Refurbishment of the Hotel.

4.7.1 If Licensee should elect, or be required by this Agreement, to perform renovations or refurbishment of the Hotel affecting the design, character or appearance of the Hotel (i.e., other than ordinary repair and/or replacement of existing items or in compliance with applicable law) during the Term of this Agreement, Licensee first shall obtain the reasonable prior written approval of Licensor that any such work complies with the License Standards (as modified pursuant to Section 4.3, above) for any work greater than $* * * (or $* * * for any work relating solely to the restaurant). Prior to commencing renovations or refurbishment requiring Licensor approval under this Section 4.7.1, Licensee shall engage a qualified designer and other qualified consultants and cause them to prepare promptly and submit to Licensor for reasonable review and approval, complete design drawings and specifications based on the License Standards. Licensor shall promptly review the completed design documents submitted by Licensee and return same with its reasonable approval or disapproval within thirty (30) days of receipt of the completed design drawings and specifications by Licensee. In the event of disapproval, Licensor shall submit reasonable recommendations which Licensee shall thereupon incorporate into such designs and drawings. No substantial changes shall be made to any designs, drawings and specifications approved by Licensor without the reasonable prior written approval of Licensor. Each Party shall act speedily and in good faith in the preparation, submission, approval and revision of all of said drawings and specifications. Notwithstanding the foregoing, the prior written approval of Licensor shall not be required for any renovations or refurbishments of the Hotel that do not affect the License Standards.

4.7.2 Licensor shall not be responsible for architecture or engineering, for code, zoning, or other requirements or laws, ordinances or regulations of any state, local, municipal, urban community, provincial or federal governmental body, including any requirements thereunder relating to disabled persons, or for any errors, omissions, or discrepancies of any nature in any drawings or specifications.

5.

Approval of Marketing Program and Marketing Materials

5.1 Licensor’s Approval of Initial Marketing Program. No later than sixty (60) days after the Effective Date, and each year thereafter (no later than November 1st of each year), Licensee, at its own expense, shall prepare and submit to Licensor, for Licensor’s review and approval in Licensor’s reasonable discretion, the “Marketing Program” for the Hotel, which will, among other things, include: (a) a marketing strategy for the Hotel; (b) all collateral materials and other items using, displaying, embodying, advertising, promoting, commercializing, or otherwise exploiting the SLS Intellectual Property (the “Marketing Materials”); and (c) a media plan. All Marketing Programs and Marketing Materials shall be of a level of quality in the industry for comparable hotels of the quality and service of the Hotel and conducted in accordance with the License Standards.

5.2 Licensor’s Approval of Marketing Program and Marketing Materials. As set forth in Section 5.3, prior to the implementation of a Marketing Program or the public use or dissemination of any Marketing Materials by Licensee or any of its affiliates, Licensee must submit such Marketing Program and Marketing Materials to Licensor for its reasonable approval.

5.3 Approval Procedure. Licensor shall use reasonable efforts to review and approve or disapprove any of the Marketing Program and Marketing Materials and any other items to be submitted to Licensor for review and approval pursuant to the terms hereof within ten (10) business days after they are received by Licensor (thirty (30) days in the case of the Marketing Program). If Licensor does not provide notice of approval or rejection within such ten (10) business day period (or thirty (30) days in the case of the Marketing Program), the materials or program submitted shall be deemed to be disapproved and Licensee may provide a second submittal of the materials or program with a written notice to Licensor clearly indicating that it constitutes a second submittal of the materials or program (the “Second Request”). Any such Second Request shall include a notice to Licensor that Licensor did not respond to the initial submittal and that Licensor’s failure to respond ten (10) business days after receiving the Second Request shall be deemed an approval. Licensor shall have ten (10) business days following receipt of the Second Request in which to approve or disapprove the materials or program submitted. If Licensor fails to do so within such ten (10) business day period, then the materials or program covered by such Second Request shall be deemed approved. Review of these submissions is exclusively for determination of compliance with the License Standards and the terms of this Agreement, and not for compliance with applicable law, which shall remain the sole and exclusive responsibility of Licensee. If any materials or program is disapproved, Licensee (if it desires to use such item) shall revise and modify the submission to comply with reasonable issues raised by Licensor; provided, however, that if materials or the program has been deemed disapproved pursuant to the preceding sentence, Licensee may resubmit such materials or program to Licensor for approval pursuant to the terms of this Section 5.3. If Licensee makes any material changes to any materials or program approved by Licensor, such materials shall be subject to Licensor’s re-approval in accordance with this Section 5.3.

5.4 Ongoing Quality Control. For quality control evaluation and monitoring purposes, at Licensor’s request, Licensee shall provide to Licensor, at no cost to Licensor, representative samples of the Marketing Materials being used at that time.

5.5 Licensor’s Approval and Enforcement. Licensor’s retention and exercise of the rights hereunder to review and approve certain matters or to enforce Licensor’s rights hereunder exist only to protect Licensor’s interest in the SLS Intellectual Property for the benefit of Licensor. Neither the retention nor the exercise of these rights is for the purpose of establishing any control, or the duty to take control, over those matters that are clearly reserved to Licensee, nor shall they be construed to do so.

5.6 Hotel Website. Subject to all applicable law, Licensee shall be responsible for the creation of a website dedicated to the Hotel (the “Hotel Website”), the implementation of which shall be done, in coordination with Licensor’s interactive firm of record, at Licensee’s expense. The form, design, content and operation of the link between the Hotel Website and the website for the Brand maintained by Licensor shall be determined by Licensor, subject to Licensee’s reasonable approval. The design and content of the Hotel Website, and any proposed changes thereto, shall be subject to Licensor’s prior review and reasonable approval with respect to compliance with the License Standards. To assist in its review, Licensor shall be provided with “screen shots” of the Hotel Website before it is activated. Licensee shall use good faith efforts to comply with all applicable privacy laws, rules and regulations regarding the operation of the Hotel Website and the use of any consumer information derived therefrom. Within Licensor’s website that provides the link to the Hotel Website, Licensor may collect certain data from interested visitors, and any such data shall be the sole property of Licensor, subject to any other agreements between Licensee and Licensor and/or affiliates of Licensor. Within the Hotel Website, all data obtained solely and directly in connection with the Hotel Website shall be jointly owned by Licensor and Licensee.

6.

Hotel Manager and Operators; Hotel Personnel

6.1 Hotel Manager. Licensor shall have the right to approve any third-party manager of the Hotel (the “Hotel Manager”), such approval not to be unreasonably withheld, conditioned or delayed. It shall be reasonable for Licensor to reject any Hotel Manager that (a) does not possess the managerial skills needed to operate a hotel under the Brand, (b) does not possess the operational capacity or capability needed to operate a hotel under the Brand or is otherwise unable to adhere fully to the operational obligations and requirements of this Agreement, or (c) is a Competitor. “Competitor” shall mean the companies operating the following brands: * * *, * * *, * * *, * * *, * * *, * * *, * * *, * * *, * * *, * * *, and * * *. Notwithstanding the foregoing, Licensor hereby pre-approves, and shall have no other approval rights with respect to, any Hotel Manager that operates hotels affiliated with the following companies or their brands: * * *, * * *, * * *, * * *, * * *, and * * *.

6.2 Third-Party Operators. Except as otherwise agreed between Licensor, Licensee and/or any Hotel Manager and/or its affiliates, any food and beverage facility or leased or concession areas in the Hotel may be operated by a third-party lessee or operator under a lease or management or concession agreement; provided that (a) Licensee is in no way relieved or otherwise released from any of its obligations under this Agreement, (b) if such lease, management or concession agreement conflicts with the terms of this Agreement, the terms of this Agreement shall control, and (c) Licensor approves any such operation and the lease, management or concession agreement with respect thereto. Licensor may refuse to approve any proposed lessee, manager or concessionaire that (i) Licensor reasonably deems not to be financially capable or responsible; (ii) does not provide Licensor with all information that Licensor may reasonably request in order to reach such decision; (iii) is a Competitor; or (iv) Licensor or its affiliates have had prior unsatisfactory experience with. If the lessee, manager or concessionaire does not operate the facility or leased or concession area in compliance with this Agreement, Licensor shall have the right to revoke its approval and require Licensee to operate the facility or leased or concession area directly or by using another person or entity approved by Licensor.

6.3 Hotel Personnel. Licensee acknowledges and agrees that Licensor does not exercise any input, direction or control over the employment policies or employment decisions of Licensee whatsoever. Licensee shall be solely responsible for all employment decisions, regardless of whether Licensee received advice with respect thereto by Licensor.

6.4 General Manager. Licensee (or Licensee’s management company) shall employ at the Hotel at least one individual who acts as the general manager and who (a) is principally responsible for the operation of the Hotel on a full-time basis, and (b) has attended and satisfactorily completed such reasonable training, retraining or refresher training program(s) as Licensor may require for general managers, at such times and places as Licensor may designate. Notwithstanding the foregoing, Licensor shall have the right to interview any individual that Licensee intends to appoint as the Hotel’s general manager, and provide comments to Licensee regarding such individual, at least 10 days prior to such individual’s appointment. Licensor shall have the right to communicate directly with the general manager and executive personnel at the Hotel regarding the operation of the Hotel.

6.5 Training of Personnel. From and after the opening date, the Hotel shall be managed and staffed by personnel who, for personnel at or above the position of department head or similar responsibility level, have met Licensor’s training requirements (the “Hotel Personnel”). Licensee’s managerial personnel and staff shall complete, to Licensor’s reasonable satisfaction, reasonable training programs that Licensor may designate as mandatory, and Licensee shall pay reasonable tuition and other training costs to Licensor or its designee teaching the training program. Licensee shall pay all reasonable expenses of training incurred by the personnel receiving such training, including cost of travel, room, board and wages of such personnel. In addition, Licensee at its sole cost and expense shall conduct such training for personnel working at the Hotel as Licensor may reasonably require so at all times during the Term of this Agreement, the Hotel shall be staffed by qualified and trained personnel.

7.

Intellectual Property Protection

7.1 Rights to SLS Intellectual Property. Licensee acknowledges and agrees: (a) that Licensor is and shall remain the exclusive licensor of all right, title and interest in and to the SLS Intellectual Property and the substantial goodwill associated therewith, (b) that Licensee shall acquire no rights in and to the SLS Intellectual Property, or the goodwill associated therewith by virtue of this Agreement and licenses granted hereunder, (c) that Licensee shall not represent in any manner that Licensee has acquired any ownership rights whatsoever in the SLS Intellectual Property, (d) that any and all use of the SLS Intellectual Property by Licensee shall inure to the exclusive benefit of Licensor, (e) that Licensor may use and grant to others the right to the SLS Intellectual Property, except as expressly provided otherwise in this Agreement or any other agreement between Licensee and Licensor and/or affiliates of Licensor, and (f) the restrictions and limitations with respect to Licensee’s use of the SLS Intellectual Property apply to all forms and formats now in existence or hereafter conceived, including print video, electronic, and other media, and all other elements used in commerce.

7.2 Intellectual Property Notices. Subject to the provisions of Section 4.1 of this Agreement, Licensee shall strictly adhere to any usage guidelines for the SLS Intellectual Property that Licensor imposes from time to time in its sole and absolute discretion including, without limitation, any guidelines relating to the form and manner in which the SLS Intellectual Property is displayed or embodied, and any guidelines relating to trademark notices, copyright notices, or other proprietary legends or markings.

7.3 Restrictions. Licensee shall not: (a) identify itself as the owner of the SLS Intellectual Property or any right, title or interest therein or on any registration or application for registration thereof, except as a licensee, (b) apply for or maintain the registration of any trademark or copyright relating to the SLS Intellectual Property anywhere in the world, (c) apply for or maintain the registration of any trademark which is the same as, confusingly similar to, or which incorporates the SLS Intellectual Property, anywhere in the world, and (d) take any action whatsoever to contest Licensor’s proprietary interest in the SLS Intellectual Property. Licensee shall not use the SLS Intellectual Property in any manner for any purpose whatsoever in (i) its legal name or another trade or assumed name under which Licensee does business; (ii) any publication or other materials or information disseminated to the general public except to the extent used in a factual or descriptive manner to identify the Hotel or as otherwise permitted under this Agreement; or (iii) any prospectus, offering, circular or other form of marketing materials except to the extent used in a factual or descriptive manner to identify the Hotel or in connection with a sale of the Hotel or the marketing of the Hotel for sale, without Licensor’s prior written consent (in each instance described in clauses (i) through (iii) above), and then only as expressly permitted in such consent (and subject to any such restrictions and/or conditions set forth therein). Licensee acknowledges and agrees that no default by Licensor under this Agreement, or the expiration or termination of this Agreement, shall confer on Licensee or any Person claiming by or through Licensee, any right or remedy to use the SLS Intellectual Property.

7.4 Infringement. If Licensee learns of any third party trademark which is likely to cause confusion with or dilute the SLS Intellectual Property, Licensee shall promptly notify Licensor in writing with all the necessary particulars known to Licensee. Licensee acknowledges and agrees that ultimately Licensor shall have the right in its sole and absolute discretion to determine what, if any, action to take against the third party including, without limitation, whether to institute and prosecute any actions or proceedings against the third party. Licensee shall cooperate, subject to reimbursement by Licensor for all material costs, with and provide assistance to Licensor as reasonably requested in investigating the activities of the third party and in enforcing its rights in the SLS Intellectual Property against the third party, executing, acknowledging and delivering all documents as may be reasonably necessary or desirable to enable Licensor to protect, defend, or register its proprietary interest in any of the SLS Intellectual Property. Licensee shall use commercially reasonable efforts to assist Licensor and its affiliates in taking such reasonable action (at Licensor’s sole cost and expense) as Licensor may request to stop such activities, but shall take no action nor incur any expenses on Licensor’s behalf without Licensor’s prior written approval. Licensor shall have the right to select legal counsel and control all litigation with respect to any action brought against the Hotel, Hotel Manager, Licensee, or Licensor by a third party with respect to the SLS Intellectual Property. If Licensor undertakes the defense or prosecution of any litigation relating to the SLS Intellectual Property, Licensee shall execute any and all documents and take or not take such other actions as may, in the opinion of Licensor’s legal counsel, be reasonably necessary to carry out such defense or prosecution, and Licensor shall reimburse Licensee for its actual out-of-pocket expenses in taking any such actions.

7.5 Trademark Notice. Licensee shall use the expression “the trademark SLS used under license” or any reasonable equivalent thereof as required by any applicable law and/or whenever such may be used with reasonable convenience, consistent with such uses that are typical in the operation of facilities similar to the Hotel, in conjunction with any and all advertising and promotional materials used in connection with the Hotel, the Brand and the SLS Intellectual Property.

7.6 Trademark Designation. Licensee shall: (a) use a notice of trademark and/or service mark registration conforming to law directly after the Brand (e.g., ®), (b) use the designation “SM” or “TM” directly after the Brand in connection with any unregistered use of the Brand in conjunction with the SLS Intellectual Property, as reasonably appropriate, and (c) use the copyright notice as reasonably appropriate (e.g., ©) on copyrightable materials included among the License. Upon Licensor’s addition of any new marks or designs to Exhibit A, such marks or designs shall also bear the appropriate notice.

8.

Representations and Warranties

8.1 Licensee Acknowledgement. Because uniformity may not always be possible or desirable, Licensor, at its discretion, may vary the License Standards for other properties or developments that utilize the SLS Intellectual Property to the extent reasonably required by the physical conditions of a location or to comply with applicable law.

8.2 Representations of the Parties. Each of Licensor and Licensee represent as to itself as follows:

8.2.1 It has been duly organized and is validly existing in good standing under the laws of the state of its organization.

8.2.2 It is duly qualified to do business in all jurisdictions which require such qualification to conduct the business to be conducted under this Agreement.

8.2.3 It has the power and authority to enter into and perform its respective obligations created by this Agreement.

8.2.4 This Agreement has been duly authorized by all necessary action on its part and has been duly executed and delivered by it.

8.2.5 Neither the execution and delivery of this Agreement by it, nor compliance by it with any of the provisions hereof, will: (a) violate or conflict with any provision of its organizational documents, (b) violate, alone or with notice or the passage of time, result in the breach or Termination (defined below) of, or otherwise give any contracting party the right to terminate, or declare a default under, the terms of any contract, agreement, understanding or commitment to which it is a party or by which it may be bound, (c) violate any decree, order, injunction, judgment or award against, or binding upon, it, or (d) violate any law relating to it.

9.

Term and Termination

9.1 Term. Subject to the termination provisions below, the term of this Agreement (the “Term”) shall commence as of the Effective Date and shall continue until the * * * anniversary of the date upon which the Hotel reopened for business to the general public unless sooner terminated as hereinafter provided.

9.2 Right to Terminate. This Agreement may be terminated during its Term as follows:

9.2.1 The Parties may terminate this Agreement by mutual consent in writing at any time.

9.2.2 Licensor shall be entitled to terminate this Agreement immediately upon written notice delivered to Licensee if Licensee engages in an intentional material unauthorized use of the SLS Intellectual Property and fails to cure such unauthorized use within thirty (30) days after receipt of written notice of the unauthorized use.

9.2.3 Licensor shall be entitled to terminate this Agreement immediately upon written notice delivered to Licensee if Licensee fails to comply with any applicable law and Licensee fails to cure such noncompliance within thirty (30) days after Licensee’s receipt of written notice of the noncompliance, or, if such noncompliance cannot reasonably be cured within such thirty (30) days, Licensee does not commence to cure such noncompliance within thirty (30) days after such notice by Licensor and thereafter diligently complete such cure within sixty (60) days after notice by Licensor.

9.2.4 Licensor shall be entitled to terminate this Agreement upon fifteen (15) days’ notice to Licensee if: (a) a material breach occurs which is of the same nature, and which violates the same provision of this Agreement, as a breach of which Licensor has given Licensee written notice two (2) times within the preceding eighteen (18) months (notwithstanding that

Licensee may have subsequently cured any such prior breaches), (b) Licensee willfully and intentionally breaches this Agreement, (c) Licensee breaches a material provision of this Agreement and the breach is not reasonably capable of being cured, or (d) Licensee uses the SLS Intellectual Property in an intentional material violation of the terms of this Agreement that is not cured within fifteen (15) days following notice thereof to Licensee.

9.2.5 Licensor shall be entitled to terminate this Agreement immediately upon written notice delivered to Licensee if Licensee commences or becomes the subject of any proceeding under any applicable bankruptcy law, or if a court appoints an administrator, receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for Licensee or for a substantial part of its property and any such involuntary proceeding or appointment is not discharged within forty-five (45) days; or Licensee makes an assignment for the benefit of creditors.

9.2.6 Licensee may terminate this Agreement at any time after the tenth (10th) anniversary of the Effective Date (the “Lockout Period”) upon no less than thirty (30) days’ prior written notice to Licensor and upon payment to Licensor, on the effective date of such termination (the “Early Termination Date”) and as full compensation to Licensor, the Early Termination Fee (as defined below). The “Early Termination Fee” shall equal * * *.

9.3 Obligations on Termination.

9.3.1 Immediately upon termination or expiration of this Agreement (“Termination”), Licensee shall cease to have any of the rights granted to it under Section 1 above.

9.3.2 Any Termination shall not relieve Licensee from any obligations which accrued prior to the date of Termination.

9.3.3 Licensee shall, upon Termination, take every action and execute all such documents, if any, as may be necessary or appropriate to reflect the termination of any rights acquired by Licensee under this Agreement, including, without limitation:

(a) Pay all sums, charges and fees to which Licensor is entitled to receive under this Agreement, together with costs and expenses, if any, reimbursable to it pursuant to this Agreement or for which it may be responsible arising out of anything done within the scope of its responsibilities under this Agreement. The amount of all such sums, charges and fees shall be ascertained for the period ending on the date of such Termination and shall be paid to Licensor to the extent ascertained on the date of such Termination, on such date, and, additionally, Licensee shall deposit with Licensor an amount reasonably estimated by Licensor that will be sufficient to cover amounts that will become due and payable after the Termination or expiration date, attributable to the period prior to that are not ascertained on the date of such Termination;

(b) Cease marketing and/or operation of the Hotel as the “SLS Las Vegas” (or other such name as set forth in Section 1.4) and stop representing the Hotel to the public or holding it out as the “SLS Las Vegas” or former “SLS Las Vegas” (or other such name as set forth in Section 1.4) for ninety (90) days;

(c) Except as authorized pursuant to separate and continuing agreements, cease using the SLS Intellectual Property, and return, destroy, or alter in a manner satisfactory to Licensor (i) all brochures, advertising and promotional and all other printed materials containing the SLS Intellectual Property, and (ii) all signs, operating supplies, equipment, and other items containing the SLS Intellectual Property. Licensee will use commercially reasonable efforts to cover anything bearing the SLS Intellectual Property or otherwise identified as being associated with the Brand which cannot be removed on the expiration or Termination date until it can be removed. Notwithstanding the above, Licensee, if requested by Licensor, will sell to Licensor any such items at Licensee’s cost; and

(d) Cancel any assumed or fictitious name or equivalent registration and sign a statement acknowledging the Termination or expiration of, or take the appropriate steps to terminate any similar agreement.

9.3.4 Licensee shall, upon Termination of this Agreement, on its own behalf and on behalf of its members, managers, directors, officers, employees, agents representatives or any other persons or entities with whom they may contract to create materials incorporating the SLS Intellectual Property, to promptly cease the distribution, release and use of such items until the SLS Intellectual Property appearing thereon are deleted or removed.

10.

Bankruptcy

10.1 The Parties acknowledge and agree that any delay in the decision of a debtor-in-possession or trustee of the bankruptcy estate to assume or reject the Agreement (the “Decision Period”) materially harms Licensor by interfering with their ability to alternatively exploit the rights granted under this Agreement during a Decision Period of uncertain duration. The Parties recognize that arranging appropriate alternative exploitation of the licensed Intellectual Property is a time consuming and expensive process and that it is unreasonable for Licensor to endure a Decision Period of extended uncertainty. Therefore, the Parties agree that the Decision Period shall not exceed sixty (60) days.

10.2 Notwithstanding the above, if Licensee commences or becomes the subject of any proceeding under any applicable bankruptcy or insolvency law, or if a court appoints an administrator, receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for Licensee or for a substantial part of its property, Licensee agrees to reimburse Licensor for all of its reasonable attorneys’ fees and litigation expenses, including travel expenses, photocopying expenses, court and deposition transcript expenses, and other court costs and related expenses, which Licensor may incur in protecting its rights under this Agreement.

11.

Assignment

11.1 Assignment. Neither this Agreement nor the license or any other rights granted hereunder may be directly or indirectly assigned, sublicensed, sold, or transferred by Licensee without the written approval of Licensor, and any such attempted assignment, sublicense, sale, transfer, hypothecation or encumbrance, whether voluntary, by operation of law or otherwise, shall be void and of no force or effect; provided, however, that, notwithstanding the foregoing, any assignment, sale, or transfer in connection with the sale of the Hotel shall not require the approval of Licensor. Licensor, on the other hand, may freely assign, upon notice to Licensee both this Agreement and Licensor’s rights, duties, and obligations under this Agreement to another. Licensor shall have the right to approve any (a) transfer of direct or indirect legal and/or beneficial interest in a Licensee or in any owner or owners of Licensee which results in the transfer of 50% or more of the direct or indirect ownership interests or voting power in Licensee, or (b) any change in actual or effective control of Licensee; provided, however, that, notwithstanding the foregoing, Licensor shall have no approval rights for any such transfer or change in actual or effective control in connection with the sale of the Hotel or for any transfer permitted under that certain Third Amended and Restated Limited Liability Agreement dated as of June 20, 2011 between affiliates of both Licensor and Licensee (as may be amended from time to time). This Agreement shall inure to the benefit of and shall be binding upon the Parties, Licensor’s successors and assigns and Licensee’s permitted successors and assigns.

11.2 Bankruptcy Option. If notwithstanding the terms and conditions set forth in this Agreement and any objections by Licensor, any bankruptcy or insolvency law permits a trustee or debtor-in-possession to assume this Agreement and the trustee or debtor proposes to assign this Agreement to a third person, the trustee or debtor will give Licensor written notice stating the name and address of the proposed assignee, the proposed consideration for the assignment and all other relevant terms. That notice shall be deemed to constitute the grant to Licensor of an option to have this Agreement assigned to it or to its designee approved in writing by Licensor for that consideration, or its equivalent in money, upon the terms specified in the notice. This option may be exercised by written notice given to the trustee or debtor within fifteen (15) days after receipt by both Licensor of the notice, or within such other period as may be deemed appropriate by the bankruptcy court. If Licensor fails to exercise its option, the trustee or debtor may complete the assignment to the proposed assignee named in its notice and for the consideration and upon the terms specified in it. Nothing contained in this Section shall be deemed to preclude or impair any rights which Licensor may have as a creditor in any such bankruptcy proceeding.

12.

SLS Programs

12.1 SLS Programs. Licensee acknowledges that (a) Licensor may, from time to time, provide certain programs and services to all hotels using the SLS Intellectual Property (collectively, the “SLS Programs”), and (b) once in place, the SLS Programs will be an essential element in maintaining conformity among hotels using the SLS Intellectual Property. Any SLS Programs to be provided under this Agreement may be provided by Licensor or an affiliate, or by a third party designated by Licensor or an affiliate.

12.2 Mandatory SLS Programs. Except as otherwise expressly agreed (in writing) between Licensee and Licensor and/or affiliates of Licensor, Licensee acknowledges and agrees that (a) the Hotel shall participate in all SLS Programs designated by Licensor as “mandatory” for all hotels using the SLS Intellectual Property which may include from time to time, a referral and/or reservations system, a marketing program and a loyalty program, and (b) Licensee shall pay or reimburse Licensor all costs and expenses actually incurred in rendering such SLS

Programs (the “SLS Program Charges”) for, and comply with all terms and requirements of, such mandatory SLS Programs. Changes in system programs and services applicable to the Hotel shall be effective no earlier than thirty (30) days after the earlier of the announcement thereof. In no event shall the Hotel be required to participate in SLS Programs that provide programs or services that are duplicative of programs or services provided by the Hotel Manager or a third-party licensor so long as the same are reasonably consistent with the License Standards.

12.3 Optional SLS Programs. Licensee shall have the right, but not the obligation, to participate in any SLS Programs that Licensor, in its discretion, may make available to the Hotel as an optional SLS Program. If Licensee elects to participate in any optional SLS Program, Licensee shall provide notice to Licensor, in which case Licensor shall ensure that such SLS Programs is made available to Licensee upon Licensee’s purchase and installation of any equipment, software and training of Hotel Personnel and completion of all other requirements for participation, and Licensee shall pay all SLS Program Charges for, and comply with all terms and requirements of, such optional SLS Program.

12.4 System Programs and Services Charges. The fees and costs charged for the SLS Program Charges shall be reimbursements for actual services rendered (and shall not be charged as a percentage of revenue) and determined on the same basis for substantially all licensed SLS hotels that are participating in such SLS Programs, and may include (a) * * * and * * * of Licensor’s * * * directly involved in providing the SLS Program, (b) * * * of * * *, * * * and * * * such SLS Program, (c) * * * of * * * and * * * for such SLS Programs, and (d) * * * of * * * employed in providing the SLS Program. Licensor shall have the right to increase or decrease any or all of the SLS Program Charges from time to time, upon sixty (60) days’ notice to Licensee; provided, however, Licensee shall at all times during the Term of this Agreement pay, on a pro rata basis (taking into account room count, hotel size or other relevant factors in determining actual costs) an amount no greater in SLS Program Charges than any other hotel using the SLS Intellectual Property. The SLS Program Charges shall represent a reimbursement to Licensor for the SLS Programs and may include a reasonable administrative markup but shall not include a profit component. (For purposes of this Section 12.4, “profit” shall mean a markup of the costs incurred in providing such SLS Programs, but shall specifically not include the cost of capital, research, acquisition and development expenses or allocations of corporate overhead that Licensor reasonably determines are directly or indirectly related to the provision of such SLS Programs.) In connection with the preparation of financial statements relating to the operation of the Hotel, Licensee shall have the right to direct the independent certified public accountants who are opining on such financial statements to audit the SLS Programs and SLS Program Charges to verify (i) that there is no mark-up, fee or profit included in the SLS Program Charges and (ii) that all SLS Programs are allocated to the Hotel on a basis that is no less favorable than the allocation of SLS Programs to other hotels using the SLS Intellectual Property. Licensor shall provide information reasonably requested by such accountants and shall deliver to Licensee a detailed schedule of the SLS Programs, the SLS Program Charges, and their allocations such as will enable Licensee to confirm clauses (i) and (ii) of the preceding sentence. In addition, Licensor shall provide written certification to Owner that the SLS Program Charges are consistent with, or less than, customary market charges for similar services for similar hotels. The schedule required hereunder shall be delivered to Licensee at the same time as the financial statements referenced above.

12.5 Modification of SLS Programs. Licensee acknowledges and agrees that, except for the limitation set forth in the last sentence of Section 12.2, Licensor, as applicable, shall have the right to (a) modify the fees, costs and terms of any existing SLS Programs, (b) add a new, or discontinue an existing, SLS Programs, (c) make a mandatory SLS Programs optional, or make an optional SLS Programs mandatory, as Licensor deems advisable from time to time, each such change to be implemented upon not less than sixty (60) days notice to Licensee.

12.6 Independent Contractor. Licensor and Licensee are each independent contractors of each other. They do not intend to create any relationship of joint venturers, partners, agents, servants, employees, fiduciaries or representatives of each other. Neither Party shall make any agreements, representations or warranties in the name of or on behalf of the other Party nor represent that their relationship is other than that of licensor and licensee.

13.

Condemnation and Casualty

13.1 Condemnation and Casualty. Licensee shall, as soon as reasonably possible, give Licensor notice of any permanent or temporary taking of a portion of the Hotel for public use by, to or under authority of a governmental authority or public agency legally authorized to do so (“Condemnation”) and/or any damage or destruction of the Hotel by fire or other cause (a “Casualty”). The provisions set forth below shall govern a Casualty or Condemnation:

13.1.1 In the event the Hotel is significantly (fifty percent (50%) or more of the common area facilities or fifty percent (50%) or more of the guest rooms) damaged or destroyed by fire, hurricane, tropical storm, tsunami, flood or other casualty (each, a “Major Casualty”), Licensee shall have the right, in Licensee’s sole discretion, to elect to not restore the Hotel, and to terminate this Agreement. If, after the happening of a Major Casualty Licensee does not deliver written notice to Licensor within one hundred twenty (120) days after the occurrence of such casualty stating that Licensee intends to restore and repair such casualty damage, Licensor shall have the option to terminate this Agreement without penalty or payment to Licensee of any sort upon fifteen (15) days prior written notice specifying a termination date not less than thirty (30) days from the date of the notice.

13.1.2 In the event the Hotel is damaged or destroyed by fire or other casualty and Licensee elects to repair or reconstruct the damaged facilities or to replace them with new facility

(a) It is understood and agreed that Licensee shall not be in default of any provisions of this Agreement for failure to operate and maintain the Hotel in accordance with the physical and operational standards required in this Agreement during the term of such rehabilitation, repair or reconstruction and until the completion of such work and the expiration of all notice periods respecting any failure by Licensee to perform its obligations;

(b) Licensee and Licensor agree to cooperate and coordinate with Licensee’s contractors and suppliers to enable Licensee to promptly and diligently commence and complete the work as expeditiously as possible while allowing Licensor to maximize revenues generated from the Hotel;

(c) If Licensor does not exercise its right to terminate this Agreement under Section 13.1.1 or in the event of any casualty other than a Major Casualty, Licensee shall promptly and diligently restore the Hotel and the alterations made to it after the date of this Agreement to substantially the same condition as existed prior to the casualty, except for modifications required by building codes and other laws, subject to delays for force majeure, insurance adjustment, and other matters beyond Licensee’s control; and

(d) Licensee shall nevertheless be obligated to pay all expenses necessary for the continued operation and maintenance of the Hotel (as adjusted to account for the reduced scope of License’s obligations given the damage or loss that has occurred); and License Fees which would have been payable during such period of closure (based on the average monthly License Fees paid during the prior * * * (* * *) month period prior to such casualty for the first * * * (* * *) months after such casualty and * * * percent (* * *%) thereof thereafter, in each case to the extent such expenses and License Fees are reimbursed by an applicable insurance policy of Licensee.

13.1.3 Licensee shall, at the earliest possible time, give Licensor written notice of any proposed taking of the Hotel by eminent domain, condemnation, compulsory acquisition, or similar proceeding (“Taking”). If such Taking is substantial enough in Licensee’s or Licensor’s reasonable judgment to make the operation of the Hotel economically impractical or if such Taking would have a materially and permanently adverse affect on the development of the Hotel or the operation of the Hotel in accordance with the License Standards, either Party shall have the right to terminate this Agreement at the time of such Taking upon ninety (90) days’ written notice by either Licensor or Licensee to the other. If such Taking does not create a right of termination (or if neither Party elects to exercise its right of termination), the Parties shall agree on a plan for repair, and Licensee shall promptly make whatever changes to the plans, repairs and restoration may be necessary and practical to make the Hotel conform substantially to the condition, character, and appearance immediately prior to such taking, except for changes, repairs and restoration required by building codes and other laws. Licensee shall take all reasonable measures necessary to ensure that the repair of the Hotel is not unreasonably delayed (subject to delays caused by force majeure, insurance adjustment, and other matters beyond Licensee’s control); provided, however, if a substantial portion of the Hotel is taken and the Parties elect not to terminate under the immediately preceding sentence, but (a) Licensee’s respective lender fails or refuses to make available to Licensee sufficient proceeds of such eminent domain proceedings in order to permit Licensee to make appropriate alterations, restorations or repairs to the remainder of the Hotel so that the Hotel would continue to be operable for the purposes herein contemplated, or (b) Licensee cannot, despite the exercise of diligent efforts to do so, substantially complete restoration within a reasonable timeframe, then Licensee or Licensor shall have the right to terminate this Agreement upon written notice to the other Party whereupon this Agreement shall automatically terminate upon the date that Licensee shall be required to surrender possession of the Hotel to the condemning authority, and neither Party shall have any further obligation to the other Party hereunder except with respect to liabilities accruing, or based upon events occurring, prior to the effective date of such termination.

14.

General Provisions

14.1 Notices. All notices, requests, demands and other communications which may be given or are required to be given under this Agreement shall be in writing, shall be sent by (a) certified mail, with postage prepaid and return receipt requested, (b) overnight receipted courier service, or (c) by facsimile transmission, provided that confirmation of receipt is obtained, and shall be deemed given on the date of delivery if by mail or courier service on a business day and otherwise on the next succeeding business day and on the date of transmission if by facsimile transmission on a business day and otherwise on the next succeeding business day. All notices shall be addressed as set forth below, or to such other address as each Party hereto may from time to time designate by written notice to the other Party as provided herein:

If to Licensor: SBE Hotel Licensing, LLC 8000 Beverly Blvd. Los Angeles, California 90048 Attention: General Counsel Facsimile: (323) 655-8001

If to Licensee:

Stockbridge/SBE Holdings, LLC

c/o Stockbridge Real Estate Partners II, LLC

4 Embarcadero Center, Suite 3300

San Francisco, California 94111

Attention:       Terrence E. Fancher

Facsimile:      (415) 658-3444

With a copy to: Paul Hastings LLP 515 S. Flower Street, 25th Floor Los Angeles, California 90071 Attention: Rick S. Kirkbride, Esq. Facsimile: (213) 996-3261	With a copy to: Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Attention: Thomas Patrick Dore, Jr. Facsimile: (212) 701-5136

14.2 Governing Law. This Agreement has been executed and delivered in, and shall be governed by and construed in accordance with the laws of, the State of California, United States of America, applicable to contracts made and performed in such state and without regard to conflict of laws provisions.

14.3 Resolution of Disputes. Except as otherwise provided herein, each of the Parties hereto (a) consents and submits to the jurisdiction of any state or federal court of competent jurisdiction located in Los Angeles, California, in any action or proceeding arising out of or relating in any manner to this Agreement, (b) waives any claim that any such state or federal court is an inconvenient forum, (c) irrevocably agrees that any and all actions or proceedings arising out of or relating to this Agreement or the transactions contemplated herein shall be exclusively heard only in such state or federal court. Service of process in any such action or proceeding brought hereunder may be made by faxing and mailing copies of such process to the address of the Parties provided for hereinabove, provided that nothing herein shall affect the right of either Party to serve legal process in any other manner permitted by law. In any action or proceeding between the Parties to resolve a dispute arising under or relating to this Agreement, the prevailing party shall be entitled to recover (in addition to any other relief awarded or granted) its reasonable costs and expenses (including attorneys’ fees) incurred in the proceeding.

14.4 Equitable Relief. In the event that Licensee violates or threatens to violate any of its covenants herein regarding the SLS Intellectual Property owned by Licensor and licensed to Licensee hereunder, Licensor shall be without an adequate remedy at law and, therefore, Licensee agrees that Licensor shall be entitled to enforce such covenants by preliminary, temporary and/or permanent injunctive or mandatory relief in any court of competent jurisdiction without the necessity of proving damages, without the necessity of posting any bond or other security, and without prejudice to any other rights and remedies which it may have at law or in equity.

14.5 Headings. The headings herein are for convenience of reference only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the terms or provisions hereof.

14.6 Construction. Whenever in this Agreement the context so requires, references to the masculine shall be deemed to include feminine and the neuter, references to the neuter shall be deemed to include the masculine and feminine, and references to the plural shall be deemed to include the singular and the singular to include the plural. As used in this Agreement, the words “include” and “including,” and all variations thereof, shall not be deemed to be terms of limitation.

14.7 Entire Agreement. This Agreement (including the schedule hereto, which is incorporated herein and made a part of this Agreement) constitutes the entire agreement and understanding of the Parties hereto and terminates and supersedes any and all prior or contemporaneous agreements, arrangements and understandings, both oral and written, express or implied, between the Parties hereto concerning the subject matter of this Agreement.

14.8 Waiver and Amendment. No waiver, amendment, modification or change of any provision of this Agreement shall be effective unless and until made in writing and signed by Licensor and Licensee. No waiver or forbearance by any Party hereto of its right to enforce any provision of this Agreement shall be construed as constituting a continuing waiver or as a waiver in other instances. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of any such rights. No course of conduct or method of doing business shall modify or amend the terms hereof.

14.9 Severability. If any provision of this Agreement shall be determined to be unenforceable to any extent, the remainder of this Agreement shall not be affected and shall continue to be valid and enforceable to the fullest extent permitted by law. If any provision is held invalid as to duration, scope, activity, or subject, such provision shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with applicable law.

14.10 Cooperation. Each Party hereto shall cooperate with the other Party hereto and shall take such further action and shall execute and deliver such further documents as may be necessary or desirable in order to carry out the provisions and purposes of this Agreement.

14.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

14.12 Facsimile Signatures. This Agreement shall become binding and enforceable upon a Party at such time as a counterpart has been signed and transmitted either personally or via facsimile to the other Party. In the event of transmittal by facsimile, the signed counterpart shall be deposited in the mail within twenty-four (24) hours thereafter, but the failure to do so shall have no effect on the enforceability of this Agreement.

14.13 Survival of Terms. All terms, conditions, obligations and provisions capable of surviving the Termination or expiration of this Agreement, other than any rights or licenses granted to Licensee under Section 1 above, shall so survive.

14.14 Interpretation. Any rule or law or any legal decision that would require the interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived by the Parties. The provisions of this Agreement shall be interpreted in a reasonable manner to give effect to the intent of the Parties hereto.

14.15 Full Execution. This document will neither be a binding agreement, nor constitute a note or memorandum of the material terms of an agreement, until each Party has received a copy executed by duly authorized officers of all the Parties.

14.16 Insurance. Licensee, at its expense, shall obtain and maintain in full force and effect at all times throughout the Term of this Agreement the types and limits of insurance covering the Hotel enumerated in Exhibit B, unless otherwise agreed to by Licensor or its affiliates or any current or future lender. All insurance policies shall include Licensor as an additional insured thereunder and Licensee shall provide Licensor with original certificates of insurance acceptable to Licensor. Licensee shall have all policies of insurance provide that the insurance company will have no right of subrogation against either party hereto or their respective agents or employees. Licensee’s maintenance of such insurance shall not relieve Licensee of any liability or obligation to Licensor under Section 14.17.

14.17 Indemnification of Licensor. Licensee hereby indemnifies and holds Licensor and its respective members, managers, directors, officers, employees, agents and representatives harmless from and against any and all liabilities, fines, suits, claims, obligations, damages, penalties, demands, actions, costs and expenses of any kind or nature (collectively, “Claims”) arising out of: (a) the use of the SLS Intellectual Property by Licensee or any of its affiliates or their members, managers, directors, officers, employees, agents or representatives in violation of the terms of this Agreement; (b) Licensee’s breach of any of its obligations under this Agreement; (c) the marketing and operation of the Hotel; or (d) the violation by Licensee or its affiliates or any of their members, managers, directors, officers, employees, agents and representatives of any laws, statutes, ordinances, orders, rules, regulations, permits, licenses, authorizations, directions and requirements of all governmental authorities and public utilities which now or hereafter may be applicable to any portion of the Hotel or the marketing and operation thereof, except to the extent such Claims are caused by the gross negligence or willful misconduct of Licensor or its affiliates.

14.18 Additional Licensee Acknowledgements and Representations.

14.18.1 LICENSEE ACKNOWLEDGES THAT LICENSOR HAS MADE NO PROMISE, REPRESENTATIONS, OR WARRANTIES EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT AND THAT LICENSEE DID NOT RELY ON ANY PROMISES, REPRESENTATIONS OR WARRANTIES ABOUT LICENSOR OR LICENSOR NOT EXPRESSLY CONTAINED IN THIS AGREEMENT IN MAKING ITS DECISION TO SIGN THIS AGREEMENT.

14.18.2 LICENSEE ACKNOWLEDGES THAT IT HAS READ AND UNDERSTOOD THIS AGREEMENT, THE EXHIBITS AND ATTACHMENTS HERETO, IF ANY, AND AGREEMENTS RELATING THERETO, IF ANY, AND LICENSEE HAS HAD AMPLE TIME AND OPPORTUNITY TO CONSULT WITH ADVISORS AND LEGAL COUNSEL OF LICENSEE’S OWN CHOOSING ABOUT THE POTENTIAL BENEFITS AND RISKS OF ENTERING INTO THIS AGREEMENT.

14.19 Time of the Essence. Time is of the essence of each and every provision of this Agreement.

14.20 Confidentiality. The Parties agree that the terms, conditions and provisions set forth in this Agreement are strictly confidential. In addition, the Parties agree to keep strictly confidential all Licensor Proprietary Information (subject to the disclosures permitted by Licensee under Section 3.4) and any information of a proprietary or confidential nature about or belonging to a Party or any affiliate of a Party to which the other Party gains or has access to by virtue of the relationship between the Parties, except as otherwise permitted. Except as may be required (i) to obtain the advice of professionals or consultants; (ii) to obtain financing from any current or future lender(s); (iii) to obtain an equity investor(s); (iv) in connection with a permitted assignment of this Agreement; (v) to market the Hotel for sale; or (vi) by law or by the order of any government, regulatory authority, or tribunal or to otherwise comply with applicable laws, each Party shall make every effort to ensure that such information is not disclosed to the press or to any other third party without the prior consent of the other Party. The obligations set forth in this Section 14.20 shall survive any Termination or expiration of this Agreement. The Parties shall cooperate with one another on all public statements, whether written or oral and no matter how disseminated, regarding their contractual relationship as set forth in this Agreement or the performance of their respective obligations under this Agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have executed this SLS Brand Non-Managed License Agreement as of the date first above written.

LICENSOR	LICENSEE

SBE Hotel Licensing, LLC, a California limited liability company	Stockbridge/SBE Holdings, LLC, a Delaware limited liability company

By:	By:

Name:	Name:

Title:	Title:

EXHIBIT A

SLS INTELLECTUAL PROPERTY - TRADEMARKS

Trademark	Application No.	Registration No.
Class 43 – Hotel Services	77217226	3558338
Class 43 (Banquet Services)	77610299	3622975
Class 41 (Pool Services)	77614331	3622982
Class 41 (Exercise Facilities)	77304076	3565605
Class 41 and 43 – Hotel and Nightclub Services	77304120	3683704
Class 43 – Hotel Bar and Restaurant Services	77304164	3565608
Class 43 – Hotel Services	77217247	3558339
Class 43 – Hotel Services	77217198	3558337
Class 43 – Hotel Services	77217183	3616680
Class 43 – Hotel Services	77217155	3623614
Class 44 – Health and spa services	77304098	3565606
Class 45 – Concierge Services	77304137	3565607

Trademark	Application No.	Registration No.
Special Event (Class 41) and Banquet Services (Class 43)	77217260
ALTITUDE	77471103
ALTITUDE AT SLS	77471105
BAR CENTRO	77471268	3607401
BATH	77701338
BODY	77701428	3695681
BODY LOTION BY SLS	77633526
BODY WASH BY SLS	77633317
C CIEL SPA AT SLS (Design Mark)	77637548	3650800
CIEL AT SLS	77473603
CIEL SPA AT SLS	77586644	3664975
CIEL-SPA AT SLS	77586651
CIEL SPA AT SLS	77977312	3665010
CONDITIONER	77/701473
CONDITIONER BY SLS	77633211
FACE	77701616	3695694
FACE WASH BY SLS	77633561
HANDS	77701585	3695692
HAND WASH BY SLS	77636452
JUST AS IT SHOULD BE	77314571
JUST AS IT SHOULD BE	77314507

Trademark	Application No.	Registration No.
JUST AS IT SHOULD BE	77314740
PATISSERIE AT SLS	77351147	3599652
PILLOW PARTICULARS	77312486	3554983
PURE	77312551
ROJO Y BLANCA	77772900
ROJO Y BLANCA AT SLS	77550035	3655788
S.L.S. HOTELS AND RESORTS	78878647
SAAM AT SLS	77535160
SAM AT SLS	77471140
SATAN LOVES SINNERS	77587818
SAVED LITTLE SPACE	77681019
SAVE LOVELY SPACE	77670946
SAVOUR LIFE SIGHTS	77222618
SAVOUR LIFE SLOWLY	77223531
SAVOUR LIFE’S SIGHTS	77223572
SCENTED LUXURY SACHET	77680653
SCORCHED LIPS SATIATED	77680635
SCRIBBLE LITTLE SECRETS	77223510
SCRIBBLE LOVE SONNETS	77587177
SCRUMPTIOUS LITTLE SNACKS	77591705
SECLUDED LITTLE SPOTS	77300501
SECLUDED LITTLE SPOTS	77300478
SECRET LITTLE STASH	77223792
SEDUCTIVE LITTLE SECRETS	77671020
SEE LIFE SIDEWAYS	77637235	3700250
SEE LIFE SIDEWAYS	77222562	3616693
SEE LINGERING SUNSETS	77295125
SEE LOVERS SMILE	77586822
SEEK LIGHT SUSTENANCE	77587258
SEEK LOVELY SENSATIONS	77223806
SEEKING LOST SLEEP	77586810
SEEKING LOST SOLACE	77587352
SEND LAUNDRY SERVICE	77591712
SERIOUSLY LAVISH SUITES	77637211
SERIOUSLY LAVISH SUITES	77223422
SERIOUSLY LOVELY SPACE	77223643
SERIOUSLY LOVELY SPACES	77637255
SERVE LARGE STEAKS	77587748
SEXY LATENIGHT SCENARIOS	77358939
SEXY LATENIGHT SCENARIOS	77351171
SEXY LATENIGHT SENTIMENTS	77379997
SEXY LATENIGHT SENTIMENTS	77358940
SEXY LATENIGHT SENTIMENTS	77351207
SEXY LITTLE SCENARIOS	77223597
SEXY LITTLE SCENARIOS	77443303
SEXY LITTLE SCENARIOS (35 and 41)	77443269
SEXY LITTLE SENTIMENTS	77379976
SEXY LITTLE SENTIMENTS	77271962
SEXY LITTLE SENTIMENTS (35 and 45)	77443349
SEXY LITTLE SENTIMENTS (35 and 41)	77443281
SHADY LITTLE SANCTUARY	77637336
SHADY LITTLE SANCTUARY	77586816
SHAMPOO	77/701491	3695686
SHAMPOO BY SLS	77633278

Trademark	Application No.	Registration No.
SHARE LOVELY SAUVIGNON	77587554
SHARE LOVING SENTIMENT	77587196
SHE LOOKS SPELLBINDING	77587712
SHE LOOKS STUNNED	77587678
SHINY LEATHER SHOES	77637545
SHOES LOVE SHINING	77536659
SHOES LOVE SHINING	77536660
SIGN LETTERS SINCERELY	77222578
SILLY LITTLE SAYINGS	77223550
SINCERE LITTLE SORRY	77670933
SINFULLY LATE SUNDAYS	77223771
SING LIKE SOPRANOS	77587290
SIP LATTE SLOWLY	77587697
SIP LIQUIDS SLOWLY	77778583
SIP LIQUOR SLOWLY	77587227
SLAP LECHEROUS STRANGERS	77591741
SLEEPY LITTLE SIGH	77587326
SLS	77311393	3689950
SLS	77215966
SLS LOGO ONLY	77215934	3616676
SLS AT BEVERLY HILLS	77311376	3677160
SLS BAZAAR	77312588
SLS HOTEL	77311414	3680479
SLS HOTEL AT BEVERLY HILLS	77311335	3573631
SLS HOTELS	77207312	3570468
SLS HOTELS PLUS CHANDELIER DESIGN	77216002	3635912
SLS HOTELS AND RESORTS	78960708
SMALL LITTLE SCRATCH	77680648
SMOOCH LARGE SAILORS	77591695
SO LONG SUCKER	77222603
SO LONG SWEETIE	77637632
SOCIETY’S LATEST SCANDALS	77586835
SOCIETY’S LATEST SCANDAL	77/684256
SOFT LIKE SILK	77586813
SOME LIGHT SNACKS	77300447	3565597
SOME LIKE SHOPPING	77224663
SOME LITTLE SECRETS	77223485
SOME LITTLE SURPRISES	77295072
SOME LOVELY SPA	77671026	3651127
SOME LUXURIOUS SURPRISES	77637341
SOME LUXURIOUS SURPRISES	77295097
SOMEONE’S LINGERING SMILE	77587340
SOMETHING LOVELY’S STARTED	77679323	3651130
SOMETHING LOVELY’S STARTING	77289879	3554948
SOOTHE LONELY STARLETS	77586676
SOOTHING LEISURELY SWIM	77640070
SOOTHING LEISURELY SWIM	77586818
SOULS LARGELY SATISFIED	77585861
SPA LIFE SERENITY – Class 44	77684875

Trademark	Application No.	Registration No.
SPARKLE LIKE SUNSHINE –	77637261
SPARKLE LIKE SUNSHINE – Class 43	77585860
SPECIAL LITTLE SCENT	77223819
SPECIAL LITTLE SOMETHINGS	77670653	3651126
SPECIAL LOVELY SPACES	77300549
SPECIAL LOVELY SPACES	77300529
SPEEDILY LAUNDERED SHIRTS	77591715
SPEEDY L.A. SERVICE	77637346
STAR LIT SOIRÉE	77295147
STAR LIT SOIRÉE	77794576
STARE LONGINGLY SOUTHWARD	77587218
START LISTENING SOON	77591734
START LIVING SLOWLY	77223444	3623634
START LIVING SMART	77375518
START LIVING SMART	77375497
START LIVING SMARTLY	77375574
START LIVING SMARTLY	77375544	3696512
STEAMY LIAISON STARTING	77587377
STROLL LAZILY SOMEWHERE	77587244
STYLISH LINEN SUIT	77587738
SUGARED LITTLE SNACKS	77637343
SUPER LARGE SCOTCH	77591720
SURF LOVELY SITES	77/671530
SWEET LITTLE SURPRISES	77670931
SWEET LITTLE SURRENDER	77675269
SWEET LITTLE SNACKS	77786557
SWEET LITTLE STRAWBERRIES	77591686
SWEETHEARTS LOVINGLY SHARE	77670806
SWIFT LAUNDRY SERVICE	77637370
THE BAZAAR	77312609	3588270
TRES AT SLS	77586622

EXHIBIT A (CONTINUED)

SLS INTELLECTUAL PROPERTY - COPYRIGHTS

NAME OF COPYRIGHT	COPYRIGHT REGISTRATION NO.	COPYRIGHT REGISTRATION DATE
Ciel Spa Logo	VA0001666162	2009
SLS Bell Image	VA0001663650	2008
SLS Monkey Chandelier	VA0001665973	2007
SLS Monkey Bell Logo	VAu000959993	2007
SLS Monkey Dancing Logo	VA0001622951	2007
SLS Monkey Key Logo.	VA0001623858	2007
SLS Monkey Mirror Logo	VAu000960007	2007
SLS Monkey with Cup for Drinking Logo	VA0001622884	2007
SLS Monkey with Magnifying Glass Logo	VA0001622889	2007
SLS Monkey with Ring Logo	VA0001622918	2007
SLS Monkey Fork Logo	VAu000955052	2007
SLS Writing Instrument Image	VA0001650715	2008
SLS Goblet Image	VA0001685934	2008
SLS Monkey Writing Logo	VA0001623856	2007
SLS Mirror Image	VA0001650719	2008
SLS Key Image	VA0001639699	2008
SLS Fork Image	VA0001640494	2008

EXHIBIT B

Insurance

[TO BE INSERTED]

EXHIBIT C

F&B BRAND LICENSE

[Attached]

NON-EXCLUSIVE [HOTEL][FOOD AND BEVERAGE]

LICENSE AGREEMENT

(Affiliate Managed)

This NON-EXCLUSIVE [HOTEL][FOOD AND BEVERAGE] LICENSE AGREEMENT (this “Agreement”) is made and entered into by and between [SBE Hotel Licensing, LLC,] a California limited liability company (“Licensor”), and Stockbridge/SBE Holdings, LLC, a Delaware limited liability company (“Licensee”), on [April 1, 2011] (the “Effective Date”). Licensor and Licensee may be referred to herein collectively as the “Parties” and individually as a “Party”.

RECITALS

WHEREAS, Licensor is the owner of all right, title and interest in and to the trademarks and copyrights for the SLS Hotel® brand (the “Brand”) including without limitation the trademarks (a term that is used herein to include without limitation trademarks for goods, service marks for services and trade names for businesses) and copyrights listed in Exhibit A, as may be supplemented from time-to-time by Licensor upon the written request of Licensor, acting in Licensor’s sole and absolute discretion, upon thirty (30) days’ prior notice to Licensee (collectively, the “SLS Intellectual Property”);

WHEREAS, Licensee desires to use the SLS Intellectual Property in connection with the development of a hotel named the “SLS Las Vegas”, located at 2535 Las Vegas Boulevard South, Las Vegas, Nevada 89109 (the “Hotel”);

WHEREAS, affiliates of both Licensor and Licensee have entered into that certain Third Amended and Restated Limited Liability Agreement dated as of June 20, 2011 (the “JV Agreement”);

WHEREAS, Licensee and an affiliate of Licensor have entered into that certain Amended and Restated Development Management Agreement dated as of April 1, 2011 (the “DMA”); and

WHEREAS, Licensee and an affiliate of Licensor have entered into that certain Amended and Restated Management Agreement relating to the Hotel dated as of April 1, 2011 (the “HMA”).

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.

License

1.1 Grant of License. Upon and subject to the terms and conditions contained herein, effective on the Effective Date, Licensor grants to Licensee a royalty-free, non-exclusive, non-sublicenseable, and non-transferable (except as provided herein) license to use the SLS Intellectual Property for the marketing, operation, and/or management of the Hotel (the “License”). Licensee shall: (a) use the SLS Intellectual Property only in accordance with this Agreement or as expressly set forth in the HMA; (b) not assert or acquire any ownership or other rights in the SLS Intellectual Property other than the License expressly granted in this Agreement or the Transaction Agreements (defined below); (c) not take any action or assist any other person

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or entity in taking any action to contest Licensor’s proprietary interest in the SLS Intellectual Property; and (d) refrain from knowingly undertaking any acts or omissions that infringe upon or tarnish the SLS Intellectual Property. The effectiveness of this License shall be contingent upon continued performance by Licensee of all its obligations under this Agreement and the Transaction Agreements. All rights of Licensee hereunder shall be exercisable by SBEHG Las Vegas I, LLC on Licensee’s behalf.

1.2 Reserved Rights. Nothing in this Agreement shall be construed as conferring upon Licensee by implication, estoppel or otherwise, any rights or license, including without limitation any right or license under intellectual property rights, except for the rights and licenses expressly and unequivocally granted hereunder. All rights in the SLS Intellectual Property other than those specifically granted in this Agreement are reserved by Licensor for its own use and benefit and/or for the benefit of Licensor. Except as expressly set forth herein or in the Transaction Agreements (defined below), nothing in this Agreement shall restrict, impair, limit or otherwise affect Licensor (or any third party authorized by Licensor) from using or exploiting the SLS Intellectual Property in any manner whatsoever.

1.3 Use of License. To the fullest extent permitted by law, neither Licensor nor its affiliates (or any third party authorized by Licensor) shall use or exploit the SLS Intellectual Property within Clark County, Nevada, without the prior written consent of Licensee, except as otherwise expressly set forth herein and in the Transaction Agreements.

2.

Use of Intellectual Property; License Standards

2.1 Standards. Licensee acknowledges and agrees that use of the SLS Intellectual Property by Licensee can have a substantial adverse affect on the reputation of, and goodwill associated with the Brand and SLS Intellectual Property. Licensee acknowledges that strict compliance with the License Standards (as defined below) is necessary to protect and enhance the value of the Brand and SLS Intellectual Property and the associated goodwill. Therefore, Licensee agrees that use of the Brand and SLS Intellectual Property under this Agreement shall at all times be, except to the extent in direct conflict with the HMA, DMA or the JV Agreement (in which case the terms of such agreements shall prevail), in strict accordance with the terms of this Agreement (the “License Standards”). The HMA, the DMA, and the JV Agreement are sometimes referred to herein as the “Transaction Agreements.”

2.2 Ongoing Quality Control and Inspections. For quality control evaluation and monitoring purposes, at Licensor’s request, Licensee shall make available to the Licensor, representative samples of collateral materials and other items using, displaying, embodying, advertising, promoting, commercializing, or otherwise exploiting the Brand or SLS Intellectual Property, and permit Licensor to inspect at mutually convenient dates and time, any premises on which the Brand or SLS Intellectual Property is being used (the “Branded Premises”). Licensor may take photographs and video of the interior and exterior of the Branded Premises and may use such photographs and video for such purposes as advertising, promotional, training, marketing and public relations, without any compensation to Licensee.

2.3 Changes to the SLS Intellectual Property. From time to time and at Licensor’s sole discretion and cost, Licensor may modify all or any part of the SLS Intellectual Property, so long as such modifications are consistent with those required by Licensor for the Brand as a whole; provided, however, Licensee’s implementation of any such modifications shall be subject to the terms and conditions of the Transaction Agreements.

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3.

Intellectual Property Protection

3.1 Rights to SLS Intellectual Property. Licensee acknowledges and agrees: (a) that Licensor is and shall remain the exclusive licensor of all right, title and interest in and to the SLS Intellectual Property and the substantial goodwill associated therewith; (b) that Licensee shall acquire no rights in and to the SLS Intellectual Property or the goodwill associated therewith by virtue of this Agreement and licenses granted hereunder; and (c) that any and all use of the SLS Intellectual Property by Licensee shall inure to the exclusive benefit of Licensor and Licensee in accordance with the terms hereof and the Transaction Agreements.

3.2 Intellectual Property Notices. Subject to the limitations of Sections 5.2.2 and 6.2 of the HMA, Licensee shall strictly adhere to any usage guidelines for the SLS Intellectual Property that Licensor imposes from time to time in its sole and absolute discretion including, without limitation, any guidelines relating to the form and manner in which the SLS Intellectual Property is displayed or embodied, and any guidelines relating to trademark notices, copyright notices, or other proprietary legends or markings.

3.3 Restrictions. Licensee shall not: (a) identify itself as the owner of the SLS Intellectual Property or any right, title or interest therein or on any registration or application for registration thereof, except as a licensee; (b) apply for or maintain the registration of any trademark or copyright relating to the SLS Intellectual Property anywhere in the world; or (c) apply for or maintain the registration of any trademark which is the same as, confusingly similar to, or which incorporates the SLS Intellectual Property, anywhere in the world.

3.4 Infringement. If Licensee learns of any third party trademark which is likely to cause confusion with or dilute the SLS Intellectual Property, Licensee shall promptly notify Licensor in writing with all the necessary particulars known to Licensee. Licensee acknowledges and agrees that ultimately Licensor shall have the right in its sole and absolute discretion to determine what, if any, action to take against the third party including without limitation whether to institute and prosecute any actions or proceedings against the third party. Licensee shall cooperate with and provide assistance to Licensor as reasonably requested in investigating the activities of the third party and in enforcing its rights in the SLS Intellectual Property against the third party, executing, acknowledging and delivering all documents as may be reasonably necessary or desirable to enable Licensor to protect, defend, or register its proprietary interest in any of the SLS Intellectual Property.

3.5 Non-Disclosure of Proprietary Information. Licensee shall not disclose any non-public information and materials relating to Licensor, the business affairs of Licensor or any hotel, resort, restaurant, spa, night club or other similar operation or facility that Licensor owns, leases, operates or franchises other than the Hotel and the operations and facilities therein, including without limitation: (a) proprietary software relating specifically and uniquely to the Brand alone; (b) guest lists and guest history files; (c) operational manuals relating specifically and uniquely to the proprietary instructions, requirements, guidance or policy statements of the Brand alone; (d) material relating to the operation and design standards; and (e) all trade secrets and copyrightable or patentable subject matter developed, acquired or licensed by Licensor in the operation of any hotel, resort, restaurant, spa, night club or other similar operation or similar

3

facility Licensee, leased, operated or franchised by Licensor or any of its affiliates other than the Hotel and the operations and facilities therein (“Licensor Proprietary Information”) other than as required under the Loan Documents (as defined in the JV Agreement) or any future loan agreement, as expressly permitted by the Transaction Agreements, or in connection with the sale of the Hotel. Licensee, at all times during the Term (as defined in Section 5.1 below) of this Agreement and thereafter, shall use all commercially reasonable means to protect the confidentiality of the Licensor Proprietary Information and shall not communicate or make the Licensor Proprietary Information available to, or use it for the benefit of, any unauthorized persons or entities. If Licensee or any of its affiliates receives a request to disclose any Licensor Proprietary Information by subpoena, oral question, interrogatory, request for information or documents, civil investigative demand, order, or similar process from the U.S. Securities and Exchange Commission, the New York or California Attorney General, the Nevada Gaming Commission or any other applicable regulatory agency or governmental authority or from Licensee’s direct or indirect investors, owners or partners, Licensee shall: (i) promptly notify Licensor; (ii) consult with Licensor on the advisability of taking steps to resist or narrow such request; and (iii) if disclosure is required or deemed advisable, cooperate with Licensor in any attempt Licensor may make to obtain an order or other assurance that confidential treatment will be accorded to the matters disclosed. Except as set forth in the Transaction Agreements or required by legal counsel, upon the termination or expiration of this Agreement for any reason whatsoever, Licensee shall promptly, to the extent reasonably practicable, return to Licensor all Licensor Proprietary Information in tangible form that Licensee received from or on behalf of Licensor and shall not retain any copies or extracts therefrom.

4.

Representations and Warranties

4.1 Representations of the Parties. Each of Licensor and Licensee represents as to itself as follows:

4.1.1 It has been duly organized and is validly existing in good standing under the laws of the state of its organization.

4.1.2 It is duly qualified to do business in all jurisdictions which require such qualification to conduct the business to be conducted under this Agreement.

4.1.3 It has the power and authority to enter into and perform its respective obligations created by this Agreement.

4.1.4 This Agreement has been duly authorized by all necessary action on its part and has been duly executed and delivered by it.

4.1.5 Neither the execution and delivery of this Agreement by it, nor compliance by it with any of the provisions hereof, will: (a) violate or conflict with any provision of its organizational documents; (b) violate, alone or with notice or the passage of time, result in the breach or termination of, or otherwise give any contracting party the right to terminate, or declare a default under, the terms of any contract, agreement, understanding or commitment to which it is a party or by which it may be bound; (c) violate any decree, order, injunction, judgment or award against, or binding upon, it; or (d) violate any law relating to it.

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5.

Term and Termination

5.1 Term. Subject to the termination provisions below, the term of this Agreement (the “Term”) shall commence as of the Effective Date and continue until such time as the later of (a) the termination of the HMA other than on account of default by Licensor or its affiliates under [Section 16.1] of the Hotel Management Agreement or (b) the commencement of the [Third-Party Managed License Agreement].

5.2 Right to Terminate. This Agreement may be terminated during its Term or during any renewal terms as follows:

5.2.1 Licensor shall be entitled to terminate this Agreement immediately upon written notice delivered to Licensee if Licensee engages in an intentional material unauthorized use of the SLS Intellectual Property and fails to cure such unauthorized use within forty-five (45) days after receipt of written notice of the unauthorized use.

5.2.2 Licensor shall be entitled to terminate this Agreement upon fifteen (15) days’ notice to Licensee if: (a) a material breach occurs which is of the same nature, and which violates the same provision of this Agreement, as a breach of which Licensor has given Licensee written notice two (2) times within the preceding eighteen (18) months (notwithstanding that Licensee may have subsequently cured any such prior breaches), (b) Licensee willfully and intentionally breaches this Agreement, (c) Licensee breaches a material provision of this Agreement and the breach is not reasonably capable of being cured, or (d) Licensee uses the SLS Intellectual Property in an intentional material violation of the terms of this Agreement that is not cured within fifteen (15) days following notice thereof to Licensee and the Lender (as defined below).

5.2.3 Licensee shall be entitled to terminate this Agreement upon thirty (30) days’ prior written notice to Licensor upon the default or material breach of the Hotel Management Agreement by Licensor or its affiliates.

5.3 Obligations on Termination.

5.3.1 Immediately upon termination or expiration of this Agreement (“Termination”), Licensee shall cease to have any of the rights granted to it under Section 1 above.

5.3.2 Any Termination shall not relieve Licensee from any obligations which accrued prior to the date of Termination.

5.3.3 Licensee shall, upon Termination, take every action and execute all such documents, if any, as may be necessary or appropriate to reflect the termination of any rights acquired by Licensee under this Agreement.

5.3.4 Subject to Section 16.7.8 of the HMA, Licensee shall, upon termination of this Agreement, on its own behalf and on behalf of its members, managers, directors, officers, employees, agents representatives or any other persons or entities with whom they may contract to create materials incorporating the SLS Intellectual Property, to promptly cease the distribution, release and use of such items until the SLS Intellectual Property appearing thereon are deleted or removed.

5

6.

Bankruptcy

6.1 The parties acknowledge and agree that any delay in the decision of a debtor-in-possession or trustee of the bankruptcy estate to assume or reject the Agreement (the “Decision Period”) materially harms Licensor by interfering with their ability to alternatively exploit the rights granted under this Agreement during a Decision Period of uncertain duration. The parties recognize that arranging appropriate alternative exploitation of the Licensed Intellectual Property is a time consuming and expensive process and that it is unreasonable for Licensor to endure a Decision Period of extended uncertainty. Therefore, the parties agree that the Decision Period shall not exceed sixty (60) days.

6.2 Notwithstanding the above, if Licensee commences or becomes the subject of any proceeding under any applicable bankruptcy or insolvency law, or if a court appoints an administrator, receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for Licensee or for a substantial part of its property, Licensee agrees to reimburse Licensor for all of its reasonable attorneys’ fees and litigation expenses, including travel expenses, photocopying expenses, court and deposition transcript expenses, and other court costs and related expenses, which Licensor may incur in protecting its rights under this Agreement.

7.

Assignment

7.1 Assignment. Neither this Agreement nor the license or any other rights granted hereunder may be directly or indirectly assigned, sublicensed, sold, or transferred by Licensee, except in connection with a Permitted Transfer (as defined under the HMA) of the HMA or pursuant to an otherwise permitted action under the Transaction Agreements, and any such attempted assignment, sublicense, sale, or transfer, whether voluntary, by operation of law or otherwise, shall be void and of no force or effect; provided, however, that Licensee may grant a sublicense to SBEHG Las Vegas I, LLC and Licensor. This Agreement shall inure to the benefit of and shall be binding upon the Parties, Licensor’s successors and assigns and Licensee’s permitted successors and assigns. Licensor, on the other hand, may freely assign, upon notice to Licensee both this Agreement and Licensor’s rights, duties, and obligations under this Agreement to another, but only with the prior written consent of Lender (not to be unreasonably withheld, conditioned or delayed), including without limitation an assignment to Licensor or to any other entity controlled by Licensor.

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8.

General Provisions

8.1 Notices. All notices, requests, demands and other communications which may be given or are required to be given under this Agreement shall be in writing, shall be sent by (a) certified mail, with postage prepaid and return receipt requested, (b) overnight receipted courier service, or (c) by facsimile transmission, provided that confirmation of receipt is obtained, and shall be deemed given on the date of delivery if by mail or courier service on a business day and otherwise on the next succeeding business day and on the date of transmission if by facsimile transmission on a business day and otherwise on the next succeeding business day. All notices shall be addressed as set forth below, or to such other address as each Party hereto may from time to time designate by written notice to the other Party as provided herein:

If to Licensor:

SBE Hotel Licensing, LLC

8000 Beverly Blvd.

Los Angeles, CA 90048

Attention: Andrew M. Winograd, General Counsel

with a copy to:

Paul Hastings Janofsky & Walker LLP

515 South Flower Street

Los Angeles, CA 90071

Attention: Rick S. Kirkbride, Esq.

Facsimile: (213) 996-3213

If to Licensee:

Stockbridge/SBE Holdings, LLC

c/o Stockbridge Real Estate Partners II, LLC

4 Embarcadero Center, Suite 3300

San Francisco, CA 94111

Attention: Terrence E. Fancher

Facsimile: (415) 658-3444

with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention:        Thomas Patrick Dore, Jr.

Facsimile:        212-701-5136

8.2 Governing Law. This Agreement has been executed and delivered in, and shall be governed by and construed in accordance with the laws of, the State of California, United States of America, applicable to contracts made and performed in such state and without regard to conflict of laws provisions.

8.3 Resolution of Disputes. Except as otherwise provided herein, each of the Parties hereto (a) consents and submits to the jurisdiction of any federal court of competent jurisdiction located in Los Angeles, California, in any action or proceeding arising out of or relating in any manner to this Agreement, (b) waives any claim that any such state or federal court is an inconvenient forum, (c) irrevocably agrees that any and all actions or proceedings arising out of or relating to this Agreement or the transactions contemplated herein shall be exclusively heard only in such state or federal court. Service of process in any such action or proceeding brought hereunder may be made by faxing and mailing copies of such process to the address of the Parties provided for hereinabove, provided that nothing herein shall affect the right of either Party to serve legal process in any other manner permitted by law. In any action or proceeding between the Parties to resolve a dispute arising under or relating to this Agreement, the prevailing party shall be entitled to recover (in addition to any other relief awarded or granted) its reasonable costs and expenses (including attorneys’ fees) incurred in the proceeding.

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8.4 Equitable Relief. In the event that Licensee violates or threatens to violate any of its covenants herein regarding the SLS Intellectual Property owned by Licensor and licensed to Licensee hereunder, Licensor shall be without an adequate remedy at law and, therefore, Licensee agrees that Licensor shall be entitled to enforce such covenants by preliminary, temporary and/or permanent injunctive or mandatory relief in any court of competent jurisdiction without the necessity of proving damages, without the necessity of posting any bond or other security, and without prejudice to any other rights and remedies which it may have at law or in equity.

8.5 Headings. The headings herein are for convenience of reference only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the terms or provisions hereof.

8.6 Construction. Whenever in this Agreement the context so requires, references to the masculine shall be deemed to include feminine and the neuter, references to the neuter shall be deemed to include the masculine and the feminine, and references to the plural shall be deemed to include the singular and the singular to include the plural. As used in this Agreement, the words “include” and “including,” and all variations thereof, shall not be deemed to be terms of limitation.

8.7 Entire Agreement. This Agreement (including the schedule hereto, which is incorporated herein and made a part of this Agreement) constitutes the entire agreement and understanding of the Parties hereto and terminates and supersedes any and all prior or contemporaneous agreements, arrangements and understandings, both oral and written, express or implied, between the Parties hereto concerning the subject matter of this Agreement.

8.8 Waiver and Amendment. No waiver, amendment, modification or change of any provision of this Agreement shall be effective unless and until made in writing and signed by Licensor and Licensee. No waiver or forbearance by any Party hereto of its right to enforce any provision of this Agreement shall be construed as constituting a continuing waiver or as a waiver in other instances. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of any such rights. No course of conduct or method of doing business shall modify or amend the terms hereof.

8.9 Severability. If any provision of this Agreement shall be determined to be unenforceable to any extent, the remainder of this Agreement shall not be affected and shall continue to be valid and enforceable to the fullest extent permitted by law. If any provision is held invalid as to duration, scope, activity, or subject, such provision shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with applicable law.

8.10 Cooperation. Each Party hereto shall cooperate with the other Party hereto and shall take such further action and shall execute and deliver such further documents as may be necessary or desirable in order to carry out the provisions and purposes of this Agreement.

8.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

8

8.12 Facsimile Signatures. This Agreement shall become binding and enforceable upon a Party at such time as a counterpart has been signed and transmitted either personally or via facsimile to the other Party. In the event of transmittal by facsimile, the signed counterpart shall be deposited in the mail within twenty-four (24) hours thereafter, but the failure to do so shall have no effect on the enforceability of this Agreement.

8.13 Survival of Terms. All terms, conditions, obligations and provisions capable of surviving the termination or expiration of this Agreement, other than any rights or licenses granted to Licensee under Section 1 above, shall so survive.

8.14 Interpretation. Any rule or law or any legal decision that would require the interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived by the Parties. The provisions of this Agreement shall be interpreted in a reasonable manner to give effect to the intent of the Parties hereto.

8.15 Full Execution. This document will neither be a binding agreement, nor constitute a note or memorandum of the material terms of an agreement, until each Party has received a copy executed by duly authorized officers of all the Parties.

8.16 [Insurance. Licensee, at its expense, shall obtain and maintain in full force and effect at all times throughout the Term the types and limits of insurance covering the Hotel enumerated in the HMA and any loan agreement of Licensee with respect to a mortgage of the Hotel, unless otherwise agreed to by Licensor or its affiliates. All insurance policies shall include Licensor as an additional insured thereunder. Licensee’s maintenance of such insurance shall not relieve Licensee of any liability or obligation to Licensor under Section 8.17.]

8.17 Indemnification of Licensor. Licensee hereby indemnifies and holds Licensor and its respective members, managers, directors, officers, employees, agents and representatives harmless from and against any and all liabilities, fines, suits, claims, obligations, damages, penalties, demands, actions, costs and expenses of any kind or nature (collectively, “Claims”) arising out of: (a) the use of the SLS Intellectual Property by Licensee or any of its affiliates or their members, managers, directors, officers, employees, agents or representatives in violation of the terms of this Agreement; (b) Licensee’s breach of any of its obligations under this Agreement; (c) the marketing and operation of the Hotel; or (d) the violation by Licensee or its affiliates or any of their members, managers, directors, officers, employees, agents and representatives of any laws, statutes, ordinances, orders, rules, regulations, permits, licenses, authorizations, directions and requirements of all governmental authorities and public utilities which now or hereafter may be applicable to any portion of the Hotel or the marketing and operation thereof, except to the extent such Claims are caused by the gross negligence or willful misconduct of Licensor or its affiliates.

[Signature Page to Follow]

9

IN WITNESS WHEREOF, the Parties hereto have executed this License Agreement as of the date first above written.

LICENSOR SBE Hotel Licensing, LLC, a [Nevada][1] limited liability company	LICENSEE Stockbridge/SBE Holdings, LLC a Delaware limited liability company

By:	By:

Name:	Name:

Title:	Title:

[1]	Third-party license agreement says Delaware.

10

EXHIBIT A

SLS INTELLECTUAL PROPERTY - TRADEMARKS

Trademark	Application No.	Registration No.
Class 43 – Hotel Services	77217226	3558338
Class 43 (Banquet Services)	77610299	3622975
Class 41 (Pool Services)	77614331	3622982
Class 41 (Exercise Facilities)	77304076	3565605
Class 41 and 43 – Hotel and Nightclub Services	77304120	3683704
Class 43 – Hotel Bar and Restaurant Services	77304164	3565608
Class 43 – Hotel Services	77217247	3558339
Class 43 – Hotel Services	77217198	3558337
Class 43 – Hotel Services	77217183	3616680
Class 43 – Hotel Services	77217155	3623614
Class 44 - Health and spa services	77304098	3565606

Exhibit A

Trademark	Application No.	Registration No.
Class 45 – Concierge Services	77304137	3565607
Special Event (Class 41) and Banquet Services (Class 43)	77217260
ALTITUDE	77471103
ALTITUDE AT SLS	77471105
BAR CENTRO	77471268	3607401
BATH	77701338
BODY	77701428	3695681
BODY LOTION BY SLS	77633526
BODY WASH BY SLS	77633317
C CIEL SPA AT SLS (Design Mark)	77637548	3650800
CIEL AT SLS	77473603
CIEL SPA AT SLS	77586644	3664975
CIEL-SPA AT SLS	77586651
CIEL SPA AT SLS	77977312	3665010
CONDITIONER	77/701473
CONDITIONER BY SLS	77633211
FACE	77701616	3695694
FACE WASH BY SLS	77633561

Exhibit A

Trademark	Application No.	Registration No.
HANDS	77701585	3695692
HAND WASH BY SLS	77636452
JUST AS IT SHOULD BE	77314571
JUST AS IT SHOULD BE	77314507
JUST AS IT SHOULD BE	77314740
PATISSERIE AT SLS	77351147	3599652
PILLOW PARTICULARS	77312486	3554983
PURE	77312551
ROJO Y BLANCA	77772900
ROJO Y BLANCA AT SLS	77550035	3655788
S.L.S. HOTELS AND RESORTS	78878647
SAAM AT SLS	77535160
SAM AT SLS	77471140
SATAN LOVES SINNERS	77587818
SAVED LITTLE SPACE	77681019
SAVE LOVELY SPACE	77670946
SAVOUR LIFE SIGHTS	77222618
SAVOUR LIFE SLOWLY	77223531
SAVOUR LIFE’S SIGHTS	77223572
SCENTED LUXURY SACHET	77680653
SCORCHED LIPS SATIATED	77680635
SCRIBBLE LITTLE SECRETS	77223510
SCRIBBLE LOVE SONNETS	77587177
SCRUMPTIOUS LITTLE SNACKS	77591705
SECLUDED LITTLE SPOTS	77300501
SECLUDED LITTLE SPOTS	77300478
SECRET LITTLE STASH	77223792
SEDUCTIVE LITTLE SECRETS	77671020
SEE LIFE SIDEWAYS	77637235	3700250
SEE LIFE SIDEWAYS	77222562	3616693
SEE LINGERING SUNSETS	77295125
SEE LOVERS SMILE	77586822
SEEK LIGHT SUSTENANCE	77587258
SEEK LOVELY SENSATIONS	77223806
SEEKING LOST SLEEP	77586810
SEEKING LOST SOLACE	77587352
SEND LAUNDRY SERVICE	77591712
SERIOUSLY LAVISH SUITES	77637211
SERIOUSLY LAVISH SUITES	77223422
SERIOUSLY LOVELY SPACE	77223643
SERIOUSLY LOVELY SPACES	77637255
SERVE LARGE STEAKS	77587748
SEXY LATENIGHT SCENARIOS	77358939
SEXY LATENIGHT SCENARIOS	77351171
SEXY LATENIGHT SENTIMENTS	77379997
SEXY LATENIGHT SENTIMENTS	77358940
SEXY LATENIGHT SENTIMENTS	77351207
SEXY LITTLE SCENARIOS	77223597
SEXY LITTLE SCENARIOS	77443303
SEXY LITTLE SCENARIOS (35 and 41)	77443269
SEXY LITTLE SENTIMENTS	77379976
SEXY LITTLE SENTIMENTS	77271962
SEXY LITTLE SENTIMENTS (35 and 45)	77443349
SEXY LITTLE SENTIMENTS (35 and 41)	77443281

Exhibit A

Trademark	Application No.	Registration No.
SHADY LITTLE SANCTUARY	77637336
SHADY LITTLE SANCTUARY	77586816
SHAMPOO	77/701491	3695686
SHAMPOO BY SLS	77633278
SHARE LOVELY SAUVIGNON	77587554
SHARE LOVING SENTIMENT	77587196
SHE LOOKS SPELLBINDING	77587712
SHE LOOKS STUNNED	77587678
SHINY LEATHER SHOES	77637545
SHOES LOVE SHINING	77536659
SHOES LOVE SHINING	77536660
SIGN LETTERS SINCERELY	77222578
SILLY LITTLE SAYINGS	77223550
SINCERE LITTLE SORRY	77670933
SINFULLY LATE SUNDAYS	77223771
SING LIKE SOPRANOS	77587290
SIP LATTE SLOWLY	77587697
SIP LIQUIDS SLOWLY	77778583
SIP LIQUOR SLOWLY	77587227
SLAP LECHEROUS STRANGERS	77591741
SLEEPY LITTLE SIGH	77587326
SLS	77311393	3689950
SLS	77215966
SLS LOGO ONLY	77215934	3616676
SLS AT BEVERLY HILLS	77311376	3677160
SLS BAZAAR	77312588
SLS HOTEL	77311414	3680479
SLS HOTEL AT BEVERLY HILLS	77311335	3573631
SLS HOTELS	77207312	3570468
SLS HOTELS PLUS CHANDELIER DESIGN	77216002	3635912
SLS HOTELS AND RESORTS	78960708
SMALL LITTLE SCRATCH	77680648
SMOOCH LARGE SAILORS	77591695
SO LONG SUCKER	77222603
SO LONG SWEETIE	77637632
SOCIETY’S LATEST SCANDALS	77586835
SOCIETY’S LATEST SCANDAL	77/684256
SOFT LIKE SILK	77586813
SOME LIGHT SNACKS	77300447	3565597
SOME LIKE SHOPPING	77224663
SOME LITTLE SECRETS	77223485
SOME LITTLE SURPRISES	77295072
SOME LOVELY SPA	77671026	3651127
SOME LUXURIOUS SURPRISES	77637341
SOME LUXURIOUS SURPRISES	77295097

Exhibit A

Trademark	Application No.	Registration No.
SOMEONE’S LINGERING SMILE	77587340
SOMETHING LOVELY’S STARTED	77679323	3651130
SOMETHING LOVELY’S STARTING	77289879	3554948
SOOTHE LONELY STARLETS	77586676
SOOTHING LEISURELY SWIM	77640070
SOOTHING LEISURELY SWIM	77586818
SOULS LARGELY SATISFIED	77585861
SPA LIFE SERENITY – Class 44	77684875
SPARKLE LIKE SUNSHINE –	77637261
SPARKLE LIKE SUNSHINE – Class 43	77585860
SPECIAL LITTLE SCENT	77223819
SPECIAL LITTLE SOMETHINGS	77670653	3651126
SPECIAL LOVELY SPACES	77300549
SPECIAL LOVELY SPACES	77300529
SPEEDILY LAUNDERED SHIRTS	77591715
SPEEDY L.A. SERVICE	77637346
STAR LIT SOIRÉE	77295147
STAR LIT SOIRÉE	77794576
STARE LONGINGLY SOUTHWARD	77587218
START LISTENING SOON	77591734
START LIVING SLOWLY	77223444	3623634
START LIVING SMART	77375518
START LIVING SMART	77375497
START LIVING SMARTLY	77375574
START LIVING SMARTLY	77375544	3696512
STEAMY LIAISON STARTING	77587377
STROLL LAZILY SOMEWHERE	77587244
STYLISH LINEN SUIT	77587738
SUGARED LITTLE SNACKS	77637343
SUPER LARGE SCOTCH	77591720
SURF LOVELY SITES	77/671530
SWEET LITTLE SURPRISES	77670931
SWEET LITTLE SURRENDER	77675269
SWEET LITTLE SNACKS	77786557
SWEET LITTLE STRAWBERRIES	77591686
SWEETHEARTS LOVINGLY SHARE	77670806
SWIFT LAUNDRY SERVICE	77637370
THE BAZAAR	77312609	3588270
TRES AT SLS	77586622

Exhibit A

EXHIBIT A (CONTINUED)

SLS INTELLECTUAL PROPERTY - COPYRIGHTS

NAME OF COPYRIGHT	COPYRIGHT REGISTRATION NO.	COPYRIGHT REGISTRATION DATE
Ciel Spa Logo	VA0001666162	2009
SLS Bell Image	VA0001663650	2008
SLS Monkey Chandelier	VA0001665973	2007
SLS Monkey Bell Logo	VAu000959993	2007
SLS Monkey Dancing Logo	VA0001622951	2007
SLS Monkey Key Logo.	VA0001623858	2007
SLS Monkey Mirror Logo	VAu000960007	2007
SLS Monkey with Cup for Drinking Logo	VA0001622884	2007
SLS Monkey with Magnifying Glass Logo	VA0001622889	2007
SLS Monkey with Ring Logo	VA0001622918	2007
SLS Monkey Fork Logo	VAu000955052	2007
SLS Writing Instrument Image	VA0001650715	2008
SLS Goblet Image	VA0001685934	2008
SLS Monkey Writing Logo	VA0001623856	2007
SLS Mirror Image	VA0001650719	2008
SLS Key Image	VA0001639699	2008
SLS Fork Image	VA0001640494	2008

Exhibit A

EXHIBIT D

OPERATOR’S PROJECTED GOP AND OPERATOR’S PROJECTED NET

OPERATING INCOME

[Attached]

SLS Las Vegas

OPERATOR’S PROJECTED GOP AND OPERATOR’S PROJECTED NET OPERATING INCOME

($ in Millions)

	2014		2015		2016		2017		2018		2019
Revenue
* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *
* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *
* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *
* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *
* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *
* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *
* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *
* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *

Gross Revenue	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *
* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *

Net Revenue	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *

Departmental Expenses
* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *
* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *
* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *
* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *
* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *
* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *
* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *
* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *

Total Departmental Expenses	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *

Departmental Profit	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *
* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *
* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *
* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *
* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *
* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *

Gross Operating Profit	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *

Fixed Charges
* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *
* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *

Management Fees
* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *
* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *

EBITDA	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *

Reserves
* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *

Net Operating Income	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *

Incentive Fee Calculation

	2014 * * *	2015	2016	2017	2018	2019	Totals

* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *

* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *

* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *

Incentive Management Fee (Amount):	* * *	* * *	* * *	* * *	* * *	* * *	* * *

Total Management Fee (Amount):
* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *
* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *

* * *	* * *	* * *	* * *	* * *	* * *	* * *	* * *

IMF Assumptions:	2014 * * *	2015	2016	2017	2018	2019
* * *	* * *	* * *	* * *	* * *	* * *	* * *
* * *	* * *	* * *	* * *	* * *	* * *	* * *
* * *	* * *	* * *
* * *			* * *	* * *	* * *	* * *

* * *	* * *	* * *	* * *	* * *	* * *	* * *
* * *	* * *	* * *	* * *	* * *	* * *	* * *

EXHIBIT E

CERTIFICATION OF OPENING DATE

[DATE]

[NAME]

[ADDRESS]

[ADDRESS]

[ADDRESS]

[FACSIMILE NUMBER]

[ATTENTION:                    ]

Re: Establishment and Certification of the Opening Date for the [SLS Las Vegas] (“Business”)

Dear Sirs:

Reference is made to that certain Second Amended and Restated Hotel Management Agreement dated                  , 20     (the “Management Agreement”) between SBEHG Las Vegas I, LLC, as Operator, and STOCKBRIDGE/SBE HOLDINGS, LLC, as Owner. All terms, conditions and restrictions used and not otherwise defined herein have the meanings set forth in the Management Agreement.

The purpose of this letter is to establish and certify, pursuant to the definition of the term “Opening Date” set forth in Exhibit A to the Management Agreement, that                  , 20     is the “Opening Date”, the date on which the Business reopens for business to the general public.

Sincerely yours,

[NAME]

for [COMPANY NAME]

EXHIBIT F

LETTER DATED OCTOBER 15, 2009

FROM THE DEPARTMENT OF BUSINESS LICENSE, CLARK COUNTY

[Attached]

Department of Business License

JACQUELINE R. HOLLOWAY

DIRECTOR

500 SOUTH GRAND CENTRAL PKY, 3RD FLOOR P.O. BOX 551810 LAS VEGAS, NEVADA 89155-1810 (702) 455-4252 (800) 328-4813 FAX (702) 386-2168 http://www.co.clark.ny.us/business_license

October 15, 2009

Nightclub Owners, Managers, Key Employees and Security Officers

RE: Compliance with Clark County Code for Protection of Patrons

Dear Licensees, Owners, Managers, Key Employees and Security Personnel:

The Department of Business License is increasingly aware that some nightclubs operating within our jurisdiction have placed the health and safety of patrons at risk due to a lack of vigilant compliance with Clark County Code (“CCC”) provisions pertaining to liquor service. We write to advise you that the Department is committed to fostering safe venues for Clark County citizens and tourists; to remind you of the pertinent provisions of CCC under which your privileged license is granted; and to encourage you to communicate directly with Business License staff when you have any questions or concerns related to your nightclub operations.

Pursuant to CCC 8.20.475:

It is the responsibility of the licensee to keep himself informed of the content of all liquor ordinances, and comply therewith, and ignorance thereof will not excuse violations.

Notwithstanding your obligations under CCC 8.20.475, we have attached copies of CCC 8.20.020.237 Nightclub, 8.20.020.240 Nudity, 8.20.055 Alcohol education cards, 8.20.340, Unlawful to serve minors, 8.20.465, Duties of licensee, and 8.20.570 Grounds for disciplinary action to draw your attention to the specific requirements related to nightclub operations and your responsibilities as nightclub owners and operators.

Specifically, we expect that nightclub owners and operators will take every measure available to prevent service of alcohol to minors and over inebriation of all patrons because intoxication places nightclub patrons, casino patrons and the driving public at severe risk for injuries, crimes against persons, and vehicular injury and death. In addition, we believe that the incidents of lewd activity and nudity in nightclubs contributes to crimes of sexual assault and battery against patrons that occurs both within the nightclubs, resort hotel parking areas and restrooms. Therefore, we expect that you will prohibit the use of dance poles, platfonns, dance cages and stages by patrons. The professional dancers employed by the nightclub should only access these areas. Further, we expect that patrons will only have access to public spaces and prohibited from entering areas including, but not limited to, kitchens, security areas and offices.

BOARD OF COUNTY COMMISSIONERS

RORY REID, Chairman • SUSAN BRAGER, Vice-Chair

LARRY BROWN • TOM COLLINS • CHRIS GIUNCHIGLIANI • STEVE SISOLAK • LAWRENCE WEEKLY

VIRGINIA VALENTINE, P.E., County Manager

Finally, but of equal importance is your duty to cooperate with Department agents, State Gaming Control agents and members of the Las Vegas Metropolitan Police Department. Stalling or obstructing access to the nightclub by State Gaming Control and Department agents and Metro officers will not be tolerated and any failure to respond to agents’ or Metro officers’ inquiries efficiently and expeditiously could result in a civil penalty carrying monetary penalties.

Within the next month, the Department will be scheduling meetings with nightclub management, representatives and security personnel at each of the resort properties to discuss the requirements and responsibilities of the privileged liquor license under which you operate. In the meantime, we encourage you to contact the Department with any questions or concerns that you may have regarding your operations. Supervising Special Agent Gary Torgerson oversees nightclub enforcement and will be able to answer your questions and advise you as necessary. He can be reached at (702) 455-4434.

We believe that the nightclub industry is a vital component of the tourism and entertainment sectors of the Las Vegas business community. We look forward to working with you to ensure that Las Vegas nightclubs deliver world-class entertainment at the highest standards for public safety.

Sincerely,

Jacqueline R. Holloway
Director

cc:	Clark County Board of Commissioners
Virginia Valentine, County Manager
Phil Rosenquist, Assistant County Manager

Nevada Gaming Control Board

Las Vegas Metropolitan Police Department

BOARD OF COUNTY COMMISSIONERS

RORY REID, Chairman • CHIP MAXFIELD, Vice-Chair

SUSAN BRAGER • TOM COLLINS • CHRIS GIUNCHIGLIANI • LAWRENCE WEEKLY • BRUCE L WOODBURY

VIRGINIA VALENTINE, P.E., County Manager

EXHIBIT G

MEMORANDUM DATED FEBRUARY 7, 2006

FROM THE NEVADA STATE GAMING CONTROL BOARD

[Attached]

KENNY C. GUINN Governor	STATE OF NEVADA GAMING CONTROL BOARD

1919 E. College Parkway, P.O. Box 8003, Carson City, Nevada 89702

555 E. Washington Ave., Suite 2600, Las Vegas, Nevada 89101

3650 South Pointe Cir., P.O. Box 31109, Laughlin, Nevada 89028

557 W. Silver St., Suite 207, Elko, Nevada 89801

6980 Sierra Center Parkway, Suite 120, Reno,

Nevada 89511

DENNIS K. NEILANDER, Chairman BOBBY L. SILLER, Member MARK A. CLAYTON, Member

MEMORANDUM

DATE:	February 7, 2006

TO:	ALL NONRESTRICTED LICENSEES AND INTERESTED PERSONS

FROM:	STATE GAMING CONTROL BOARD

SUBJECT:	Nightclub Activities and Entertainment Selection

Recent and recurring events at nightclubs located on or within the property of gaming licensees continue to be a concern to the Gaming Control Board. Of particular concern to the board are incidences of excessive inebriation, drug distribution and abuse, violence, the involvement of minors, and the handling of those individuals who become incapacitated while at the club.

Additionally, the board has received a letter of concern from Sheriff Bill Young of the Las Vegas Metropolitan Police Department addressing the issue of booking certain types of entertainment into licensed properties. Specifically, there have been numerous incidents of violence before, during and after several “gangster rap” concerts, not just in Las Vegas, but nationally as well. The Las Vegas Metropolitan Police Department considers these events as serious threats to the community.

The Board recently conducted interviews with licensees/owners/operators of most of the nightclubs located within licensed locations in Clark County. While most clubs appear to have adequate policies and sufficient security, situations which have the potential to bring discredit to the State and act as a detriment to the development of the gaming industry continue to occur.

THEREFORE, be advised that regardless of ownership, the board will hold the licensee accountable for any regulatory violations that occur within or outside a night club located on the property of the licensee. The board will also expect the licensee to perform appropriate due diligence to determine that nightclub owners/operators are suitable. In addition, the board expects that same level of due diligence in determining suitability of entertainment brought onto a licensed property, and will similarly hold the licensee accountable for incidents occurring as a result of entertainment the licensee knew or should have known would likely cause such incidents.

DKN:JM:dl

EXHIBIT H

MEMORANDUM DATED APRIL 9, 2009

FROM THE NEVADA STATE GAMING CONTROL BOARD

[Attached]

JIM GIBBONS Governor	STATE OF NEVADA GAMING CONTROL BOARD

1919 College Parkway, P.O. Box 8003, Carson City, Nevada 89702

555 E. Washington Ave., Suite 2600, Las Vegas,

Nevada 89101

3650 S. Pointe Circle, Suite 203, P.O. Box 31109, Laughlin, Nevada 89028

557 W. Silver St., Suite 207, Elko, Nevada 89801

6980 Sierra Center Parkway, Suite 120, Reno,

Nevada 89511

750 Pilot Road, Suite H, Las Vegas, Nevada 89119

DENNIS K. NEILANDER, Chairman RANDALL E. SAYRE, Member MARK A. LIPPARELLI, Member

April 9, 2009	Carson City
(775) 684-7740
Fax: (775) 687-8221

TO:	ALL NONRESTRICTED LICENSEES AND INTERESTED PARTIES

RE:	NIGHTCLUBS, ULTRA LOUNGES, EUROPEAN POOLS AND SIMILAR VENUES

In view of complaints received by the Gaming Control Board related to nightclubs, ultra lounges, European pools and similar venues, and several incidents wherein a few licensees were found to be indifferent to the conduct or welfare of patrons, it has become necessary to remind licensees of their responsibilities with regard to these venues.

Some of the issues related to the aforementioned venues that have surfaced over the last few years include: excessive inebriation; drug distribution and abuse; violence; overt sexual acts in public areas; acts deemed lewd, indecent or obscene; presence of minors; mishandling of incapacitated individuals (“dumping”); date rape, extortion/misquoting of service charges; restricted access by law enforcement; lack of coordination with licensee security; and prostitution.

I realize that licensee ownership and operational involvement vary by venue, as do the types of operations/businesses on a licensee’s property. However, whether venues are licensee owned and operated, licensee owned and subcontractor operated, lessee owned and operated, lessee owned and third party operated or any other variation of joint venture owned or operated, it is the Nevada gaming licensees’ responsibility to ensure operations conducted within the boundaries of their property are run in accordance with all laws and regulations and in a manner that does not reflect badly on the State of Nevada or its gaming industry.

If you have not done so already, it would be wise to thoroughly assess your nightclub and other similar operations. Specific areas of consideration may include:

•	Policies, procedures and internal controls

•	Venue security cooperation/coordination with casino security and law enforcement

•	General business practices

•	Accounting practices (audit procedures)

•	Minor issues

•	Handling inebriated/incapacitated patrons (“dumping”)

•	Illegal drug use and distribution

•	Prostitution

•	Employee due diligence

Nightclubs, Ultra Lounges, European Pools and Similar Venues Page 2

The following steps (already adopted by some progressive licensees) will aid in assessing your nightclub and similar operations:

•	Visit/shop locations as typical customers

•	Interview employees

•	Review websites associated with operations on your properties and utilize (purchase front-of-line admission and table service) the websites to see if they are legitimate

•	Compare tickets sold through external sites with internal records

•	Evaluate door, cash bank check in/check out, tip pooling and distribution procedures

•	Interview management as to their policies and procedures regarding the handling of: incapacitated patrons, minors, illegal drugs, prostitution; club access for law enforcement; and coordination with casino security

•	From payroll records, compare tips reported to existing compliance agreements

No matter what the ownership and operational circumstances are, business and criminal conduct as described above reflect poorly on Nevada gaming licensees and the State in general. In conclusion, indifference to illegal acts or unsuitable business practices within your properties’ nightclubs or similar establishments will not be tolerated and may be considered an unsuitable method of operation. Please be proactive and take the appropriate steps to ensure the well being of your patrons, avoid damaging the reputation of the State and its gaming industry and steer clear of potential disciplinary measures.

Sincerely,

Randall E. Sayre
Member

RES/KB:at

cc:	Dennis K. Neilander, Chairman
Mark A. Lipparelli, Member
Peter Bernhard, Chairman, Nevada Gaming Commission
Audit Division
Enforcement Division
Investigations Division
Tax and License Division
Records and Research Services

EXHIBIT I

NOTICE DATED MARCH 21, 2013

FROM THE NEVADA STATE GAMING CONTROL BOARD

[Attached]

BRIAN SANDOVAL Governor

STATE OF NEVADA

GAMING CONTROL BOARD

1919 College Parkway, P.O. Box 8003, Carson City, Nevada 89702

555 E. Washington Avenue, Suite 2600, Las Vegas, Nevada 89101

3650 S. Pointe Circle, Suite 203, P.O. Box 31109, Laughlin, Nevada 89028

557 W. Silver Street, Suite 207, Elko, Nevada 89801

9790 Gateway Drive, Suite 100, Reno, Nevada 89521

750 Pilot Road, Suite H, Las Vegas, Nevada 89119

A.G. BURNETT, Chairman SHAWN R. REID, Member TERRY JOHNSON, Member

NOTICE TO LICENSEES

Notice #2013-22	Issuing Division: Enforcement

DATE:	MARCH 21, 2013

TO:	ALL NONRESTRICTED LICENSEES AND INTERESTED PARTIES

FROM:	THE GAMING CONTROL BOARD AND THE LAS VEGAS METROPOLITAN POLICE DEPARTMENT

RE:	NIGHTCLUBS, DAY CLUBS, PARTY POOLS, ULTRA LOUNGES, AND SIMILAR VENUES

The Gaming Control Board continues to be concerned with activities occurring at or in connection with nightclubs, party pools, ultra lounges, day clubs and similar or associated events at venues on the property of gaming licensees. The Gaming Control Board (Board), in partnership with the Las Vegas Metropolitan Police Department (Metro), as well as other law enforcement jurisdictions statewide, continues to have an ongoing interest in the activities occurring at these venues. In view of recent events and with the approach of the summer season, we believe a review of our concern is appropriate.

As in the past, areas of concern include drug distribution/abuse, sexual assault, theft, violence (fights, aggravated assaults, etc), prostitution, nudity, and the presence of minors. While we recognize that it is sometimes difficult to control the activities of patrons, our investigative efforts in the recent past have focused on the overall policies of the venue and on the action(s) of its employees. Recent investigations have not only shown a lack of enforcement effort to curtail criminal activity on the part of patrons, but that venue staff have played an active role in condoning and/or facilitating the criminal activity. This type of activity on the part of those who are supposed to be responsible for the protection of both the guests and the property will not be tolerated.

Many licensees have made significant progress in policy development and venue protection and we applaud those efforts, but the incidents described above cannot be ignored, as they reflect poorly on the venue, the licensee, the jurisdiction and the State of Nevada. The Board, Metro and our other law enforcement partners will continue to investigate complaints relative to criminal activities, misquoting of fees, admission of and service to minors, and the handling of incapacitated patrons. We will also actively conduct ongoing covert investigations in those venues where concerns continue to arise in order to ensure a safe environment for patrons.

Notice #2013-22 Page 2

In addition, please be reminded that the licensee will be held responsible for the actions occurring on its premises regardless of the association or contractual agreements between the licensee and a lessee or third part operator/manager.

As in the past, the Board, Metro and other agencies are willing to work with you to ensure the safety of all visitors and guests at these exceptional venues. Questions or requests regarding these issues can be made directly to Las Vegas Metropolitan Police Lieutenant Roxanne McDaris, 702 808-5083, Senior Agent Phillip Pedote, 702 486-2020 (Las Vegas) or, in northern Nevada, Supervisor David Andrews, 775 823-7250.

Sincerely,

A.G. Burnett	Douglas C. Gillespie
Chairman	Sheriff
Gaming Control Board	Las Vegas Metropolitan Police Department

SCHEDULE 1

THIRD PERSON CONCEPT DISTRIBUTIONS

Katsuya

Payments to Katsuya Uechi as follows:

Consulting Fee – $* * * per month beginning with the training of the kitchen staff for the restaurant.

Merchandising Fee – * * *% of * * * from sale of merchandise attributable to the restaurant.

Reimbursement of Expenses – Reimbursement of reasonable expenses in connection with the performance of services related to the restaurant.

***

***:

***

Think Food Group

Payments to Jose Andres (doing business as Think Food Group and JA Hotel Development, LLC) pursuant to the Consulting and License Agreement dated December 21, 2012 and such other terms as agreed among Owner, Operator, and JA Hotel Development, LLC.

Note: This Schedule 1 may be updated by Operator from time to time for new Third Person Concept Distributions, subject to approval by Owner (which shall not be unreasonably withheld, conditioned or delayed).